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Filed Pursuant to Rule 424(b)(5)
Registration Number 333-157760
Registration Number 333-157760-03

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 13, 2009)

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
$280,000,000
8 5/8% Senior Notes due 2020

Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. are offering $280,000,000 aggregate principal amount of 8 5/8% senior unsecured notes due 2020 (the "Notes"). The Notes will mature on June 15, 2020.

Interest on the Notes will accrue from April 13, 2010 and we will pay interest twice a year, beginning on June 15, 2010.

We cannot redeem the Notes before June 15, 2015. On and after that date, we may redeem them at certain specified prices. However, on or before June 15, 2013, we can redeem up to 35% of the original principal amount of the Notes at 108.625% of their aggregate principal amount, plus interest, with money we raise in certain public equity offerings.

If we experience certain changes of control, holders will have the right to require us to repurchase the Notes under the terms set forth herein.

The Notes will be unsecured and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness and will be structurally subordinated to all other existing and future indebtedness and other obligations of any of our subsidiaries, including Ferrellgas, L.P., our operating partnership.

Concurrently with this offering of Notes, we will commence a cash tender offer to purchase any and all of our outstanding 8.75% senior notes due 2012. As soon as practicable after the completion of the tender offer, we intend to redeem any 8.75% senior notes that remain outstanding. The closing of this offering of Notes is not contingent on the consummation of the tender offer or the purchase of any of our outstanding notes in connection therewith.

The Notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 thereafter.

Investing in the Notes involves risks. See "Risk Factors" beginning on page S-11 of this prospectus supplement and "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended July 31, 2009.

	Per Note	Total
Initial price to public(1)	100.00%	$280,000,000
Underwriting discounts and commissions	2.00%	$5,600,000
Proceeds, before expenses, to us	98.00%	$274,400,000

(1)
Plus accrued interest from April 13, 2010, if settlement occurs after that date.

None of the Securities Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We expect delivery of the Notes will be made to investors in book-entry form through The Depository Trust Company on or about April 13, 2010.

Joint Book Running Managers
Wells Fargo Securities	BofA Merrill Lynch	J.P. Morgan

Co-managers
Barclays Capital	BNP PARIBAS	Fifth Third Securities, Inc.
PNC Capital Markets LLC	SOCIETE GENERALE	US Bancorp

The date of this prospectus supplement is March 31, 2010.

You may rely on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor any of the underwriters have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus. When you make a decision about whether to invest in the Notes, you should not rely upon any information other than the information in this prospectus supplement and the accompanying prospectus. Neither the delivery of this prospectus supplement and the accompanying prospectus nor sale of the Notes means that information contained in this prospectus supplement and the accompanying prospectus is correct after the respective dates of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy these Notes in any circumstances under which the offer of solicitation is unlawful.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

          You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying base prospectus and the documents we have incorporated by reference include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They often use or are preceded by words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," "will," or the negative of those terms or other variations of them or comparable terminology. These statements often discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future and are based upon the beliefs and assumptions of our management and on the information currently available to them. In particular, statements, express or implied, concerning our future operating results or our ability to generate sales, income or cash flow are forward-looking statements.

          Forward-looking statements are not guarantees of future performance. You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. Many of the factors that will affect our future results are beyond our ability to control or predict.

          Some of our forward-looking statements include the following:

  •
  whether we will have sufficient funds to meet our obligations, including any obligations under the notes offered by this prospectus; and

  •
  whether we will continue to meet all of the quarterly financial tests required by the agreements governing our indebtedness.

          For a more detailed description of these particular forward-looking statements and for other factors that may affect any forward-looking statements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2009 and January 31, 2010.

          When considering any forward-looking statement, you should also keep in mind the risk factors described under the section entitled "Risk Factors" in this prospectus and in our Annual Report on

S-ii

Form 10-K for the fiscal year ended July 31, 2009, which is incorporated by reference in this prospectus. See "Where You Can Find More Information." Any of these risks could impair our business, financial condition or results of operation. Any such impairment may affect our ability to make distributions or pay interest on the principal of any of our debt securities, including the notes offered hereby. We do not undertake any obligation to update any forward-looking statements after distribution of this prospectus.

          In addition, the classification of Ferrellgas Partners, L.P. and Ferrellgas, L.P. as partnerships for federal income tax purposes means that Ferrellgas Partners, L.P. and Ferrellgas, L.P. do not generally pay federal income taxes. They do, however, pay taxes on the income of their subsidiaries that are corporations. Ferrellgas Partners, L.P. and Ferrellgas, L.P. rely on a legal opinion from their counsel, and not a ruling from the Internal Revenue Service, as to their proper classification for federal income tax purposes. See "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2009, which is incorporated by reference in this prospectus.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

          This summary may not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying base prospectus and the other information we have incorporated by reference to understand fully the terms of the notes being offered hereunder, as well as the other considerations that may be important to you in determining whether an investment in the notes is appropriate for you. You should pay special attention to "Risk Factors" beginning on page S-11 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 to determine whether an investment in the notes is appropriate for you. See "Where You Can Find More Information." Our fiscal year end is July 31.

          For purposes of this prospectus supplement and the accompanying base prospectus, unless otherwise indicated or the context otherwise requires, when we refer to "us," "we," "our," or "ours," we describe Ferrellgas Partners, L.P. together with its subsidiaries, including Ferrellgas Partners Finance Corp. and Ferrellgas, L.P., its operating partnership. References to our "general partner" refer to Ferrellgas, Inc.

Ferrellgas Partners, L.P.

Our Business

          We are a leading distributor of propane and related equipment and supplies to customers primarily in the United States and conduct our business as a single reportable operating segment. We believe that we are the second largest retail marketer of propane in the United States, and the largest national provider of propane by portable tank exchange, as measured by our propane sales volumes in fiscal 2009.

          We serve approximately one million residential, industrial/commercial, portable tank exchange, agricultural, wholesale and other customers in all 50 states, the District of Columbia and Puerto Rico. Our operations primarily include the distribution and sale of propane and related equipment and supplies with concentrations in the Midwest, Southeast, Southwest and Northwest regions of the United States. Our propane distribution business consists principally of transporting propane purchased from third parties to propane distribution locations and then to tanks on customers' premises or to portable propane tanks delivered to nationwide and local retailers. Our portable tank exchange operations, nationally branded under the name Blue Rhino, are conducted through a network of independent and partnership-owned distribution outlets. Our market areas for our residential and agricultural customers are generally rural, but also include urban areas for industrial applications. Our market area for our industrial/commercial and portable tank exchange customers is generally urban.

          In the residential and industrial/commercial markets, propane is primarily used for space heating, water heating, cooking and other propane fueled appliances. In the portable tank exchange market, propane is used primarily for outdoor cooking using gas grills. In the agricultural market, propane is primarily used for crop drying, space heating, irrigation and weed control. In addition, propane is used for a variety of industrial applications, including as an engine fuel which is burned in internal combustion engines that power vehicles and forklifts, and as a heating or energy source in manufacturing and drying processes.

Our Operations

          Our propane distribution business consists principally of transporting propane purchased from third parties to our propane distribution locations and then to tanks on customers' premises and to portable propane tanks. We also distribute bulk propane to wholesale customers. Our market areas for our residential and agricultural customers are generally rural, but also include urban areas for industrial applications. Our market area for our industrial/commercial and portable tank exchange customers is generally urban; however, our portable tank exchange customer base continues to grow in both urban and rural areas. We utilize marketing programs targeting both new and existing customers by emphasizing:

  •
  our efficiency in delivering propane to customers;

  •
  our employee training and safety programs;

  •
  our enhanced customer service, facilitated by our technology platform and our 24 hours a day, seven days a week retail customer call support capabilities; and

  •
  our national distributor network for our commercial and portable tank exchange customers.

          The distribution of propane to residential customers generally involves large numbers of small volume deliveries. Our retail deliveries of propane are typically transported from our retail propane distribution locations to our customers by our fleet of bulk delivery trucks, which are generally fitted with a 3,000 gallon tank. Propane storage tanks located on our customers' premises are then filled from these bulk delivery trucks. We also deliver propane to our industrial/commercial and portable tank exchange customers using our fleet of portable tank and portable tank exchange delivery trucks, truck tractors and portable tank exchange delivery trailers.

          A substantial majority of our gross margin from propane and other gas liquids sales is derived from the distribution and sale of propane and related risk management activities, and is derived primarily from five customer groups:

  •
  residential;

  •
  industrial/commercial;

  •
  portable tank exchange;

  •
  agricultural;

  •
  wholesale; and

  •
  other.

          Our gross margin from the distribution of propane is primarily based on the cents-per-gallon difference between the sales price we charge our customers and our costs to purchase and deliver propane to our propane distribution locations. Our residential and portable tank exchange customers typically provide us a greater cents-per-gallon margin than our industrial/commercial, agricultural, wholesale and other customers. We track "Propane sales volumes," "Revenues — Propane and other gas liquids sales" and "Gross Margin — Propane and other gas liquids sales" by customer; however, we are not able to specifically allocate operating and other costs in a manner that would determine their specific profitability with a high degree of accuracy. The wholesale propane price per gallon is subject to various market conditions and may fluctuate based on changes in demand, supply and other energy commodity prices, primarily crude oil and natural gas, as propane prices tend to correlate with the fluctuations of these underlying commodities.

          A majority of our residential customers rent their storage tanks from their distributors. Approximately 65% of our residential customers rent their tanks from us. Our rental terms and the fire safety regulations in some states require rented bulk tanks to be filled only by the propane supplier owning the tank. The cost and inconvenience of switching bulk tanks helps minimize a customer's tendency to switch suppliers of propane on the basis of minor variations in price, helping us minimize customer loss.

          In addition, we generally lease tanks to independent distributors involved with our delivery of propane by portable tank exchange operations. Our owned and independent distributors provide portable tank exchange customers with a national delivery presence that is generally not available from our competitors.

          Some of our propane distribution locations also conduct the retail sale of propane appliances and related parts and fittings, as well as other retail propane related services and consumer products. We also sell gas grills, patio heaters, fireplace and garden accessories, mosquito traps and other outdoor products through Blue Rhino Global Sourcing, Inc.

Business strategy

Expand our operations through disciplined acquisitions and internal growth.

          We expect to continue the expansion of our propane customer base through the acquisition of other propane distributors. We intend to concentrate on acquisition activities in geographical areas within or adjacent to our existing operating areas, and on a selected basis in areas that broaden our geographic coverage. We also intend to focus on acquisitions that can be efficiently combined with our existing propane operations to provide an attractive return on investment after taking into account the economies of scale and cost savings we anticipate will result from those combinations. Our goal is to improve the operations and profitability of the businesses we acquire by integrating them into our established national organization and leveraging our technology platforms to help reduce costs and enhance customer service. We believe that our enhanced operational synergies, improved customer service and ability to better track the financial performance of acquired operations provide us a distinct competitive advantage and better analysis as we consider future acquisition opportunities.

          We believe that we are positioned to successfully compete for growth opportunities within our existing operating regions. Our efforts will be focused on adding density to our existing customer base, providing propane and complementary services to national accounts and other product offerings to existing customer relationships. We also intend to continue expanding our propane distribution operations in fiscal 2010 into several areas to which we have not historically provided propane service. This continued expansion will give us new growth opportunities by leveraging the capabilities of our operating platforms.

Capitalize on our national presence and economies of scale.

          We believe our national presence of 996 propane distribution locations in the United States as of July 31, 2009 gives us advantages over our smaller competitors. These advantages include economies of scale in areas such as:

  •
  product procurement;

  •
  transportation;

  •
  fleet purchases;

  •
  propane customer administration; and

  •
  general administration.

          We believe that our national presence allows us to be one of the few propane distributors that can competitively serve commercial and portable tank exchange customers on a nationwide basis, including the ability to serve such propane customers through leading home-improvement centers, mass merchants and hardware, grocery and convenience stores. In addition, we believe that our national presence provides us opportunities to make acquisitions of other propane distribution companies whose operations overlap with ours, providing economies of scale and significant cost savings in these markets.

          We also believe that investments in technology similar to ours require both a large scale and a national presence, in order to generate sustainable operational savings to produce a sufficient return on investment. For this reason, we believe our technology platforms provide us with an on-going competitive advantage.

Maximize operating efficiencies through utilization of our technology platform.

          We believe our significant investments in technology give us a competitive advantage to operate more efficiently and effectively at a lower cost compared to most of our competitors. We do not believe that many of our competitors will be able to justify similar investments in the near term. Our technology advantage has resulted from significant investments made in our retail propane distribution operating platform together with our state-of-the-art tank exchange operating platform.

          Our technology platform allows us to efficiently route and schedule our customer deliveries, customer administration and operational workflow for the retail sale and delivery of bulk propane. Our service centers are staffed to provide oversight and management to multiple distribution locations, referred to as service units. Currently we operate a retail distribution network using a structure of 131 service centers and 844 service units. The service unit locations utilize hand-held computers and satellite technology to communicate with management personnel who are typically located at the associated service center. We believe this structure and our technology platform allow us to more efficiently route and schedule customer deliveries and significantly reduce the need for daily on-site management.

          The efficiencies gained from operating our technology platform allow us to consolidate our management teams at fewer locations, quickly adjust the sales prices to our customers and manage our personnel and vehicle costs more effectively to meet customer demand.

          The technology platform has substantially improved the forecasting of our customers' demand and our routing and scheduling. We also utilize a call center to accept emergency customer calls 24 hours a day, seven days a week. These combined capabilities provide us cost savings while improving customer service by reducing customer inconvenience associated with multiple, unnecessary deliveries.

Align employee interests with our investors through significant employee ownership.

          In 1998, we established an employee benefit plan that we believe aligns the interests of our employees with those of our investors. Through the Ferrell Companies, Inc. Employee Stock Ownership Trust, our employees beneficially own approximately 30% of our outstanding common units, allowing them to participate directly in our overall success. We believe this plan is unique in the propane distribution industry and that the entrepreneurial culture fostered by employee-ownership provides us with another distinct competitive advantage.

Ferrellgas Partners Finance Corp.

          Ferrellgas Partners Finance Corp. is our wholly-owned subsidiary. It has nominal assets and does not, and will not in the future, conduct any operations or have any employees. Ferrellgas Partners Finance Corp. is acting as co-obligor of the notes, so as to allow institutional investors to invest in the notes if they might not otherwise have been able to invest in our securities by reason of the legal investment laws of their states of organization or their charters because we are a partnership. You should not expect Ferrellgas Partners Finance Corp. to have the ability to service obligations on the notes we are offering in this prospectus supplement.

The Proposed Transactions

          In connection with this offering, we will simultaneously commence a tender offer to purchase any and all of the outstanding $268 million aggregate principal amount of our 8.75% senior notes due 2012. As soon as practicable after the completion of the tender offer, we intend to redeem any 8.75% senior notes that remain outstanding. The closing of this offering of notes is not contingent on the consummation of the tender offer or the purchase of any of our outstanding notes in connection therewith. However, the consummation of the tender offer is conditioned upon, among other things, the closing of this offering on terms satisfactory to us. We will use the net proceeds of this offering to pay the purchase price of the 8.75% senior notes purchased pursuant to the tender offer and the redemption price of the 8.75% senior notes redeemed pursuant to the redemption as well as fees and expenses in connection therewith. See "Use of Proceeds" and "Capitalization."

Our Offices

          The address of each of our principal offices is 7500 College Boulevard, Suite 1000, Overland Park, Kansas 66210 and the telephone number for each is (913) 661-1533.

 Our Structure

          Ferrellgas Partners, L.P. is a Delaware limited partnership that was formed in 1994 in connection with our initial public offering. Ferrellgas Partners, L.P. is the sole limited partner of Ferrellgas, L.P. with a 99% limited partner interest.

          Ferrellgas Partners Finance Corp., co-issuer of the notes offered hereby, is a Delaware corporation and wholly owned subsidiary of Ferrellgas Partners, L.P. Ferrellgas Partners Finance Corp. has nominal assets and does not, and will not in the future, conduct any operations or have any employees.

          The following chart depicts our abbreviated ownership structure as of January 31, 2010. The general partner, Ferrellgas, Inc., performs all of the management functions for Ferrellgas Partners, L.P. and its subsidiaries. The general partner does not receive any management fee in connection with its management of Ferrellgas Partners, L.P. and does not receive any remuneration for its services as the general partner other than reimbursement for all direct and indirect expenses it incurs in connection with Ferrellgas Partners, L.P.'s operations. James E. Ferrell is the chairman of the board of directors of the general partner and the common units indicated beneath his name are owned beneficially by him.

Employee Stock Ownership Trust
100%
James E. Ferrell and related trusts 4,353,475 common units
Public Unitholders 44,769,177 common units
Ferrell Companies, Inc. and its other subsidiaries 20,327,666 common units (a)
100%
99% limited partner interest
Ferrellgas, Inc. (general partner)
1% general partner interest
Ferrellgas Partners, L.P.
• Co-Issuer of 8 3/4% notes due 2012
• Co-Issuer of the notes offered hereby
1.0101% general partner interest
100%
98.98999% limited partner interest
Ferrellgas Partners Finance Corp.
• Co-Issuer of 8 3/4% notes due 2012
• Co-Issuer of the notes offered hereby
Ferrellgas, L.P. (operating partnership)
• Borrower under senior secured credit facility
• Co-Issuer of 6 3/4% notes due 2014 and 9 1/8% notes due 2017
100%
100%
100%
Blue Rhino Global Sourcing, Inc.
• Guarantor under senior secured credit facility
Ferrellgas Receivable LLC
Ferrellgas Finance Corp.
• Co-Issuer of 6 3/4% notes due 2014 and 9 1/8% notes due 2017

(a) Includes 195,686 units held by FCI Trading Corp., a wholly owned subsidiary of Ferrell Companies, Inc., and 51,204 units held by Ferrell Propane, Inc., a wholly owned subsidiary of Ferrellgas, Inc.

The Offering

Issuers	Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp.
Securities Offered	$280,000,000 in aggregate principal amount of 8 5/8% Senior Notes due 2020.
Maturity	June 15, 2020.
Interest	8 5/8% per annum, payable semi-annually in cash in arrears on June 15 and December 15, commencing on June 15, 2010.
Guarantees	None.
Ranking	The notes will be our senior unsecured obligations and rank:
• equally with all of our existing and future senior unsecured indebtedness, including trade payables;
• senior to any of our future indebtedness that expressly provides it is subordinated to the notes;
• effectively junior to all of our future secured indebtedness, to the extent of the value of the assets securing such debt; and

•       structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, including any borrowings under the operating partnership's credit facility and the operating partnership's 6 3/4% notes due 2014 and 9 1/8% notes due 2017.

As of January 31, 2010, on a pro forma basis after giving effect to this offering and the application of the net proceeds thereof, the notes would rank structurally junior to approximately $910.7 million of our operating partnership's long-term indebtedness and certain other liabilities. See "Capitalization" and "Description of Other Indebtedness."
Optional Redemption
We may redeem the notes at any time on or after June 15, 2015, in whole or in part, in cash at the redemption prices described in the section entitled "Description of Notes — Optional Redemption," plus accrued and unpaid interest to the date of redemption.

In addition, on or before June 15, 2013, we may redeem up to 35% of the aggregate principal amount of notes originally issued at a redemption price of 108.625% with the proceeds of public or specified private equity offerings. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of notes originally issued remains outstanding.

Change of Control	If we experience a specified change of control, each noteholder will have the right to require us to repurchase all or part of that noteholder's notes. The repurchase price will equal 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest to the date of repurchase. See "Description of Notes — Offers to Purchase; Repurchase at the Option of the Noteholders — Change of Control Offer."
Asset Sales
Under specified circumstances, we may be required to make an offer to repurchase a portion of the notes in the event of specified asset sales by us or our subsidiaries. See "Description of Notes — Offers to Purchase; Repurchase at the Option of the Noteholders — Asset Sales."
Certain Covenants	The indenture governing the notes will include certain covenants that will limit our ability and the ability of our restricted subsidiaries to, among other things:
• incur additional indebtedness;
• make distributions to our unitholders;
• purchase or redeem our outstanding equity interests or subordinated debt;
• make specified investments;
• create or incur liens;
• sell assets;
• engage in specified transactions with affiliates;
• make specified payments, loans, guarantees and transfers of assets or interests in assets; and
• effect a merger or consolidation with or into other companies or a sale of all or substantially all of our properties or assets.
These covenants will be subject to a number of important qualifications and exceptions. See "Description of Notes."
Use of Proceeds
We will use the net proceeds from this offering to purchase and/or redeem all of our 8.75% senior notes due 2012 and to pay related fees and expenses. As of January 31, 2010, we had outstanding $268 million in aggregate principal amount of 8.75% senior notes. See "Use of Proceeds."
Concurrent Tender Offer
We commenced a cash tender offer on March 30, 2010 to purchase any and all of our outstanding 8.75% senior notes due 2012. The closing of this offering of notes is not contingent on the consummation of the tender offer or the purchase of any of our outstanding notes in connection therewith. However, the consummation of the tender offer is conditioned upon the closing of this offering of notes and other conditions described in the offer to purchase and letter of transmittal relating to the tender offer.

Risk Factors	Investing in the notes involves risks. You should carefully consider the information under "Risk Factors" beginning on page S-11 and all other information contained or incorporated by reference in this prospectus supplement prior to investing in the notes. In particular, we urge you to carefully consider the information set forth in "Risk Factors" and in "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 for a description of certain risks you should consider before investing in the notes.

Summary Historical Financial Information and
Other Data of Ferrellgas Partners, L.P.

          Our summary historical financial data were derived from, and should be read in conjunction with, our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K (as amended) for the fiscal year ended July 31, 2009, and our subsequent Quarterly Reports on Form 10-Q incorporated by reference herein. See "Where You Can Find More Information — Incorporation of Documents by Reference." The summary historical financial data do not purport to project our results of operations or financial position for any future period or as of any date.

          Our historical consolidated financial statements as of and for the fiscal years ended July 31, 2007, 2008 and 2009 have been audited. Our historical consolidated financial statements as of and for the six months ended January 31, 2009 and 2010 and the twelve months ended January 31, 2010 are unaudited. Ferrellgas Partners, L.P. believes that all material adjustments that consist only of normal recurring adjustments necessary for the fair presentation of its interim results have been included. Results of our operations for any interim period are not necessarily indicative of the results of operations for our entire fiscal year due to the seasonal nature of our business.

          In addition, our summary historical consolidated financial data should be read together with the following, each of which is incorporated by reference in this offering memorandum:

  •
  "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2009 and January 31, 2010;

  •
  the unaudited consolidated financial statements and accompanying notes included in our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2010;

  •
  "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2009; and

  •
  the audited consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K (as amended) for the fiscal year ended July 31, 2009.

          Our capital expenditures fall generally into three categories:

  •
  maintenance capital expenditures, which include capitalized expenditures for repair and replacement of property, plant and equipment;

  •
  growth capital expenditures, which include expenditures for purchases of new propane tanks and other equipment to facilitate expansion of our customer base and operating capacity; and

  •
  acquisition capital expenditures, which include expenditures related to the acquisitions of retail propane operations. Acquisition capital expenditures represent total cost of acquisitions less working capital acquired.

          We define EBITDA as earnings before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before employee stock ownership plan compensation charge, unit and stock-based compensation charge, loss on disposal of assets and other, non-controlling interest, and other non-cash and non-operating charges. We believe the presentation of this measure is relevant and useful because it allows investors to view our performance in a manner similar to the method we use and makes it easier to compare our results with other companies that have different financing and capital structures. In addition, we believe this measure is consistent with the manner in which our lenders and investors measure our overall performance and liquidity, including our ability to service our long-term debt and other fixed obligations and to fund our capital expenditures and working capital requirements. This method of calculating EBITDA and Adjusted EBITDA may not be consistent with similarly titled measures used by other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

	Ferrellgas Partners, L.P.
						Six Months ended January 31,
	Year ended July 31,									Twelve Months ended January 31, 2010
	2007		2008	2009		2009		2010
	(in thousands, except ratios)
Income Statement Data:
Total revenues	$1,992,440		$2,290,689	$2,069,522		$1,195,699		$1,129,922		$2,003,745
Gross profit	688,048		662,293	709,301		388,988		393,634		713,947
Operating Expenses	380,838		372,078	400,735		201,927		201,440		400,248
Equipment lease expense	26,142		24,478	18,406		10,136		6,901		15,171
Depreciation and amortization expense	87,383		85,521	82,494		41,535		41,174		82,133
ESOP compensation charge	11,225		12,413	6,755		3,405		4,263		7,613
Loss on disposal of assets and other	10,822		11,250	13,042		6,601		2,784		9,225
Operating income	126,768		110,941	146,487		104,537		111,948		153,898
Balance sheet data (at end of period):
Working capital (deficiency)	$42,503		$46,075	$34,556		$(27,830)		$79,894		$79,894
Total assets	1,503,403		1,529,231	1,404,977		1,489,963		1,595,545		1,595,545
Total long term debt	1,011,751		1,034,719	1,010,073		1,057,642		1,080,074		1,080,074
Total Ferrellgas Partners, L.P. Partners' capital (deficiency)	236,657		162,124	147,073		52,795		161,408		161,408
Other data:
Propane sales volumes (gallons):
Retail — Sales to End Users	702,716		656,832	652,788		372,395		402,275		682,668
Wholesale — Sales to Resellers	189,172		182,015	222,038		113,770		130,956		239,224

Total Propane sales volumes (gallons)	891,888		838,847	874,826		486,165		533,231		921,892
Interest expense	$87,953		$86,712	$89,519		$47,063		$48,911		$91,367
Capital expenditures:
Maintenance	16,935		21,139	21,082		12,163		11,355		20,274
Growth	29,732		23,407	32,046		15,302		9,239		25,983
Acquisition	35,466		191	9,944		5,815		49,496		53,625

Total	$82,133		$44,737	$63,072		$33,280		$70,090		$99,882

EBITDA	$213,551		$195,965	$228,198		$145,390		$152,547		$235,355
Adjusted EBITDA	$237,087		$221,941	$251,090		$156,735		$163,333		$257,688
Ratio of Adjusted EBITDA to interest expense	2.7	x	2.6	2.8	x	3.3	x	3.3	x	2.8	x
Ratio of Adjusted EBITDA less maintenance capital expenditures to interest expense	2.5	x	2.3	2.6	x	3.1	x	3.1	x	2.6	x
Ratio of long term debt to Adjusted EBITDA	4.3	x	4.7	4.0	x	n/a		n/a		4.2	x
Reconciliation of Net Earnings to Adjusted EBITDA
Net earnings (loss)	$34,800		$24,689	$52,572		$54,765		$44,346		$42,153
Depreciation and amortization expense	87,383		85,521	82,494		41,535		41,174		82,133
Income tax expense (benefit)	6,560		82	2,292		866		252		1,678
Debt prepayment premiums	—		—	—		—		17,308		17,308
Interest expense	87,953		86,712	89,519		47,063		48,911		91,367
Other (income) expense	(3,145)		(1,039)	1,321		1,161		556		716

EBITDA	$213,551		$195,965	$228,198		$145,390		$152,547		$235,355

ESOP compensation charge	$11,225		$12,413	$6,755		$3,405		$4,263		$7,613
Unit and stock-based compensation charge(a)	889		1,816	2,312		657		3,164		4,819
Loss on disposal of assets and other	10,822		11,250	13,042		6,601		2,784		9,225
Noncontrolling Interest	600		497	783		682		575		676

Adjusted EBITDA	$237,087		$221,941	$251,090		$156,735		$163,333		$257,688

(a)
FASB ASC Topic 718 "Stock Compensation" requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. Share-based payment transactions resulted in a non-cash compensation charges in operating expense and general and administrative expense.

RISK FACTORS

          You should consider carefully the risk factors discussed below and the risk factors discussed within the section entitled "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended July 31, 2009, which is incorporated by reference in this prospectus supplement, for a discussion of particular factors you should consider before determining whether an investment in the notes is appropriate for you. Investing in the notes is speculative and involves significant risk. Any of the risks described in this prospectus supplement or our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 could materially and adversely impair our business, financial condition and operating results. In such case, the trading price, if any, of the notes could decline or you could lose all or part of your investment.

Our substantial debt and other financial obligations could impair our financial condition and our ability to fulfill our obligations under the notes.

          We have substantial indebtedness and other financial obligations. As of January 31, 2010:

  •
  on a consolidated basis, we had total indebtedness of approximately $1,179.6 million; and

  •
  we had aggregate future minimum rental commitments under non-cancelable operating leases of approximately $71.8 million; provided, however, if we elect to purchase the underlying assets at the end of the lease terms, such aggregate buyout would be $12.6 million.

          On November 2, 2009, our operating partnership, Ferrellgas, L.P., entered into a secured working capital credit facility with a borrowing capacity of $400 million, with a sublimit of $200 million for letters of credit. This new credit facility, which matures on November 2, 2012, replaced the former senior unsecured credit facility due 2010. As of January 31, 2010, $179.1 million of borrowings and $47.1 million of letters of credit were outstanding under the new credit facility and $173.8 million was available for additional borrowings. The obligations under the new credit facility are secured by substantially all assets of the operating partnership, the general partner and certain subsidiaries of the operating partnership but specifically excluding (a) assets that are subject to the operating partnership's receivables securitization facility, (b) the general partner's equity interest in Ferrellgas Partners, L.P. and (c) equity interest in certain unrestricted subsidiaries. Such obligations are also guaranteed by the general partner and certain subsidiaries of the operating partnership.

          All of the indebtedness and other obligations described above are obligations of the operating partnership except for $268 million principal amount of 8.75% senior notes due 2012 issued by Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. We will use the net proceeds from this offering to purchase and/or redeem all of our 8.75% senior notes due 2012 and to pay related fees and expenses. See "Use of Proceeds."

          Subject to the restrictions governing the operating partnership's indebtedness and other financial obligations and the indenture governing the notes offered hereby, we may incur significant additional indebtedness and other financial obligations, which may be secured and/or structurally senior to the notes offered hereby.

          Our substantial indebtedness and other financial obligations could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes;

  •
  impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

  •
  result in higher interest expense in the event of increases in interest rates because some of our debt is, and will continue to be, at variable rates of interest;

  •
  impair our operating capacity and cash flows if we fail to comply with financial and restrictive covenants in our debt agreements and an event of default occurs as a result of that failure that is not cured or waived;

  •
  require us to dedicate a substantial portion of our cash flow to payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flow to fund distributions, working capital, capital expenditures and other general partnership requirements;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

  •
  place us at a competitive disadvantage compared to our competitors that have proportionately less debt.

The notes offered hereby will be structurally subordinated to all indebtedness and other liabilities of the operating partnership and its subsidiaries.

          None of our subsidiaries (including the operating partnership and its subsidiaries) will guarantee the notes offered hereby, other than Ferrellgas Partners Finance Corp., which is a co-issuer of the notes. Therefore, the notes offered hereby will be structurally subordinated to all existing and future claims of creditors of the operating partnership and its subsidiaries, including:

  •
  the lenders under the operating partnership's indebtedness, including any borrowings under the operating partnership's credit facility and the operating partnership's 6 3/4% notes due 2014 and 9 1/8% notes due 2017;

  •
  the claims of lessors under the operating partnership's operating leases;

  •
  the claims of the lenders and their affiliates under the operating partnership's accounts receivable securitization facility;

  •
  other indebtedness, including any subordinated debt, issued by the operating partnership in the future; and

  •
  all other possible future creditors of the operating partnership and its subsidiaries.

          This subordination is due to these creditors' priority as to the assets of the operating partnership and its subsidiaries over Ferrellgas Partners' claims as an equity holder in the operating partnership and, thereby, indirectly, the claims of holders of Ferrellgas Partners' indebtedness, including the notes offered hereby. As a result, upon any distribution to these creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to Ferrellgas Partners or its property, the operating partnership's creditors will be entitled to be paid in full before any payment may be made with respect to Ferrellgas Partners' indebtedness, including the notes offered hereby. Thereafter, the holders of Ferrellgas Partners' indebtedness, including the notes offered hereby, will participate with its trade creditors and all other holders of its indebtedness in the assets remaining, if any. In any of these cases, Ferrellgas Partners may have insufficient funds to pay all of its creditors, and holders of the notes may therefore receive less, ratably, than creditors of the operating partnership and its subsidiaries. As of January 31, 2010, the operating partnership had approximately $910.7 million of outstanding long-term indebtedness and certain other liabilities to which the notes offered hereby will structurally rank junior.

We are a holding company and have no material operations or assets. Accordingly, we are dependent on distributions from our operating partnership to service our debt obligations. These distributions are not guaranteed and may be restricted.

          We are a holding company for our subsidiaries, including our operating partnership. We have no material operations and only limited assets. Our co-obligor, Ferrellgas Partners Finance Corp., is our wholly-owned finance subsidiary that conducts no business and has nominal assets. Accordingly, we are dependent on cash distributions from Ferrellgas, L.P., our operating partnership, and its subsidiaries to service our debt obligations. Our operating partnership is required to distribute all of its available cash each fiscal quarter, less the amount of cash reserves that our general partner determines is necessary or appropriate in its reasonable discretion to provide for the proper conduct of our business, to provide funds for distributions over the next four fiscal quarters or to comply with applicable law or with any of our debt or other agreements. This discretion may limit the amount of available cash the operating partnership may distribute to us each fiscal quarter. Noteholders will not receive payments required by the notes unless our operating partnership is able to make distributions to us after it first satisfies its obligations under the terms of its own borrowing arrangements and reserves any necessary amounts to meet its own financial obligations.

          In addition, the various agreements governing our operating partnership's indebtedness and other financing transactions permit quarterly distributions only so long as each distribution does not exceed a specified amount, the operating partnership meets a specified financial ratio and no default exists or would result from such distribution. Those agreements include the indentures governing the existing notes, a secured credit facility and an accounts receivable securitization facility. Each of these agreements contains various negative and affirmative covenants applicable to the operating partnership and some of these agreements require the operating partnership to maintain specified financial ratios. If the operating partnership violates any of these covenants or requirements, a default may result and distributions would be limited. See "— Restrictive covenants in the agreements governing our indebtedness and other financial obligations may reduce our operational flexibility."

Ferrellgas Partners and the operating partnership are required to distribute all of their available cash to their equity holders and Ferrellgas Partners and the operating partnership are not required to accumulate cash for the purpose of meeting their future obligations to holders of their debt securities, which may limit the cash available to service those debt securities, including the notes offered hereby.

          Subject to the limitations on restricted payments contained in the indenture that governs the notes offered hereby, the instruments governing the outstanding indebtedness of the operating partnership and any applicable indenture that will govern any debt securities Ferrellgas Partners or the operating partnership may issue, the partnership agreements of both Ferrellgas Partners and the operating partnership require us to distribute all of our available cash each fiscal quarter to our limited partners and our general partner and do not require us to accumulate cash for the purpose of meeting obligations to holders of any debt securities of Ferrellgas Partners or the operating partnership. Available cash is generally all of our cash receipts, less cash disbursements and adjustments for net changes in reserves. As a result of these distribution requirements, we do not expect either Ferrellgas Partners or the operating partnership to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions and because we are not required to accumulate cash for the purpose of meeting obligations to holders of any debt securities of Ferrellgas Partners or the operating partnership, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes.

Ferrellgas Partners or the operating partnership may be unable to refinance its indebtedness or pay that indebtedness if it becomes due earlier than scheduled.

          If Ferrellgas Partners or the operating partnership is unable to meet its debt service obligations or other financial obligations, it could be forced to:

  •
  restructure or refinance its indebtedness;

  •
  enter into other necessary financial transactions;

  •
  seek additional equity capital; or

  •
  sell its assets.

It may then be unable to obtain such financing or capital or sell its assets on satisfactory terms, if at all. Its failure to make payments, whether after acceleration of the due date of that indebtedness or otherwise, or its failure to refinance the indebtedness would impair its operating capacity and cash flows.

Restrictive covenants in the agreements governing our indebtedness and other financial obligations may reduce our operating flexibility.

          The indenture governing the notes offered hereby and the agreements governing the operating partnership's indebtedness and other financial obligations contain, and any indenture that will govern debt securities issued by Ferrellgas Partners or the operating partnership may contain, various covenants that limit our ability and the ability of specified subsidiaries of ours to, among other things:

  •
  incur additional indebtedness;

  •
  make distributions to our unitholders;

  •
  purchase or redeem our outstanding equity interests or subordinated debt;

  •
  make specified investments;

  •
  create or incur liens;

  •
  sell assets;

  •
  engage in specified transactions with affiliates;

  •
  restrict the ability of our subsidiaries to make specified payments, loans, guarantees and transfers of assets or interests in assets;

  •
  engage in sale-leaseback transactions;

  •
  effect a merger or consolidation with or into other companies or a sale of all or substantially all of our properties or assets; and

  •
  engage in other lines of business.

          These restrictions could limit the ability of Ferrellgas Partners, the operating partnership and our other subsidiaries:

  •
  to obtain future financings;

  •
  to make needed capital expenditures;

  •
  to withstand a future downturn in our business or the economy in general; or

  •
  to conduct operations or otherwise take advantage of business opportunities that may arise.

          Some of the agreements governing our indebtedness and other financial obligations also require the maintenance of specified financial ratios and the satisfaction of other financial conditions. Our ability to meet those financial ratios and conditions can be affected by unexpected downturns in business operations beyond our control, such as significantly warmer than normal weather, a volatile energy commodity cost environment or an economic downturn. Accordingly, we may be unable to meet these ratios and conditions. This failure could impair our operating capacity and cash flows and could restrict our ability to incur debt or to make cash distributions, even if sufficient funds were available.

          Our breach of any of these covenants or the operating partnership's failure to meet any of these ratios or conditions could result in a default under the terms of the relevant indebtedness, which could cause such indebtedness or other financial obligations, and by reason of cross-default provisions, any of Ferrellgas Partners' or the operating partnership's other outstanding notes or future debt securities, to become immediately due and payable. If we were unable to repay those amounts, the lenders could initiate a bankruptcy proceeding or liquidation proceeding or proceed against the collateral, if any. If the lenders of the operating partnership's indebtedness or other financial obligations accelerate the repayment of borrowings or other amounts owed, we may not have sufficient assets to repay our indebtedness or other financial obligations, including the notes offered hereby.

Your right to receive payments on the notes is effectively subordinated to all future secured indebtedness of Ferrellgas Partners, to the extent of the value of the assets securing such debt.

          Holders of any future secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of any secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of any secured indebtedness.

The notes offered hereby will be non-recourse to the operating partnership, which will limit your remedies as a holder of notes.

          Our obligations under the notes will be non-recourse to the operating partnership. Therefore, if we should fail to pay the interest or principal on the notes or breach any of our other obligations under the notes and the indenture, you will not be able to obtain any such payments or obtain any other remedy from the operating partnership or its subsidiaries. The operating partnership and its subsidiaries will not be liable for any of our obligations under the notes or the indenture.

We may be unable to repurchase notes upon a change of control; it may be difficult to determine if a change of control has occurred.

          Upon the occurrence of a "change of control," as defined in the indenture governing the notes, we or a third party will be required to make a change of control offer to repurchase the notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. We may not have the financial resources to purchase the notes in that circumstance, particularly if a change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. Some of the agreements governing the operating partnership's indebtedness currently provide that specified change of control events will result in the acceleration of the indebtedness under those agreements. Future debt agreements of Ferrellgas Partners or the operating partnership may also contain similar provisions. The obligation to repay any accelerated indebtedness of the operating partnership will be structurally senior to our obligations to repurchase the notes upon a change of control. In addition, future debt agreements of Ferrellgas Partners or the operating partnership may contain other restrictions on our ability to repurchase the notes upon a change of control. These restrictions could prevent us from satisfying our obligations to purchase the notes unless we are able to refinance or obtain waivers under any indebtedness of Ferrellgas Partners or of the operating partnership containing these restrictions. Our failure to make or consummate a change of control repurchase offer or pay the change of control purchase price when due would give the trustee and the holders of the notes particular rights as described in the "Description of Notes" section.

          In addition, one of the events that constitute a change of control is a sale of all or substantially all of our assets. The meaning of "substantially all" varies according to the facts and circumstances of the subject transaction and has no clearly established meaning under New York law, which is the law that will govern the indenture for the notes. This ambiguity as to when a sale of substantially all of our assets has occurred may make it difficult for holders of the notes to determine whether we have properly identified, or failed to identify, a change of control.

There may be no active trading market for the notes, which may limit your ability to sell the notes.

          We do not intend to list the notes on any securities exchange or to seek approval for quotations through any automated quotation system. An established market for notes may not develop, or if one does develop, it may not be maintained. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. For these reasons, we cannot assure you that:

  •
  a liquid market for the notes will develop;

  •
  you will be able to sell your notes; or

  •
  you will receive any specific price upon any sale of your notes.

          If a public market for the notes does develop, the notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debt securities and our financial performance. Historically, the market for non-investment grade debt, such as the notes offered hereby, has been subject to disruptions that have caused substantial fluctuations in the prices of these securities.

If the Internal Revenue Service ("IRS") were to treat us as a corporation for tax purposes, or changes in federal or state laws or changes in our business were to cause us to become subject to entity level taxation for federal or state tax purposes, then our cash available for payment on the notes would be substantially reduced.

          We believe that, under current law, we have been and currently are classified as a partnership for U.S. federal income tax purposes. Nonetheless, the IRS may adopt positions that differ from those expressed herein or from the positions we take. It may be necessary to resort to administrative or court proceedings in an effort to sustain some or all of the positions we take, and some or all of these positions ultimately may not be sustained.

          One of the requirements for classification as a partnership is that at least 90% of our gross income for each taxable year has been and will be "qualifying income" within the meaning of Section 7704 of the Internal Revenue Code. Whether we will continue to be classified as a partnership in part depends on our ability to meet the qualifying income test in the future. Additionally, a change in current law or a change in our business could cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity level U.S. federal income taxation. If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and we likely would pay state taxes as well. Because a tax would be imposed upon us as a corporation, the cash available for payment on the notes would be substantially reduced. Therefore, treatment of us as a corporation would result in a material reduction in our anticipated cash flows and could cause a reduction in the value of the notes.

          In addition, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise and other forms of taxation. Imposition of such tax on us will reduce the cash available for payment on the notes.

USE OF PROCEEDS

          We will receive net proceeds from this offering of approximately $273.4 million, after deducting underwriting commissions and estimated expenses of the offering. We intend to use the net proceeds from this notes offering to purchase any 8.75% senior notes due June 15, 2012 tendered to us in the concurrent tender offer and then redeem any 8.75% senior notes that remain outstanding. As of January 31, 2010, we had outstanding $268 million in aggregate principal amount of 8.75% senior notes. We will temporarily invest the proceeds we receive from this offering until we use them as described above.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our historical, consolidated ratio of earnings to fixed charges for the periods indicated:

	Years Ended July 31,					Six Months Ended January 31, 2010
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	0.9	1.3	1.4	1.3	1.6	1.6

          For all of the ratios set forth above, "earnings" is the amount resulting from the sum of pre-tax income from continuing operations and fixed charges, less capitalized interest, and "fixed charges" is the sum of interest expensed or capitalized, and amortized capitalized expenses related to indebtedness, and an estimate of the interest within lease expense. For the year ended July 31, 2005, fixed charges exceeded earnings by $13.9 million.

 CAPITALIZATION

          The following table sets forth our capitalization as of January 31, 2010:

  •
  on a historical consolidated basis; and

  •
  as adjusted to reflect the sale of the notes in this offering and the application of the net proceeds thereof in the manner described under "Use of Proceeds" to make payments in connection with the repurchase and/or redemption of our 8.75% senior notes due 2012. See "Description of Other Indebtedness."

          This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements, including the accompanying notes, which are incorporated by reference into this prospectus supplement.

	At January 31, 2010
	Actual	As Adjusted
	(in thousands)
Debt:
Senior Notes:
8.75% notes, due 2012, net of unamortized premium	$268,902	$—
Notes offered hereby	—	280,000
6.75% notes, due 2014, net of unamortized discount	425,729	425,729
9.125% notes, due 2017, net of unamortized discount	295,945	295,945
Credit Facility(a):
Portion classified as Long-term debt(b)	81,950	81,950
Portion classified as Short-term borrowings	97,159	97,159
Notes Payable, due 2009 to 2016, net of unamortized discount	9,927	9,927

Total Debt	1,179,612	1,190,710
Total Partners' Capital	165,828	165,828

Total Capitalization	$1,345,440	$1,356,538

(a)
As of January 31, 2010, $179.1 million of borrowings and $47.1 million of letters of credit were outstanding under our secured credit facility and $173.8 million was available for additional borrowings.

(b)
All amounts borrowed under our secured credit facility at January 31, 2010 that were used to fund acquisition and capital expenditures have been classified as long-term.

DESCRIPTION OF OTHER INDEBTEDNESS

Ferrellgas Partners Indebtedness

          We currently have outstanding $268 million aggregate principal amount of 8.75% senior notes due 2012. We issued these notes pursuant to an indenture dated as of September 24, 2002, with U.S. Bank National Association, as trustee. The 8.75% senior notes are senior unsecured obligations and rank senior in right of payment to all of our existing and future subordinated indebtedness and pari passu with all of our existing and future senior indebtedness. We will tender for and/or redeem these senior notes in whole with the proceeds from the issuance of the notes offered hereby.

          After giving effect to the issuance of the notes offered hereby and the use of the proceeds therefrom to tender for and/or redeem all of our outstanding 8.75% senior notes due 2012. Ferrellgas Partners will have no indebtedness outstanding other than the $280 million of senior notes due 2020 offered hereby.

          For a detailed description of the terms of the notes offered hereby, see "Description of Notes."

Operating Partnership's Indebtedness

Senior Secured Credit Facility

          The operating partnership currently has a $400 million senior secured revolving credit facility which will terminate on November 2, 2012. The senior secured revolving credit facility replaced the former senior unsecured credit facility that was due in 2010.

          The senior secured revolving credit facility includes a letter of credit sub-facility of $200 million and is secured by substantially all assets of the operating partnership, the general partner and certain subsidiaries of the operating partnership but specifically excluding (a) assets that are subject to the operating partnership's receivables securitization facility, (b) the general partner's equity interest in the partnership and (c) equity interests in certain unrestricted subsidiaries. Furthermore, the senior secured revolving credit facility is guaranteed by the general partner and all subsidiaries of the operating partnership, other than certain special purpose subsidiaries formed for use in connection with accounts receivables securitizations and certain immaterial subsidiaries. The notes offered hereby will be structurally subordinated to, which means they will rank behind, any indebtedness outstanding under the senior secured revolving credit facility. See "Risk Factors — The notes offered hereby will be structurally subordinated to all indebtedness and other liabilities of the operating partnership and its subsidiaries."

          The senior secured credit facility is available for general partnership purposes of the operating partnership (other than to carry or purchase margin or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose).

          All borrowings under the senior secured credit facility bear interest, at the operating partnership's option, at a rate equal to either:

  •
  a base rate, which is defined as the highest of the federal funds rate plus 0.50%, Bank of America's prime rate (as of January 31, 2010, the federal funds rate and Bank of America's prime rate were 0.12% and 3.25%, respectively), or one-month LIBOR plus 1%, plus, in any event, a margin varying from 2.50% to 3.25%, or

  •
  LIBOR plus a margin varying from 3.50% to 4.25%.

          The senior secured credit facility incurs an annual commitment fee payable on the daily unused portion of such facility at a per annum rate equal to 0.500%.

          The senior secured credit facility contains affirmative and negative covenants and default provisions customary for a secured facility (including limitations on the making of loans and investments)

and are similar to those contained in the agreements governing our operating partnership's notes described below.

          The senior secured credit facility also requires the operating partnership to maintain:

  •
  a ratio of Consolidated Funded Senior Secured Indebtedness at a quarter end to Consolidated EBITDA for the four quarters then ended of 2.50 to 1.00 or less,

  •
  a ratio of Consolidated EBITDA to Consolidated Interest Charges for each four quarter period to be no less than 2.50 to 1.00, and

  •
  a ratio of Consolidated Funded Indebtedness at a quarter end to Consolidated EBITDA for the four quarters then ended of 5.00 to 1.00 or less.

Operating Partnership's Notes

          As of January 31, 2010, the operating partnership has $750 million aggregate principal amount of senior unsecured notes outstanding (excluding unamortized discount). The operating partnership issued $250 million aggregate principal amount of these notes in 2004 (the "2004 Notes"), $200 million aggregate principal amount in 2008 (the "2008 Notes"), and $300 million aggregate principal amount in 2009 (the "2009 Notes"). These notes are structurally senior to, which means they rank ahead of, the claims of the holders of the notes being offered herein.

          The 2004 Notes and 2008 Notes mature in 2014 and bear interest at 6.75%. The 2009 Notes mature in 2017 and bear interest at 9.125%. These notes require annual aggregate principal payments, without premium, during the following calendar years of approximately:

  •
  $450 million — 2014; and

  •
  $300 million — 2017.

          The operating partnership may redeem the 2004 Notes and 2008 Notes in whole or in part upon payment of a premium of 103.375% through April 30, 2010, 102.25% from May 1, 2010 through April 30, 2011; 101.125% from May 1, 2011 through April 30, 2012; and 100% thereafter.

          Beginning October 1, 2013, the operating partnership may redeem the 2009 Notes in whole or in part upon payment of a premium of 104.563% through September 30, 2014; 102.281% from October 1, 2014 through September 30, 2015; and 100% thereafter.

          Upon the disposition of certain assets, the operating partnership is required to offer to prepay the operating partnership notes, in whole or in part. Any such prepayment would be at par. The agreements governing the operating partnership's notes contain various negative and affirmative covenants that limit its ability to, among other things:

  •
  incur additional indebtedness;

  •
  engage in transactions with affiliates;

  •
  incur liens;

  •
  sell assets;

  •
  make restricted payments;

  •
  enter into business combinations and asset sale transactions; and

  •
  engage in other lines of business.

          In the event of a default under the operating partnership's notes, the holders of each series of its notes may accelerate the maturity thereof and cause all outstanding amounts thereunder to become immediately due and payable.

          The operating partnership is permitted to make quarterly cash distributions to us so long as each distribution does not exceed a specified amount, the operating partnership meets a specified financial ratio and no default exists or would result from such distribution.

Operating Partnership — Other Financial Obligations

          The operating partnership utilizes a 364-day accounts receivable securitization facility for the purpose of providing the operating partnership with additional short-term working capital funding, especially during the winter heating months. This facility was renewed effective April 15, 2009 for a 364-day commitment expiring April 14, 2010. As part of this facility, the operating partnership transfers an interest in a pool of its trade accounts receivable to Ferrellgas Receivables, LLC, its wholly-owned, unconsolidated, qualifying special purpose subsidiary, which in turn sells this interest to a commercial paper conduit of JPMorgan Chase Bank, NA and to Fifth Third Bank (or, if the commercial paper conduits decline to purchase the interest in the trade accounts receivables, then such interest will be sold directly to JPMorgan Chase Bank, NA and Fifth Third Bank as the purchasers under the facility). The partnership intends to refinance this facility prior to the current expiration date. The closing date for the refinancing is currently scheduled for on or around April 6, 2010.

          The operating partnership does not provide any guarantee or similar support with respect to the collectability of these accounts receivables. The operating partnership remits daily to Ferrellgas Receivables, LLC funds collected on its pool of trade accounts receivables. The level of funding available under the facility is currently limited to the lesser of $145 million or qualified trade accounts receivable. As of January 31, 2010, $94 million was funded under the accounts receivable securitization facility at an effective borrowing rate of 3.47%. In accordance with FASB ASC Topic 860, these transactions are reflected on the operating partnership's consolidated financial statements as a sale of accounts receivable and an investment in an unconsolidated subsidiary.

          Additionally, the operating partnership maintains various non-cancelable operating leases with respect to property, computers, light and medium duty trucks, tractors and trailers. The following table summarizes the operating partnership's future minimum rental payments as of January 31, 2010. This summary also presents, should we elect to do so, the buyout amounts necessary to purchase the underlying assets at the end of the lease terms.

	Future minimum rental and buyout amounts
(in thousands)	2010	2011	2012	2013	2014	Thereafter	Total
Operating lease obligations	$12,155	18,716	11,473	8,213	7,203	14,040	71,800
Operating lease buyouts	$723	5,311	3,189	357	784	2,230	12,594

          For additional information regarding the indebtedness of Ferrellgas Partners and the operating partnership, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2009 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2009 and January 31, 2010, which are incorporated by reference herein.

DESCRIPTION OF NOTES

          Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp., as co-issuers, will issue the notes under an indenture, as supplemented by a supplemental indenture, among themselves and U.S. Bank National Association, as trustee (the "indenture"). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

          The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. A copy of the indenture is available as set forth in "Where You Can Find More Information."

          The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

          Some of the terms used in this description are defined in the section entitled "— Certain Definitions." For purposes of this description:

  •
  the "partnership" refers to Ferrellgas Partners, L.P.;

  •
  the words "we," "us," "our" and "ourselves" refer to Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp., the co-issuers of the notes;

  •
  the "operating partnership" refers to Ferrellgas, L.P.; and

  •
  the "general partner" refers to Ferrellgas, Inc.

Brief Description of Notes

          The notes will:

  •
  be our unsecured general joint and several obligations;

  •
  rank senior in right of payment to all our subordinated indebtedness;

  •
  rank equally in right of payment with all our other senior unsecured indebtedness; and

  •
  be structurally subordinated to, which means they will rank behind, the indebtedness and other liabilities of the operating partnership and its subsidiaries, including the operating partnership's bank credit facility and the Existing Notes.

          The partnership is a holding company for its subsidiaries and has no material operations or assets other than its consolidated subsidiaries, including the operating partnership.

          Accordingly, the partnership is dependent upon the distribution of the earnings of its consolidated subsidiaries, including the operating partnership, to service its debt obligations, including the notes.

          Because the notes will be structurally subordinated to the indebtedness of the operating partnership and its subsidiaries, noteholders generally will have no recourse to the operating partnership or any of its subsidiaries or their assets for amounts due under the notes. Noteholders may, however, have indirect recourse to the extent the partnership has rights as a holder of equity interests in the operating partnership and its subsidiaries. In addition, the noteholders will not have any right to require the operating partnership to make distributions to the partnership. Furthermore, noteholders generally will have no recourse to our assets which are provided as security to other indebtedness other than such rights that any other unsecured creditor may have to such assets during a bankruptcy or other insolvency proceeding. See "Risk Factors."

Principal, Maturity and Interest

          The notes:

  •
  will be issued in registered form, without coupons, and in denominations of $2,000, or in integral multiples of $1,000 in excess thereof;

  •
  will accrue interest at the annual rate of 8 5/8% from and including the date of issuance, which interest will be computed on the basis of a 360-day year comprised of twelve 30-day months;

  •
  will pay interest semi-annually in arrears on June 15 and December 15 to holders of record on the immediately preceding June 1 and December 1; commencing June 15, 2010; and

  •
  will mature on June 15, 2020.

          We do not intend to list the notes on any securities exchange or to seek approval for quotations of the notes through any automated quotation system.

          We may issue additional notes from time to time after this offering as part of this series or in one or more additional series. Any offering of additional notes is subject to the covenant described below in the section entitled "— Limitation on Additional Indebtedness." The notes and any additional notes later issued under the indenture as part of this series will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase.

          We will pay principal and interest on the notes at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the noteholders at their respective addresses as set forth in the register of notes. All payments with respect to global notes, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global notes. Until otherwise designated by us, our office or agency in New York will be the office of the trustee maintained for payment purposes.

Optional Redemption

          On and after June 15, 2015, we have the right to redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed in percentages of principal amount) listed in the table below, plus accrued and unpaid interest on the notes to the applicable redemption date, if redeemed during the twelve months beginning on June 15 of the years indicated in the table below:

Year	Percentage
2015	104.313%
2016	102.875%
2017	101.438%
2018 and thereafter	100.000%

          In addition, at any time on or prior to June 15, 2013, we, at our option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of notes originally issued under the indenture at a redemption price equal to 108.625% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the initial aggregate principal amount of notes must remain outstanding immediately after the occurrence of such redemption and we must complete such redemption within 90 days of the closing of the Equity Offering.

Mandatory Redemption; Open Market Purchases

          We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time purchase notes in the open market or otherwise.

Offers to Purchase; Repurchase at the Option of the Noteholders

          We may be required to offer to purchase the notes if there is a change in control of, or specified asset sales by, the partnership.

Change of Control Offer

          The indenture defines the term "change of control." Upon the occurrence of a change of control, each noteholder will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a change of control offer on the terms set forth in the indenture. In a change of control offer, we will offer a change of control payment in cash equal to 101% of the aggregate principal amount of the notes or portion of notes validly tendered for payment, plus accrued and unpaid interest to the date of purchase. Generally, a change of control would occur when:

            (1)     there is a sale, lease, conveyance or other disposition of all or substantially all of the assets of the partnership or the operating partnership to any entity other than to a Related Party; in this regard, the meaning of "all or substantially all" varies according to the facts and circumstances of the subject transaction and has no clearly established meaning under New York law, which is the law that governs the indenture; therefore, in some transactions it may be unclear whether a change of control has occurred;

            (2)     there is a liquidation or dissolution of the partnership or our general partner or a successor to the general partner; or

            (3)     there is any transaction or series of transactions that results in a Person other than a Related Party beneficially owning in the aggregate, directly or indirectly, more than 35% of the voting stock of our general partner or a successor to the general partner and such percentage is more than the percentage of voting stock that is owned by the Related Party or a successor to the Related Party.

          Within 30 days following any change of control, we will mail a notice to each noteholder stating that, among other things, a change of control offer is being made, that all notes tendered will be accepted for payment and that any note not tendered will continue to accrue interest. We will identify the amount of the change of control payment and the change of control payment date for the notes. The notice will also include directions for noteholders who elect to have their notes purchased in the change of control offer.

          Noteholders will be entitled to withdraw any election to have their notes purchased if the paying agent receives timely and proper notice of such withdrawal. The notice from the partnership to noteholders will describe the requirements for the notice from the noteholders to the paying agent.

          We will comply with the requirements of Rule 14e-l under the Exchange Act and any other relevant securities laws applicable to the repurchase of notes in connection with a change of control.

          On the change of control payment date, we will, to the extent lawful, accept for payment notes or portions of notes tendered in accordance with the change of control offer; deposit an amount equal to the change of control payment for the notes with the paying agent in respect of all notes or portions of notes properly tendered; and deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate amount of the notes or portions of notes tendered to us.

          The paying agent will promptly mail the change of control payment to each noteholder. The trustee will promptly authenticate and mail to each noteholder a new note equal in principal amount to any unpurchased portion of the notes surrendered. However, each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. We will publicly announce the results of the change of control offer on or as soon as practicable after the change of control payment date.

          We will not be required to make a change of control offer upon a change of control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by us and purchases all notes properly tendered and not withdrawn under the change of control offer.

          The triggering of the purchase right will not constitute an event of default under the indenture. In addition, we may be unable to pay the change of control payment because (1) the agreements governing the operating partnership's Existing Notes and the Credit Agreement limit the operating partnership's ability to make distributions to the partnership and (2) we may not have sufficient immediate financial resources to pay cash to the holders of notes upon a repurchase. The failure of the partnership to repurchase the notes upon a change of control offer would constitute an immediate Event of Default under the indenture. See "Risk Factors—we may be unable to repurchase notes upon a change of control; it may be difficult to determine if a change of control has occurred."

Asset Sales

          The indenture defines the term "Asset Sale" and provides that the partnership and, in specified circumstances, its subsidiaries that are Restricted Subsidiaries, meaning they are not "Unrestricted Subsidiaries," must comply with restrictions applicable to an Asset Sale. Briefly, an Unrestricted Subsidiary has no Indebtedness or any other obligation that, directly or indirectly, is guaranteed by or obligates in any way the partnership.

          The partnership and its Restricted Subsidiaries may complete an Asset Sale if the partnership or its Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value, as determined in good faith by an authorized financial officer of our general partner, of the assets sold or otherwise disposed of, and, if such Asset Sale involves assets with a fair market value in excess of $10 million, then at least 75% of the consideration received by the partnership or the Restricted Subsidiary is in the form of cash. For purposes of determining the amount of cash received in an Asset Sale, the following will be deemed to be cash:

            (1)     the amount of any liabilities on the partnership's or any Restricted Subsidiary's balance sheet that are assumed by the transferee of the assets; and

            (2)     the amount of any notes or other obligations received by the partnership or the Restricted Subsidiary from the transferee that is converted within 180 days by the partnership or the Restricted Subsidiary into cash, to the extent of the cash received.

          Furthermore, the 75% limitation will not apply to any Asset Sale in which the cash portion of the consideration received is equal to or greater than the after-tax proceeds would have been had the Asset Sale complied with the 75% limitation.

          If the partnership or any of its Restricted Subsidiaries receives Net Proceeds exceeding $20 million from one or more Asset Sales in any fiscal year, then within 410 days after the date the aggregate amount of Net Proceeds exceeds $20 million, the partnership or any of its Restricted Subsidiaries must apply the amount of such Net Proceeds either (1) to reduce Indebtedness of the partnership or any of its Restricted Subsidiaries, with a permanent reduction of availability in the case of revolving Indebtedness, or (2) to make an investment in assets or capital expenditures useful to the partnership's or any of its Subsidiaries' business as in effect on the date of the indenture or businesses related or ancillary thereto. Any Net Proceeds that are not applied or invested in either of these ways will be considered "Excess Proceeds."

          Pending the final application of any Net Proceeds, the partnership or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities, or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

          When the aggregate amount of Excess Proceeds exceeds $20 million, we will make an offer to all noteholders, and holders of other Indebtedness outstanding that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of asset sales, to purchase for cash that number of notes that may be purchased out of the Excess Proceeds at a purchase price equal to 100% of the principal amount of the note plus accrued and unpaid interest to the date of purchase. We will follow the procedures set forth in the indenture and we will comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws.

          To the extent that the aggregate amount of notes tendered in response to our purchase offer is less than the Excess Proceeds, the partnership or any Restricted Subsidiary may use such deficiency for general business purposes. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis in proportion to the aggregate principal amount of the notes and such other pari passu Indebtedness tendered in accordance with the procedures for selection and notice of redemption set forth below. Upon completion of the offer to the noteholders, the amount of Excess Proceeds will be reset at zero.

Selection and Notice of Redemption

          If less than all the notes are to be redeemed at any time, the trustee will select the notes to be redeemed among the holders of notes pro rata, by lot or in accordance with a method which the trustee considers to be fair and appropriate. The trustee must choose in a manner that complies with any legal and stock exchange requirements. Notices of redemption shall be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of that note upon surrender and cancellation of the original note. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

          The indenture requires us to comply with a number of covenants, including those summarized below.

Limitation on Additional Indebtedness

          The partnership and its Restricted Subsidiaries may incur more debt only under specified circumstances. The partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment, in each case, to "incur," any Indebtedness, unless at the time of the incurrence and after giving pro forma effect to the receipt and application of the proceeds of the Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the partnership would be greater than 2.00 to 1.00.

          In addition to any Indebtedness that may be incurred as set forth above, the partnership and its Restricted Subsidiaries may incur "Permitted Indebtedness." The term Permitted Indebtedness is defined in the indenture and includes:

            (1)     Indebtedness outstanding as of the date of the indenture;

            (2)     Indebtedness of the partnership or a Restricted Subsidiary incurred for the making of expenditures for the improvement or repair, to the extent the improvements or repairs may be capitalized in accordance with GAAP, or additions, including by way of acquisitions of businesses and related assets, to the property and assets of the partnership and its Restricted Subsidiaries, including, without limitation, the acquisition of assets subject to operating leases, Indebtedness incurred under the Credit Facilities, or incurred by assumption in connection with additions, including additions by way of acquisitions or capital contributions of businesses and related assets, to the property and assets of the partnership and its Restricted Subsidiaries; provided, that the aggregate principal amount of this Indebtedness outstanding at any time may not exceed $75 million;

            (3)     Indebtedness of the partnership or a Restricted Subsidiary (a) incurred for any purpose permitted under the Credit Facilities or (b) owing in respect of any Accounts Receivable Securitization, operating lease, or other off-balance sheet obligation existing on the date of the indenture that arises because, after the date of the indenture, such off-balance sheet obligations are refinanced with Indebtedness, provided, that the aggregate principal amount of this Indebtedness outstanding under this clause at any time may not exceed an amount equal to the sum of (x) $500 million plus (y) the amount, if any, by which the Borrowing Base as of the date of calculation exceeds the amount of the Borrowing Base as of December 31, 2003;

            (4)     Indebtedness of the partnership owed to our general partner or an affiliate of our general partner that is unsecured and that is subordinated in right of payment to the notes; provided, that the aggregate principal amount of this Indebtedness outstanding at any time under this clause may not exceed $50 million and this Indebtedness has a final maturity date later than the final maturity date of the notes;

            (5)     Indebtedness (a) owed by the partnership or any Restricted Subsidiary to the operating partnership or any Restricted Subsidiary or (b) owed by the operating partnership or any Restricted Subsidiary to the partnership or to any other Restricted Subsidiary;

            (6)     Permitted Refinancing Indebtedness (including, for the avoidance of doubt, Indebtedness incurred as permitted under the Consolidated Fixed Charge Coverage Ratio set forth in the second sentence of this section entitled "— Limitation on Additional Indebtedness");

            (7)     the incurrence by the partnership or a Restricted Subsidiary of Indebtedness owing directly to its insurance carriers, without duplication, in connection with the partnership's, its Subsidiaries' or its Affiliates' self-insurance programs or other similar forms of retained insurable risks for their respective businesses, consisting of reinsurance agreements and indemnification agreements, and guarantees of the foregoing, secured by letters of credit; provided, that any Consolidated Fixed Charges associated with the Indebtedness evidenced by the reinsurance agreements, indemnification agreements, guarantees and letters of credit will be included, without duplication, in any determination of the Consolidated Fixed Charge Coverage Ratio test set forth in the second sentence of this section entitled "— Limitation on Additional Indebtedness;"

            (8)     Indebtedness of the partnership and its Restricted Subsidiaries in respect of Capital Leases, meaning, generally, any lease of any property which would be required to be classified and accounted for as a capital lease on a balance sheet of the lessor; provided, that the aggregate amount of this Indebtedness outstanding at any time may not exceed $30 million;

            (9)     Indebtedness of the partnership and its Restricted Subsidiaries represented by letters of credit supporting (a) obligations under workmen's compensation laws, (b) obligations to suppliers of propane or energy commodity derivative providers in the ordinary course of business consistent with past practices, not to exceed $15 million at any one time outstanding, and (c) the repayment of Indebtedness permitted to be incurred under the indenture;

            (10)   surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the partnership or any of its Subsidiaries or in connection with judgments that do not result in a "Default" or "Event of Default" (which terms are defined in the section entitled "— Events of default and remedies");

            (11)    Indebtedness of the partnership or its Restricted Subsidiaries incurred in connection with acquisitions of retail propane businesses in favor of the sellers of such businesses in an aggregate principal amount not to exceed $20 million in any fiscal year and not to exceed $70 million at any one time outstanding; provided, that the principal amount of such Indebtedness incurred in connection with any such acquisition shall not exceed the fair market value of the assets so acquired and, to the extent issued by the partnership, such Indebtedness is expressly subordinated to the notes;

            (12)   unsecured Indebtedness of the partnership or its Restricted Subsidiaries which is not otherwise a Permitted Indebtedness in an aggregate outstanding amount not to exceed the greater of (a) $50 million and (b) 5% of Consolidated Net Tangible Assets; and

            (13)   the notes (other than any additional notes issued after this offering).

          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred in compliance with the Consolidated Fixed Charge Coverage Ratio in the first paragraph of this section, the partnership may, in its sole discretion, classify (or later reclassify) in whole or in part such items of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses of Permitted Indebtedness or in compliance with the Consolidated Fixed Charge Coverage Ratio in the first paragraph of this section.

Limitation on Restricted Payments

          The partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment, that is, to:

            (1)     declare or pay any dividend or any other distribution or payment on or with respect to Capital Stock of the partnership or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders, in their capacities as such, of Capital Stock of the partnership or any of its Restricted Subsidiaries other than (a) dividends or distributions payable solely in Capital Stock of the partnership (excluding Redeemable Capital Stock), or in options, warrants or other rights to purchase Capital Stock of the partnership (excluding Redeemable Capital Stock); (b) dividends or other distributions to the extent declared or paid to the partnership or any Restricted Subsidiary of the partnership; or (c) dividends or other distributions by any Restricted Subsidiary of the partnership to all holders of Capital Stock of that Restricted Subsidiary on a pro rata basis, including, in the case of the operating partnership, to its general partner;

            (2)     purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the partnership or any of its Restricted Subsidiaries, other than any Capital Stock owned by the partnership or a Restricted Subsidiary of the partnership;

            (3)     make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other stated maturity, any subordinated Indebtedness, other than any such Indebtedness owned by the partnership or a Restricted Subsidiary of the partnership; or

            (4)     make any investment, other than a Permitted Investment, in any entity,

unless, at the time of and after giving effect to the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing, and the Restricted Payment, together with the aggregate of all other Restricted Payments made by the partnership and its Restricted Subsidiaries during the fiscal quarter during which the Restricted Payment is made, will not exceed:

            (A)    if the Consolidated Fixed Charge Coverage Ratio of the partnership is greater than 1.75 to 1.00, an amount equal to Available Cash for the immediately preceding fiscal quarter; or

            (B)     if the Consolidated Fixed Charge Coverage Ratio of the partnership is equal to or less than 1.75 to 1.00, an amount equal to the sum of $50 million, less the aggregate amount of all Restricted Payments made by the partnership and its Restricted Subsidiaries in accordance with this clause during the period ending on the last day of the fiscal quarter of the partnership immediately preceding the date of the Restricted Payment and beginning on the first day of the sixteenth full fiscal quarter immediately preceding the date of the Restricted Payment plus the aggregate net cash proceeds of capital contributions to the partnership from any Person other than a Restricted Subsidiary of the partnership, or issuance and sale of shares of Capital Stock, other than Redeemable Capital Stock, of the partnership to any entity other than to a Restricted Subsidiary of the partnership, in any case made during the period ending on the last day of the fiscal quarter of the partnership immediately preceding the date of the Restricted Payment and beginning on the first day of the sixteenth full fiscal quarter immediately preceding the date of the Restricted Payment.

          The Restricted Payment may be made in assets other than cash, in which case the amount will be the fair market value, as determined in good faith by an authorized financial officer of the general partner on the date of the Restricted Payment of the assets proposed to be transferred.

          The above provisions will not prohibit:

            (1)     the payment of any dividend or distribution within 60 days after the date of its declaration if, at the date of declaration, the payment would be permitted as summarized above;

            (2)     the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the partnership or any Restricted Subsidiary of the partnership in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to the partnership from any entity other than a Restricted Subsidiary of the partnership; or issuance and sale of other Capital Stock, other than Redeemable Capital Stock, of the partnership to any entity other than to a Restricted Subsidiary of the partnership; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash; or

            (3)     any redemption, repurchase or other acquisition or retirement of subordinated Indebtedness in exchange for, or out of the net cash proceeds of, a substantially concurrent capital contribution to the partnership from any entity other than a Restricted Subsidiary of the partnership; or issuance and sale of Indebtedness of the partnership issued to any entity other than a Restricted Subsidiary or the partnership, so long as the Indebtedness is Permitted Refinancing Indebtedness; provided, however, that the amount of any net cash proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash.

          In computing the amount of Restricted Payments previously made for purposes of the Restricted Payments test above, Restricted Payments made under the first point above will be included and Restricted Payments made under the second and third points above shall not be so included.

Limitation on Liens

          The partnership will not, and will not permit any of its Restricted Subsidiaries to, incur any liens or other encumbrance, unless the lien is a Permitted Lien or the notes are directly secured equally and ratably with the obligation or liability secured by such lien.

Limitation on Transactions with Affiliates

          The partnership will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including the sale, transfer, disposition, purchase, exchange or lease of assets, property or services, other than as provided for in our partnership agreement or in the operating partnership's partnership agreement and the other agreements entered into between the partnership or the operating partnership and any of their affiliates, with, or for the benefit of any affiliates of the partnership unless:

            (1)     the transaction or series of related transactions are between the partnership and its Restricted Subsidiaries or between two Restricted Subsidiaries; or

            (2)     the transaction or series of related transactions are on terms that are no less favorable to the partnership or the Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from an entity that is not an affiliate of the partnership or Restricted Subsidiary, and, with respect to transaction(s) involving aggregate payments or value equal to or greater than $20 million, the partnership shall have delivered an officers' certificate to the trustee certifying that the transaction(s) is on terms that are no less favorable to the partnership or the Restricted Subsidiary than those which would have been obtained from an entity that is not an affiliate of the partnership or Restricted Subsidiary and has been approved by a majority of the board of directors of our general partner, including a majority of the disinterested directors.

          However, the covenant limiting transactions with affiliates will not restrict the partnership, any Restricted Subsidiary or the general partner from entering into: any employment agreement, stock option agreement, restricted stock agreement, employee stock ownership plan related agreements, or similar agreement and arrangements, in the ordinary course of business; transactions permitted by the provisions described in the section entitled "— Restricted Payments;" and the definition of "Permitted Investments", transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane business operated by the partnership, its Subsidiaries and affiliates; any Accounts Receivable Securitization; any affiliate trading transactions done in the ordinary course of business; and any transaction that is a Flow-Through Acquisition.

Limitation on Dividends and Other Payment Restrictions Affecting the Subsidiaries

          The partnership will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1)     pay dividends, in cash or otherwise, or make any other distributions on or with respect to its Capital Stock or any other interest or participation in, or measured by, its profits;

            (2)     pay any Indebtedness owed to the partnership or any other Restricted Subsidiary;

            (3)     make loans or advances to, or any investment in, the partnership or any other Restricted Subsidiary;

            (4)     transfer any of its properties or assets to the partnership or any other Restricted Subsidiary; or

            (5)     guarantee any Indebtedness of the partnership or any other Restricted Subsidiary.

          Collectively, these restrictions are called the "Payment Restrictions." However, some encumbrances or restrictions are permissible, including those existing under or by reason of:

            (1)     applicable law;

            (2)     any agreement in effect at or entered into on the date of the indenture or any agreement relating to any Indebtedness permitted to be incurred under the indenture, or with respect to any Credit Facility (including agreements or instruments evidencing Indebtedness incurred after the date of the indenture); provided, however, that the encumbrances and restrictions contained in the agreements governing such permitted Indebtedness are not materially more restrictive with respect to the payment restrictions than those set forth in the agreements governing the operating partnership's Credit Facilities or existing Indebtedness as in effect on the date of the indenture;

            (3)     customary non-assignment provisions of any contract or any lease governing a leasehold interest of the partnership or any Restricted Subsidiary;

            (4)     specific purchase money obligations or Capital Leases for property subject to such obligations;

            (5)     any agreement of an entity (or any it its Restricted Subsidiaries) acquired by the partnership or any Restricted Subsidiary, in existence at the time of the acquisition but not created in contemplation of the acquisition, which encumbrance or restriction is not applicable to any third party other than the entity; or

            (6)     provisions contained in instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor of the Indebtedness unless the transferee shall assume the obligations of the obligor under the agreement or instrument.

Merger, Consolidation or Sale of Assets

          The indenture provides that the partnership may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity unless:

            (1)     the partnership is the surviving entity or the entity formed by or surviving the transaction, if other than the partnership, or the entity to which the sale was made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

            (2)     the entity formed by or surviving the transaction, if other than the partnership, or the entity to which the sale was made assumes all the obligations of the partnership in accordance with a supplemental indenture in a form reasonably satisfactory to the trustee, under the notes and the indenture;

            (3)     immediately after the transaction no Default or Event of Default exists; and

            (4)     at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, either (a) the partnership or such other entity or survivor is permitted to incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio as described in the section entitled "— Limitation on Additional Indebtedness," or (b) the Consolidated Fixed Charge Coverage Ratio of the partnership or such other entity or survivor is equal to or greater than the Consolidated Fixed Charge Coverage Ratio of the partnership immediately before such transaction.

          The indenture also provides that Ferrellgas Partners Finance Corp. may not consolidate or merge with or into, whether or not it is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity except under conditions similar to those described in the paragraph above.

Reports to Noteholders

          Whether or not required by the rules and regulations of the Securities and Exchange Commission ("SEC"), so long as any notes are outstanding, we will furnish to the noteholders all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, we will furnish to such noteholders all reports that would be required to be filed with the SEC on Form 8-K if we were required to file the reports. Finally, whether or not required by the rules and regulations of the SEC, we will file a copy of all the information described in the preceding sentences with the SEC unless the SEC will not accept the filing. We will also make the information available to investors who request it in writing. Currently, we are required to and do file quarterly and annual reports on Forms 10-Q and 10-K. Furthermore, we will promptly furnish to the noteholders notices of (a) any Payment Default under any instrument evidencing Indebtedness for borrowed money, and (b) any acceleration of such Indebtedness prior to its express maturity.

Events of Default and Remedies

          The indenture describes in detail the occurrences that would constitute an "Event of Default." Such occurrences include the following:

            (1)     default in the payment of the principal of or premium, if any, on any note when the same becomes due and payable, upon stated maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise;

            (2)     default in the payment of an installment of interest on any of the notes, when the same becomes due and payable, which default continues for a period of 30 days;

            (3)     failure to perform or observe any other term, covenant or agreement contained in the notes or the indenture, other than a default specified in either of the two clauses above, and the default continues for a period of 45 days after written notice of the default requiring us to remedy the same shall have been given to the partnership by the trustee or to us and the trustee by holders of 25% in aggregate principal amount of the applicable notes then outstanding;

            (4)     default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the partnership or any Restricted Subsidiary of the partnership then has outstanding Indebtedness in excess of $25 million, if the default:

              (A)    is caused by a failure to pay principal of or premium, if any, or interest on to such Indebtedness within the applicable grace period, if any, provided with respect to such Indebtedness; or

              (B)     results in the acceleration of such Indebtedness prior to its stated maturity;

            (5)     a final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against the partnership, any Restricted Subsidiary, or the general partner provided such judgment or judgments requires or require the payment of money in excess of $25 million, in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment; in the event of a stay, the judgment shall not be discharged within 30 days after the stay expires; or

            (6)     specified events of bankruptcy, insolvency or reorganization with respect to us or any of our significant subsidiaries, as that term is defined in Rule 1.02(v) of Regulation S-X under the Securities Act, has occurred.

          If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% of principal amount of the applicable series of notes then outstanding may declare all the notes of that series to be due and payable immediately.

          Notwithstanding the foregoing, in the case of an Event of Default arising from specified events of bankruptcy or insolvency, with respect to the partnership or Ferrellgas Partners Finance Corp. or any significant subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Noteholders may not enforce the indenture or the notes except as provided in the indenture. Subject to limitations, holders of a majority in principal amount of a series of then-outstanding notes may direct the trustee of that series of notes in its exercise of any trust or power. The trustee may withhold from noteholders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if the trustee determines in good faith that withholding notice is in their interest. If any Event of Default occurs because we or those acting on our behalf willfully intended to avoid payment of the premium that we would have to pay if we then elected to redeem the notes under the optional redemption provisions of the indenture governing the notes, then an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. The holders of a majority in aggregate principal amount of a series of notes issued under the indenture and then outstanding, by notice to the trustee for those notes, may waive any existing Default or Event of Default for all noteholders of that series and its consequences under the indenture, except a continuing Default or Event of Default in the payment of any principal of, premium, if any, or interest on the notes.

          We are required to deliver to the trustee annually a statement regarding compliance with the indenture. In addition, upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying the Default or Event of Default.

No Personal Liability of Limited Partners, Directors, Officers, Employees and Unitholders

          No limited partner of the partnership or director, officer, employee, incorporator or stockholder of our general partner or Ferrellgas Partners Finance Corp., as such, shall have any liability for any of our obligations under the notes or the indenture or any claim based on, in respect of, or by reason of, these obligations. Each noteholder, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Non-Recourse

          Our obligations under the indenture are recourse to our general partner and non-recourse to the operating partnership and their respective affiliates, other than ourselves, and are payable only out of our cash flow and assets. The trustee has, and each holder of a note, by accepting a note, is deemed to have, agreed in the indenture that the operating partnership and its affiliates (other than ourselves) will not be liable for any of our obligations under the indenture or the notes.

Legal Defeasance and Covenant Defeasance

          We may, at the option of the board of directors of our general partner, on our behalf, and the board of directors of Ferrellgas Partners Finance Corp. and at any time, elect to have all of our obligations discharged with respect to outstanding notes. This is known as "legal defeasance." However, under legal defeasance we cannot discharge:

            (1)     the rights of holders of outstanding notes to receive payments with respect to any principal, premium, and interest on the notes when the payments are due;

            (2)     our obligations with respect to the notes concerning issuing temporary notes, registration of notes or mutilated, destroyed, lost or stolen notes;

            (3)     our obligation to maintain an office or agency for payment and money for security payments held in trust;

            (4)     the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

            (5)     the legal defeasance and covenant defeasance provisions of the indenture.

          In addition, we may, at our option and at any time, elect to have our obligations released with respect to specified covenants that are described in the indenture. This is called "covenant defeasance." After our obligations have been released in this manner, any failure to comply with these obligations will not constitute a Default or Event of Default with respect to the notes. In the event covenant defeasance occurs, specific events, not including non-payment, bankruptcy, receivership, reorganization and insolvency, described in the section entitled "— Events of default and remedies," will no longer constitute an Event of Default with respect to the notes.

          In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the trustee, in trust, for the benefit of the noteholders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in amounts sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, any premium and interest on the outstanding notes on the stated maturity date or on the applicable redemption date.

          In addition, we will be required to deliver to the trustee an opinion of counsel stating that after the 91st day following the deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and that all conditions precedent provided for or relating to legal defeasance or covenant defeasance have been complied with, and confirming other matters. Furthermore, in the case of a legal defeasance, the opinion must confirm that we have received from, or there shall have been published by, the IRS a ruling, or since the date of the indenture, there shall have been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred. In the case of covenant defeasance, the opinion must confirm that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

          Finally, to exercise either legal defeasance or covenant defeasance, we must have delivered to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring the holders of notes over our other creditors or with the intent of defeating, hindering, delaying or defrauding our other creditors.

          We may not exercise either legal defeasance or covenant defeasance if an Event of Default has occurred and is continuing on the date of the deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit. In addition, we may not exercise either legal defeasance or covenant defeasance if such legal defeasance or covenant defeasance will result in a breach, violation or constitute a default under any material agreement or instrument, other than the indenture, to which we or any of our Restricted Subsidiaries is a party or by which we or any of our Restricted Subsidiaries is bound.

Amendment, Supplement and Waiver

          In general, the indenture and the notes may be amended or supplemented, and any existing default or compliance with any provision of the indenture or the notes may be waived, with the consent of the holders of at least a majority in principal amount of the notes then outstanding. This includes consents obtained in connection with a tender offer or exchange offer for notes. However, without the consent of each noteholder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting noteholder:

            (1)     reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

            (2)     reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to our obligation to repurchase the notes upon specific asset sales or a change of control;

            (3)     reduce the rate of or change the time for payment of interest on any note;

            (4)     waive a Default in the payment of principal or interest on the notes;

            (5)     make any note payable in money other than that stated in the notes;

            (6)     make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal, premium, if any, or interest on the notes; or

            (7)     make any change in the foregoing amendment and waiver provisions.

          Notwithstanding the foregoing, without the consent of any noteholder, we and the trustee may amend or supplement the indenture or the notes to:

            (1)     cure any ambiguity, defect or inconsistency;

            (2)     provide for uncertificated notes in addition to or in place of certificated notes;

            (3)     provide for the assumption of our obligations to noteholders in the case of a merger or consolidation;

            (4)     make any change that could provide any additional rights or benefits to the noteholders that does not adversely affect the legal rights under the indenture of any such holder;

            (5)     comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

            (6)     to provide security for or add guarantees with respect to the notes.

The Trustee

          Should the trustee, U.S. Bank National Association, become our creditor, the indenture contains specific limitations on the trustee's rights to obtain payment of claims or to realize on specific property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

          U.S. Bancorp Investments, Inc., an affiliate of U.S. Bank National Association, is acting as an underwriter for the notes offered hereby.

          The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to specific exceptions. The indenture provides that in case an uncured Event of Default occurs, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any noteholder, unless the noteholder offers to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.

Certain Definitions

          Set forth below are defined terms used in the indenture and in the description of notes set forth above. These defined terms frequently refer to other defined terms and include details that explain the terms of the indenture with greater precision than the summary section above does. We have not, however, included in this glossary all of the defined terms that are included in the indenture. We urge you to read the indenture and the form of note because they, not this description, define the rights of the noteholders and include all the details about the notes.

          "Accounts Receivable Securitization" means a financing arrangement involving the transfer or sale of accounts receivable of the partnership and its Restricted Subsidiaries in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon the partnership and its Restricted Subsidiaries or any Affiliate of the partnership and its Restricted Subsidiaries (other than any such SPE) except to the extent of the breach of a representation or warranty by the partnership and its Restricted Subsidiaries in connection therewith or (b) any negative pledge or lien on any accounts receivable not actually transferred to any such SPE in connection with such arrangement.

          "Asset Acquisition" means the following (in all cases, including assets acquired through a Flow-Through Acquisition):

            (1)     an Investment by the partnership or any Restricted Subsidiary of the partnership in any other Person pursuant to which the Person shall become a Restricted Subsidiary of the partnership, or shall be merged with or into the partnership or any Restricted Subsidiary of the partnership;

            (2)     the acquisition by the partnership or any Restricted Subsidiary of the partnership of the assets of any Person, other than a Restricted Subsidiary of the partnership, which constitute all or substantially all of the assets of such Person; or

            (3)     the acquisition by the partnership or any Restricted Subsidiary of the partnership of any division or line of business of any Person, other than a Restricted Subsidiary of the partnership.

          "Asset Sale" means either of the following, whether in a single transaction or a series of related transactions:

            (1)     the sale, lease, conveyance or other disposition of any assets other than (a) sales, leases or transfers of assets in the ordinary course of business (including but not limited to the sales of inventory in the ordinary course of business), and (b) sales of accounts receivable under any Accounts Receivable Securitization; or

            (2)     the issuance or sale of Capital Stock of any direct Subsidiary.

          Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

            (1)     any sale, lease or transfer of assets or Capital Stock by the partnership or any of its Restricted Subsidiaries to us, the operating partnership or a Restricted Subsidiary;

            (2)     any sale or transfer of assets or Capital Stock by the partnership or any of its Restricted Subsidiaries to any entity in exchange for other assets used in a related business and/or cash (provided, that such cash portion is at least 75% of the difference between the value of the assets being transferred and the value of the assets being received) and having a fair market value, as determined in good faith by an authorized financial officer of our general partner, reasonably equivalent to the fair market value of the assets so transferred;

            (3)     any sale, lease or transfer of assets in accordance with Permitted Investments;

            (4)     the sale, lease, conveyance or other disposition of all or substantially all of the assets of the partnership; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the partnership will be governed by the provisions described under the section entitled "— Offers to Purchase; Repurchase at the Option of the Noteholders — Change of Control Offer" and/or the provisions described under the section entitled "— Merger, Consolidation or Sale of Assets" and not the Asset Sale covenant;

            (5)     the transfer or disposition of assets that are permitted Restricted Payments;

            (6)     any sale, lease or transfer of assets pursuant to a sale and leaseback transaction, provided that the fair market value of all assets so sold, leased or transferred shall not exceed $25 million from and after the date of the indenture;

            (7)     sales or transfers of assets not otherwise covered which does not generate proceeds in excess of $2.5 million; and

            (8)     sales or transfers of accounts receivable under an Accounts Receivable Securitization.

          "Available Cash" as to any quarter means:

            (1)     the sum of:

              (a)     all cash receipts of the partnership during such quarter from all sources (including, without limitation, distributions of cash received from the operating partnership, cash proceeds from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions, and borrowings made under the Credit Facilities); and

              (b)     any reduction with respect to such quarter in a cash reserve previously established pursuant to clause (2)(b) below (either by reversal or utilization) from the level of such reserve at the end of the prior quarter;

            (2)     less the sum of:

              (a)     all cash disbursements of the partnership during such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Capital Stock of the partnership, capital expenditures, contributions, if any, to the operating partnership and cash distributions to partners of the partnership (but only to the extent that such cash distributions to partners exceed Available Cash for the immediately preceding quarter); and

              (b)     any cash reserves established with respect to such quarter, and any increase with respect to such quarter in a cash reserve previously established pursuant to this clause (2)(b) from the level of such reserve at the end of the prior quarter, in such amounts as the general partner determines in its reasonable discretion to be necessary or appropriate (i) to provide for the proper conduct of the business of the partnership or the operating partnership (including, without limitation, reserves for future capital expenditures), (ii) to provide funds for distributions with respect to Capital Stock of the partnership in respect of any one or more of the next four quarters or (iii) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the partnership or the operating partnership is a party or by which any of them is bound or its assets are subject;

            (3)     plus the lesser of (a) an amount as calculated in accordance with clauses (1) and (2) above for the partnership or its Restricted Subsidiaries for the first 45 days of the quarter during which such Restricted Payment is made (rather than the quarter for which clauses (1) and (2) were calculated) and (b) an amount of working capital Indebtedness that the partnership or its

  Restricted Subsidiaries could have incurred on or before the 45th day after the last day of the quarter used to calculate clauses (1) and (2) above;

provided, however, that Available Cash attributable to any Restricted Subsidiary of the partnership will be excluded to the extent dividends or distributions of Available Cash by the Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation.

          Notwithstanding the foregoing, (x) disbursements (including, without limitation, contributions to the operating partnership or disbursements on behalf of the operating partnership) made or reserves established, increased or reduced after the end of any quarter but on or before the date on which any Restricted Payment requiring a determination of Available Cash for such quarter is made shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, with respect to such quarter if the general partner so determines, and (y) "Available Cash" shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established in each case after the date of liquidation of the partnership. Taxes paid by the partnership on behalf of, or amounts withheld with respect to, all or less than all of the partners shall not be considered cash disbursements of the partnership that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the partners. Alternatively, in the discretion of the general partner, such taxes (if pertaining to all partners) may be considered to be cash disbursements of the partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such partners.

          "Borrowing Base" means, as of any date, an amount equal to:

            (1)     80% of the face amount of all accounts receivable owned by the partnership and its Subsidiaries as of the end of the most recent month preceding such date that were not more than 90 days past due; plus

            (2)     70% of the value of all inventory owned by the partnership and its Subsidiaries as of the end of the most recent month preceding such date,

          in each case, as calculated on a consolidated basis and in accordance with GAAP.

          "Capital Stock" means of any Person any capital stock, partnership interest, membership interest, or equity interest of any kind.

          "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the partnership and its Restricted Subsidiaries, for any period, the sum of, without duplication, the amounts for the period, taken as single accounting, of:

            (1)     Consolidated Net Income;

            (2)     Consolidated Non-cash Charges;

            (3)     Consolidated Interest Expense; and

            (4)     Consolidated Income Tax Expense.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to the partnership and its Restricted Subsidiaries, the ratio of (y) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Four Quarter Period"), to (z) the aggregate amount of Consolidated Fixed Charges of the Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated

Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of the calculation to, without duplication:

            (1)     the incurrence or repayment of any Indebtedness, excluding the incurrence of revolving credit borrowings and repayments of revolving credit borrowings (other than the incurrence and repayment of any revolving credit borrowings the proceeds of which are used for Asset Acquisitions or Growth Related Capital Expenditures of the partnership or any of its Restricted Subsidiaries and, in the case of any incurrence or revolving credit borrowings, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the incurrence (and application) occurred on the first day of the Reference Period; and

            (2)     any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of the partnership or one of its Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if the Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that:

              (a)     Consolidated Fixed Charges will be reduced by amounts attributable to businesses or assets that are so disposed of only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of determination of the Consolidated Fixed Charge Coverage Ratio;

              (b)     Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined by the actual gross profit, which is equal to revenues minus cost of goods sold, of the acquired business or asset during the immediately available preceding four full fiscal quarters occurring in the Reference Period, minus the pro forma expenses that would have been incurred by the partnership and its Restricted Subsidiaries in the operation of the acquired business or asset during the period computed on the basis of personnel expenses for employees retained or to be retained by the partnership and its Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses incurred by or to be incurred by the partnership and its Restricted Subsidiaries based upon the operation of the partnership's business, all as determined in good faith by an authorized financial officer of our general partner; and

              (c)     Consolidated Cash Flow Available for Fixed Charges shall not include the impact of any non-recurring cash charges incurred in connection with a restructuring, reorganization or other similar transaction, as determined in good faith by an authorized financial officer of our general partner.

          Furthermore, subject to the following paragraph, in calculating "Consolidated Fixed Charges" for purposes of determining the "Consolidated Fixed Charge Coverage Ratio":

            (1)     interest on outstanding Indebtedness, other than Indebtedness referred to in the point below, determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on that date;

            (2)     only actual interest payments associated with Indebtedness incurred in accordance with clause (4) of the definition of Permitted Indebtedness and all Permitted Refinancing Indebtedness in respect thereof, during the Four Quarter Period shall be included in the calculation; and

            (3)     if interest on any Indebtedness actually incurred on the date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during the period.

          "Consolidated Fixed Charges" means, with respect to the partnership and its Restricted Subsidiaries for any period, the sum of, without duplication:

            (1)     the amounts for such period of Consolidated Interest Expense; and

            (2)     the product of:

              (a)     the aggregate amount of dividends and other distributions paid or accrued during the period in respect of Preferred Stock and Redeemable Capital Stock of the partnership and its Restricted Subsidiaries on a consolidated basis; and

              (b)     a fraction, the numerator of which is one and the denominator of which is one less the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

          "Consolidated Income Tax Expense" means, with respect to the partnership and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the partnership and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to the partnership and its Restricted Subsidiaries, for any period, without duplication, the sum of:

            (1)     the interest expense of the partnership and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

            (2)     any amortization of debt discount;

            (3)     the net cost under Interest Rate Agreements;

            (4)     the interest portion of any deferred payment obligation;

            (5)     all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

            (6)     all accrued interest for all instruments evidencing Indebtedness; and

            (7)     the interest component of Capital Leases paid or accrued or scheduled to be paid or accrued by the partnership and its Restricted Subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means the net income of the partnership and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude:

            (1)     net after-tax extraordinary gains or losses;

            (2)     net after-tax gains or losses attributable to Asset Sales or sales of receivables under any Accounts Receivable Securitization;

            (3)     the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting; provided, that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the partnership or any Restricted Subsidiary;

            (4)     the net income or loss prior to the date of acquisition of any Person combined with the partnership or any Restricted Subsidiary in a pooling of interest;

            (5)     the net income of any Restricted Subsidiary to the extent that dividends or distributions of that net income are not at the date of determination permitted by the terms of its charter or any judgment, decree, order, statute, rule or other regulation; and

            (6)     the cumulative effect of any changes in accounting principles.

          "Consolidated Net Tangible Assets" means as of any date of determination, the Total Assets of the partnership and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the partnership and the Restricted Subsidiaries prepared in accordance with GAAP as of that date less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

          "Consolidated Non-Cash Charges" means, with respect to the partnership and its Restricted Subsidiaries for any period, the aggregate (1) depreciation, (2) amortization, (3) non-cash employee compensation expenses of the partnership or its Restricted Subsidiaries for such period, and (4) any non-cash charges resulting from writedowns of non-current assets, in each case which reduces the Consolidated Net Income of the partnership and its Restricted Subsidiaries for the period, as determined on a consolidated basis in accordance with GAAP.

          "Credit Agreement" means that Fifth Amended and Restated Credit Agreement, dated as of April 22, 2005, among the operating partnership, the general partner, Bank of America, N.A., as agent, and the other financial institutions party thereto as heretofore amended (as amended, the "Existing Credit Agreement"), as the Existing Credit Agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

          "Credit Facilities" means, one or more debt facilities (including, without limitation, the facilities evidenced by the Credit Agreement) or commercial paper facilities, or indentures, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Designation Amount" means, with respect to the designation of a Restricted Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, an amount equal to the sum of:

            (1)     the net book value of all assets of the Subsidiary at the time of the designation in the case of a Restricted Subsidiary; and

            (2)     the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary.

          "Equity Offering" means a public offering or private placement of partnership interests (other than interests that are mandatorily redeemable) of:

            (1)     any entity that directly or indirectly owns equity interests in the partnership, to the extent the net proceeds are contributed to the partnership;

            (2)     any Subsidiary of the partnership to the extent the net proceeds are distributed, paid, lent or otherwise transferred to the partnership that results in the net proceeds to the partnership of at least $20 million; or

            (3)     the partnership.

          A private placement of partnership interests will not be deemed an Equity Offering unless net proceeds of at least $20 million are received.

          "Existing Notes" means the operating partnership's (1) $450,000,000 principal amount of 6.75% Senior Notes due 2014 and (2) $300,000,000 principal amount of 9.125% Senior Notes due 2017.

          "Flow-Through Acquisition" means an acquisition by the general partner or its parent from a Person that is not an Affiliate of the general partner, its parent or the partnership, of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of the Person owning such assets) in a permitted line of business, which is promptly sold, transferred or contributed by the general partner or its parent to the partnership or one of its Subsidiaries.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, which are in effect on the date of the indenture.

          "Growth Related Capital Expenditures" means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

          "Indebtedness" means, as applied to any Person, without duplication:

            (1)     (a) any indebtedness for borrowed money and (b) all obligations evidenced by any (i) bond, note, debenture or other similar instrument or (ii) letter of credit, or reimbursement agreements in respect thereof, but only for any drawings that are not reimbursed within five Business Days after the date of such drawings, which in each case the Person has, directly or indirectly, created, incurred or assumed;

            (2)     any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any lien in respect of property owned by the Person, whether or not the Person has assumed or become liable for the payment of the indebtedness; provided, that the amount of the indebtedness, if the Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time, as determined in good faith by the Person of the property subject to the lien;

            (3)     any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business) with respect to which the Person has become directly or indirectly liable and which represents the deferred purchase price, or a portion thereof, or has been incurred to finance the purchase price, or a portion thereof, of any property or business acquired by, or service performed on behalf of, the Person, whether by purchase, consolidation, merger or otherwise;

            (4)     the principal component of any obligations under Capital Leases to the extent the obligations would, in accordance with GAAP, appear on the balance sheet of the Person;

            (5)     any indebtedness of any other Person of the character referred to in the foregoing clauses (1)-(4) of this definition with respect to which the Person whose indebtedness is being determined has become liable by way of a guarantee; and

            (6)     all Redeemable Capital Stock of the Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

          For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of the Redeemable Capital Stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture and if the price is based upon, or measured by, the fair market value of the Redeemable Capital Stock, the fair market value shall be determined in good faith by the board of directors of the issuer of the Redeemable Capital Stock. For purposes hereof, the term "Indebtedness" shall not include (x) accrual of interest, the accretion of accreted value and the payment of interest or any other similar incurrence by the partnership or its Restricted Subsidiaries related to Indebtedness otherwise permitted in the indenture, (y) indebtedness under any hedging arrangement which provides for the right or obligation to purchase, sell or deliver any currency, commodity or security at a future date for a specified price entered into to protect such Person from fluctuations in prices or rates, including currencies, interest rates, commodity prices, and securities prices, including without limitation indebtedness under any interest rate or commodity price swap agreement, interest rate cap agreement, interest rate collar agreement or any forward sales arrangements, calls, options, swaps, or other similar transactions or any combination thereof, including, or (z) any Accounts Receivable Securitization.

          "Interim Capital Transactions" means (1) borrowings, refinancings or refundings of Indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the partnership or the operating partnership, (2) sales of Capital Stock of the partnership by the partnership or the operating partnership and (3) sales or other voluntary or involuntary dispositions of any assets of the partnership or the operating partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including, without limitation, receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the partnership.

          "Investment" means as applied to any Person:

            (1)     any direct or indirect purchase or other acquisition by the Person of stock or other securities of any other Person; or

            (2)     any direct or indirect loan, advance or capital contribution by the Person to any other Person and any other item which would be classified as an "investment" on a balance sheet of the Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by the Person of property or assets to a joint venture, partnership or other business entity in which the Person retains an interest, it being understood that a direct or indirect purchase or other acquisition by the Person of assets of any other Person, other than stock or other securities, shall not constitute an "Investment" for purposes of the indenture.

          The amount classified as Investments made during any period shall be the aggregate cost to the partnership and its Restricted Subsidiaries of all the Investments made during the period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of the Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which the Investments were made, less any net return of capital realized during the period upon the sale, repayment or other liquidation of the Investments, determined in accordance with GAAP, but without regard to any amounts received during the period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on the Investments or as loans from any Person in whom the Investments have been made.

          "Net Amount of Unrestricted Investment" means, without duplication, the sum of:

            (1)     the aggregate amount of all Investments made after the date of the indenture pursuant to clause (3) of the definition of Permitted Investment, computed as provided in the last sentence of the definition of Investment; and

            (2)     the aggregate of all Designation Amounts in connection with the designation of unrestricted subsidiaries, less all Designation Amounts in respect of unrestricted subsidiaries which have been designated as Restricted Subsidiaries and otherwise reduced in a manner consistent with the provisions of the last sentence of the definition of Investment.

          "Net Proceeds" means, with respect to any asset sale or sale of Capital Stock, the proceeds therefrom in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents, except to the extent that the deferred payment obligations are financed or sold with recourse to the partnership or any of its Restricted Subsidiaries, net of:

            (1)     brokerage commissions and other fees and expenses related to the Asset Sale, including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers;

            (2)     provisions for all taxes payable as a result of the Asset Sale;

            (3)     amounts required to be paid to any Person, other than the partnership or any Restricted Subsidiary of the partnership, owning a beneficial interest in the assets subject to the Asset Sale;

            (4)     appropriate amounts to be provided by the partnership or any Restricted Subsidiary of the partnership, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with the Asset Sale and retained by the partnership or any Restricted Subsidiary of the partnership, as the case may be, after the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale; and

            (5)     amounts applied to the repayment of Indebtedness in connection with the asset or assets acquired in the Asset Sale, including any transaction costs and expenses associated therewith and any make-whole or other premium owed in connection with such repayment.

          "Permitted Investments" means any of the following:

            (1)     Investments made or owned by the partnership or any Restricted Subsidiary in:

              (a)     marketable obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing one year or less from the date of acquisition thereof;

              (b)     marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") and its successors or Moody's Investors Service, Inc. ("Moody's") and its successors;

              (c)     commercial paper maturing no more than 270 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either S&P or Moody's;

              (d)     certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia or Canada;

              (e)     the commercial paper or other short term unsecured debt obligations of which are as at such date rated either "A-2" or better (or comparably if the rating system is changed) by S&P or "Prime-2" or better (or comparably if the rating system is changed) by Moody's;

              (f)     the long-term debt obligations of which are, as at such date, rated either "A" or better (or comparably if the rating system is changed) by either S&P or Moody's ("Permitted Banks");

              (g)     Eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

              (h)     bankers' acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System and accepted by Permitted Banks; and

              (i)      obligations of the type described in clauses (a) through (e) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the partnership or a Restricted Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

            (2)     the acquisition by the partnership or any Restricted Subsidiary of Capital Stock or other ownership interests, whether in a single transaction or in a series of related transactions, of a Person located in the United States, Mexico or Canada and engaged in substantially the same business as the partnership such that, upon the completion of such transaction or series of transactions, the Person becomes a Restricted Subsidiary;

            (3)     any Investment by the partnership or any Restricted Subsidiary in a Person, if as a result of such Investment:

              (a)     such Person becomes a Restricted Subsidiary; or

              (b)     such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the partnership or a Restricted Subsidiary;

            (4)     the making or ownership by the partnership or any Restricted Subsidiary of Investments (in addition to any other Permitted Investments) in any Person incorporated or otherwise formed pursuant to the laws of the United States, Mexico or Canada or any state thereof which is engaged in the United States, Mexico or Canada; provided, that the aggregate amount of all such Investments made by the partnership and its Restricted Subsidiaries following the date of the indenture and outstanding pursuant to this third clause shall not at any date of determination exceed 7.5% of Total Assets;

            (5)     the making or ownership by the partnership or any Restricted Subsidiary of Investments:

              (a)     arising out of loans and advances to employees incurred in the ordinary course of business;

              (b)     arising out of extensions of trade credit or advances to third parties in the ordinary course of business; or

              (c)     acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

            (6)     the creation or incurrence of liability by the partnership or any Restricted Subsidiary, with respect to any guarantee constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

            (7)     the creation or incurrence of liability by the partnership or any Restricted Subsidiary with respect to any hedging agreements or arrangements;

            (8)     the making by any Restricted Subsidiary of Investments in the partnership or another Restricted Subsidiary and the making by the partnership of Investments in any Restricted Subsidiary;

            (9)     the making or ownership by the partnership or any Restricted Subsidiary of Investments in the operating partnership;

            (10)   the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all synthetic leases of the partnership or any Restricted Subsidiary; and

            (11)    the creation or incurrence of liability by the partnership or any Restricted Subsidiary or the making or ownership by the partnership or any Restricted Subsidiary of Investments in any Person with respect to any Accounts Receivable Securitization.

          "Permitted Liens" means any of the following:

            (1)     liens for taxes, assessments or other governmental charges, the payment of which is not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor;

            (2)     liens of carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case:

              (a)     not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; or

              (b)     incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable;

            (3)     liens, other than any lien imposed by the Employee Retirement Income Security Act of 1974, as may be amended from time to time, incurred or deposits made in the ordinary course of business:

              (a)     in connection with workers' compensation, unemployment insurance and other types of social security; or

              (b)     to secure or to obtain letters of credit that secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;

            (4)     other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

            (5)     liens securing reimbursement obligations under letters of credit, provided in each case that such liens cover only the title documents and related goods and any proceeds thereof covered by the related letter of credit;

            (6)     any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 60 days after expiration of any such stay;

            (7)     leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either are granted, entered into or created in the ordinary course of the business of the partnership or any Restricted Subsidiary or do not materially impair the value or intended use of the property covered thereby;

            (8)     liens on property or assets of any Restricted Subsidiary securing Indebtedness of the Restricted Subsidiary owing to the partnership or a Restricted Subsidiary;

            (9)     liens on assets of the partnership or any Restricted Subsidiary existing on the date of the indenture;

            (10)   liens on personal property leased under leases entered into by the partnership or its Restricted Subsidiaries which are accounted for as operating leases in accordance with GAAP;

            (11)    liens securing Indebtedness arising under an Accounts Receivable Securitization (including the filing of any related financing statements naming the partnership or any Restricted Subsidiary as the debtor thereunder in connection with the sale of accounts receivable by the partnership, the operating partnership or any Restricted Subsidiary to an SPE in connection with any such permitted Accounts Receivable Securitization);

            (12)   liens securing Indebtedness incurred in accordance with:

              (a)     clauses (3) and (6) of the definition of Permitted Indebtedness; and

              (b)     Indebtedness otherwise permitted to be incurred under the "Limitation on Additional Indebtedness" covenant to the extent incurred:

                  (i)      to finance the making of expenditures for the improvement or repair (to the extent the improvements and repairs may be capitalized on the books of the partnership and the Restricted Subsidiaries in accordance with GAAP) of, or additions including additions by way of acquisitions of businesses and related assets to, the assets and property of the partnership and its Restricted Subsidiaries; or

                  (ii)     by assumption in connection with additions including additions by way of acquisition or capital contributions of businesses and related assets to the property and assets of the partnership and its Restricted Subsidiaries; provided, that, in the case of Indebtedness incurred in accordance with clauses (i) and (ii) above, the principal amount of the Indebtedness does not exceed the lesser of the cost to the partnership and its Restricted Subsidiaries of the additional property or assets and the fair market value of the additional property or assets at the time of the acquisition thereof, as determined in good faith by an authorized financial officer of the general partner;

            (13)   liens existing on any property of any Person at the time it becomes a Subsidiary of the partnership, or existing at the time of acquisition upon any property acquired by the partnership or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the partnership or the Subsidiary, or created to secure Indebtedness incurred to pay all or any part of the purchase price (a "Purchase Money Lien") of property including, without limitation, Capital Stock and other securities acquired by the partnership or a Restricted Subsidiary; provided, that:

              (a)     the lien shall be confined solely to the item or items of property and, if required by the terms of the instrument originally creating the lien, other property which is an improvement to or is acquired for use specifically in connection with the acquired property;

              (b)     in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by the Purchase Money Lien shall at no time exceed an amount equal to the lesser of:

                  (i)      the cost to the partnership and the Restricted Subsidiaries of the property; and

                  (ii)     the fair market value of the property at the time of the acquisition thereof as determined in good faith by an authorized financial officer of the general partner;

              (c)     the Purchase Money Lien shall be created not later than 360 days after the acquisition of the property; and

              (d)     the lien, other than a Purchase Money Lien, shall not have been created or assumed in contemplation of the Person's becoming a Subsidiary of the partnership or the acquisition of property by the partnership or any Subsidiary;

            (14)   easements, exceptions or reservations in any property of the partnership or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the partnership or any Restricted Subsidiary;

            (15)   liens arising from or constituting permitted encumbrances under the agreements and instruments securing the obligations under the operating partnership's Existing Notes and the Credit Agreement;

            (16)   liens securing any Indebtedness of the operating partnership;

            (17)    Liens of landlords or mortgages of landlords on fixtures and movable property located on premises leased by the partnership or any of its Subsidiaries in the ordinary course of business;

            (18)   Liens such as banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution in the ordinary course of business; and

            (19)   any lien renewing or extending any lien permitted by clauses (9) through (13) and (15) and (16) above; provided, that, the principal amount of the Indebtedness secured by any such lien shall not exceed the principal amount of the Indebtedness outstanding immediately prior to the renewal or extension of the lien, and no assets encumbered by the lien other than the assets encumbered immediately prior to the renewal or extension shall be encumbered thereby.

          "Permitted Refinancing Indebtedness" means Indebtedness incurred by the partnership or any Restricted Subsidiary to substantially and concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, in whole or in part, any Permitted Indebtedness of the partnership or any Restricted Subsidiary or any other Indebtedness incurred by the partnership or any Restricted Subsidiary pursuant to the "Limitation on Additional Indebtedness" covenant, to the extent:

            (1)     the principal amount of the Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced (plus the amount of all expenses and premiums incurred in connection therewith);

            (2)     with respect to the repayment, refunding, renewal, replacement, extension or refinancing of our Indebtedness, the Permitted Refinancing Indebtedness ranks no more favorably in right of payment with respect to the notes than the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; and

            (3)     with respect to the repayment, refunding, renewal, replacement, extension or refinancing of our Indebtedness, the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated Maturity and stated maturity equal to, or greater than, and has no fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts set forth in, the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced;

provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness incurred by a Restricted Subsidiary to repay, refund, renew, replace, extend or refinance Indebtedness of the partnership.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of distributions, dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person; provided, that any limited partnership interest of the partnership will not be considered Preferred Stock.

          "Principal" means James E. Ferrell.

          "Redeemable Capital Stock" means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the principal of the notes, or is convertible into or exchangeable for debt securities at any time prior to the stated maturity of the principal of the notes.

          "Related Party" means any of the following:

            (1)     any immediate family member or lineal descendant of the Principal;

            (2)     any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1);

            (3)     the Ferrell Companies, Inc. Employee Stock Ownership Trust ("FCI ESOT");

            (4)     any participant in the FCI ESOT whose account has been allocated shares of Ferrell Companies, Inc.;

            (5)     Ferrell Companies, Inc.; or

            (6)     any Subsidiary of Ferrell Companies, Inc.

          "Restricted Subsidiary" means a Subsidiary of the partnership, which, as of the date of determination, is not an Unrestricted Subsidiary of the partnership.

          "SPE" means any special purpose Unrestricted Subsidiary established in connection with any Accounts Receivable Securitization.

          "Subsidiary" means, with respect to any specified Person:

            (1)     any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2)     any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          "Termination Capital Transactions" means any sale, transfer or other disposition of property of the partnership or the operating partnership occurring upon or incident to the liquidation and winding up of the partnership and the operating partnership.

          "Total Assets" means, as of any date of determination, the consolidated total assets of the partnership and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the partnership and the Restricted Subsidiaries prepared in accordance with GAAP as of that date.

          "Unrestricted Subsidiary" means (v) Ferrellgas Receivables, LLC, (w) Uni-Asia, Ltd., (x) Ferrellgas Real Estate, Inc., (y) Blue Rhino Canada, Inc., and (z) any other Person (other than operating partnership or Ferrellgas Partners Finance Corp.) that is designated as such by the general partner; provided, that no portion of the Indebtedness of such Person:

            (1)     is guaranteed by the partnership or any Restricted Subsidiary;

            (2)     is recourse to or obligates the partnership or any Restricted Subsidiary in any way; or

            (3)     subjects any property or assets of the partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof.

          Notwithstanding the foregoing, the partnership or a Restricted Subsidiary may guarantee or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Indebtedness of an Unrestricted Subsidiary, but only to the extent that the partnership or a Restricted Subsidiary would be permitted to:

            (1)     make an Investment in the Unrestricted Subsidiary pursuant to the third clause of the definition of Permitted Investments; and

            (2)     incur the Indebtedness represented by the guarantee or agreement pursuant to the first paragraph of the section entitled "— Limitation on Additional Indebtedness." The board of directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to the designation there exists no Event of Default or event which after notice or lapse or time or both would become an Event of Default, and if the Unrestricted Subsidiary has, as of the date of the designation, outstanding Indebtedness other than Permitted Indebtedness, the partnership could incur at least $1.00 of Indebtedness other than Permitted Indebtedness.

          Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary if the Subsidiary, directly or indirectly, holds Capital Stock of a Restricted Subsidiary.

          "Weighted Average Life to Stated Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1)     The sum of the products obtained by multiplying:

              (a)     the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

              (b)     the number of years, calculated to the nearest one-twelfth, that will elapse between the date and the making of the payment, by

            (2)     The then outstanding principal amount of the Indebtedness;

provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

BOOK ENTRY, DELIVERY AND FORM

          The notes will be represented by one or more notes in registered, global form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

          Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "— Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

          Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream")), which may change from time to time.

Depository Procedures

          The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

          DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

          DTC has also advised us that, pursuant to procedures established by it:

            (1)     upon deposit of the Global Notes, DTC will credit the accounts of the Participants with portions of the principal amount of the Global Notes; and

            (2)     ownership of interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

          Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions require that particular persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

          Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

          Payments in respect of the principal of, and interest and premium, if any, and additional interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither us, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

            (1)     any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

            (2)     any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

          DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or the trustee. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

          Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

          Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

          DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

          Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the trustee and any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

          A Global Note is exchangeable for Certificated Notes if:

            (1)     DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary;

            (2)     we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

            (3)     there has occurred and is continuing a Default or Event of Default with respect to the notes.

          In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

          Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Same Day Settlement and Payment

          We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

          Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

          You should consider carefully the tax consequences discussed below and within the section entitled "Tax Consequences" in the included base prospectus, which is incorporated herein by reference.

          The following discussion summarizes the material U.S. federal income tax considerations, and, in the case of a non-U.S. holder (as defined below), material U.S. federal estate tax considerations, that may be relevant to the acquisition, ownership and disposition of the notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date of this offering memorandum, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service ("IRS") will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes.

          In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors that may be subject to special rules. This summary of U.S. federal income tax consequences deals only with the notes held as "capital assets," as defined in the Code, and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, traders in securities, dealers in securities or currencies, persons holding securities as a "hedge," or as a position in a "straddle," or "conversion" transaction, entities that are tax exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferral accounts or persons whose functional currency is not the U.S. Dollar. Moreover, this summary does not address the effect of the notes when held by a partnership or other flow-through entity. This summary does not address the effect of any applicable state, local or foreign tax laws or, except to the limited extent discussed under "non-U.S. holders," any estate and gift taxation laws.

          If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership acquiring the notes, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of the notes.

          This discussion is limited to holders who purchase the notes in this offering at their "issue price" (the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

          This discussion of material U.S. federal tax considerations is for general information only and does not consider all aspects of U.S. federal taxation that may be relevant to the purchase, ownership and disposition of the notes by a holder in light of the holder's particular circumstances.

          We urge each prospective investor to consult its own tax advisor regarding the particular federal, state, local and foreign tax consequences of purchasing, holding, and disposing of our notes, including the consequences of any proposed change in applicable laws.

Tax Consequences to U.S. Holders

U.S. Holder

          A "U.S. holder" is a beneficial owner of the notes that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Stated Interest

          A U.S. holder generally will be required to include in gross income as ordinary interest income the stated interest on a note at the time that the interest accrues or is received, in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

          In certain circumstances (see "Description of Notes — Optional Redemption;" "— Offers to Purchase; Repurchase at the Option of the Noteholders — Change of Control Offer"), we may pay amounts on the notes that are in excess of the stated interest or principal of the notes. We intend to take the position that the possibility that any such payments will be made is remote so that the notes will not be treated as contingent payment debt instruments solely because of this possibility, and such possibility will not affect the timing or amount of interest income that you recognize unless and until any such payments are made. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case the timing, character and amount of taxable income in respect of the notes may be different from that described herein.

Disposition of the Notes

          You will generally recognize taxable gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between your adjusted tax basis in the note and the proceeds you receive, excluding any proceeds attributable to accrued interest which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in income.

          Your adjusted tax basis in the notes generally will equal your initial investment in the notes decreased by the amount of any payments, other than qualified stated interest payments, received with respect to any of the notes.

          The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other disposition you held the note for more than one year. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 15% (this rate is scheduled to increase to 20% for taxable years beginning on or after January 1, 2011). The deductibility of capital losses may be subject to limitation.

Information Reporting and Backup Withholding

          Information reporting will apply to payments of interest and principal on, or the proceeds of the sale or other disposition of, notes held by you, and backup withholding (currently at a rate of 28%, which is scheduled to increase to 31% for tax years beginning on or after January 1, 2011) may apply to payments of interest and principal unless you provide the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability (if any) and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability if, in each case, you timely provide the required information or appropriate claim form to the IRS.

Tax Consequences to Non-U.S. Holders

Non-U.S. Holder

          You are a "non-U.S. holder" for purposes of this discussion if you are a beneficial owner of notes and you are not a "U.S. holder" or a partnership (including an entity treated as a partnership for U.S. federal income tax purposes). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by among other ways, being present in the United States:

  •
  on at least 31 days in the calendar year, and

  •
  for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

          Resident aliens are subject to United States federal income tax as if they were United States citizens.

Interest on the Notes

          If you are a non-U.S. holder, payments of interest and principal on the notes generally will be exempt from withholding of U.S. federal income tax under the "portfolio interest" exemption if the interest is not effectively connected with your conduct of a U.S. trade or business, you properly certify as to your foreign status as described below, and:

  •
  you do not own directly or indirectly, actually or constructively, 10% or more of our capital or profits interests;

  •
  you are not a "controlled foreign corporation" that is related to us through stock ownership (as provided in the Code); and

  •
  you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business.

          The portfolio interest exemption and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN (or successor form) or appropriate substitute form to us, or our paying agent certifying under penalties of perjury that you are not a U.S. person within the meaning of the Code. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

          If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a U.S. federal withholding tax at a 30% rate, unless you provide us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of a tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. Please read "Income or gain effectively connected with a U.S. trade or business."

Disposition of Notes

          You generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

  •
  the gain is effectively connected with the conduct by you of a U.S. trade or business (and if a tax treaty applies to you, is attributable to your permanent establishment in the United States);

  •
  you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

  •
  you were a citizen or resident of the United States and are subject to special rules that apply to certain expatriates.

Income or Gain Effectively Connected with a U.S. Trade or Business

          The preceding discussion of the tax consequences of the purchase, ownership and disposition of notes by you generally assumes that you are not engaged in a U.S. trade or business. If any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you (and if a tax treaty applies to you, is attributable to your permanent establishment in the United States) then the income or gain will be subject to U.S. federal income tax at regular graduated income tax rates, but will not be subject to withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us, or our paying agent. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable United States income tax treaty.

U.S. Federal Estate Tax

          If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for U.S. estate tax purposes) at the time of your death, the notes will not be included in your estate for U.S. federal estate tax purposes unless, at the time of your death, interest on the notes does not qualify for the portfolio interest exemption (without regard to the certification requirements therein) or your interest in the notes is effectively connected with your conduct of a United States trade or business.

Information Reporting and Backup Withholding

          Payments to non-U.S. holders of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. United States backup withholding tax generally will not apply to payments of interest and principal on a note to a non-U.S. holder if the statement described in "Tax Consequences to Non-U.S. Holders — Interest on the notes" is duly provided by the holder or the holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that the holder is a U.S. person.

          Payment of the proceeds of a disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. The backup withholding tax rate is currently 28% (which rate is scheduled to increase to 31% for tax years beginning on or after January 1, 2011). Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it:

  •
  is a U.S. person;

  •
  derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  •
  is a controlled foreign corporation for U.S. federal income tax purposes; or

  •
  is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by U.S. persons or is engaged in the conduct of a U.S. trade or business.

          Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is timely provided to the IRS.

UNDERWRITING

          Subject to the terms and conditions in the underwriting agreement dated the date hereof among us and the underwriters named below, for whom Wells Fargo Securities, LLC is acting as representative, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the principal amount of the notes indicated in the following table.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$91,280,000
Banc of America Securities LLC	63,280,000
J.P. Morgan Securities Inc.	63,280,000
Barclays Capital Inc.	10,360,000
BNP Paribas Securities Corp.	10,360,000
Fifth Third Securities, Inc.	10,360,000
PNC Capital Markets LLC	10,360,000
SG Americas Securities, LLC	10,360,000
U.S. Bancorp Investments, Inc.	10,360,000

Total	$280,000,000

          Under the terms and conditions of the underwriting agreement, if the underwriters purchase any of the notes, then they are obligated to purchase all of the notes.

          The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and may offer the notes to certain dealers, who may include the underwriters, at that price less a concession not in excess of 0.375% of the principal amount per note. The underwriters may allow, and those dealers may re-allow, a concession to certain other broker/dealers not in excess of 0.250% of the principal amount per note. After the initial offering of the notes to the public, the underwriters may change the public offering price and the concession.

          We estimate that the total expenses of this offering to be paid by us, excluding underwriting discounts and commissions, will be approximately $1.0 million.

          We will deliver the notes against payment therefor in New York, New York on April 13, 2010, which is the eighth scheduled business day following the date of this prospectus supplement and of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to three business days before delivery of the notes will be required, by virtue of the fact that the notes will initially settle in eight business days (T+8), to specify alternative settlement arrangements to prevent a failed settlement.

          In connection with this offering and in compliance with applicable law, the underwriters may engage in over-allotment, stabilizing and syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  •
  The underwriters may also effect transactions which stabilize, maintain or otherwise affect the market price of the notes at levels above those which might otherwise prevail in the open market.

  •
  Such transactions may include placing bids for the notes or effecting purchases of the notes for the purpose of pegging, fixing or maintaining the price of the notes.

  •
  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the notes sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

          These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities and such activities, if commenced, may be discontinued at any time.

          The notes are offered for sale only in those jurisdictions where it is legal to offer them.

          There is no public market for the notes. The notes will not be listed on any securities exchange or included in any automated quotation system. The underwriters have advised us that, following completion of the offering of the notes, they intend to make a market in the notes, as permitted by applicable law. They are not obligated, however, to make a market in the notes, and may discontinue any market-making activities at any time without notice, in their sole discretion. If any of the underwriters ceases to act as a market-maker for the notes for any reason, there can be no assurance that another firm or person will make a market in the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for these notes.

          Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.

          In addition, we have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by us or the operating partnership and having a term of more than one year (other than the notes), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, in each case for a period of 45 days after the date of this prospectus supplement without the prior written consent of Wells Fargo Securities, LLC.

          In the ordinary course of their business, certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates. Wells Fargo Securities, LLC and J.P. Morgan Securities Inc. are acting as joint dealer managers in connection with the concurrent tender offer. Affiliates of each of the underwriters are lenders under our senior secured credit facility, for which they receive customary fees. Wells Fargo Securities, LLC and Banc of America Securities LLC serve as co-lead arrangers under our senior secured credit facility. Bank of America, N.A. serves as administrative agent, and J.P. Morgan Securities Inc., Wells Fargo Securities, LLC and Banc of America Securities LLC served as joint book managers under our senior secured credit facility. Wells Fargo Bank, N.A. and JP Morgan Chase Bank, N.A. serve as co-syndication agents under our senior secured credit facility. J.P. Morgan Securities Inc. serves as lead arranger for our accounts receivable securitization facility. JPMorgan Chase Bank, N.A. serves as administrative agent under the accounts receivable securitization facility and is a lender under our liquidity backstop facility supporting the accounts receivable securitization facility. Fifth Third Bank is also an agent under the accounts receivable securitization facility. U.S. Bank National Association will serve as trustee under the indenture governing the notes offered hereby and currently serves as trustee under other of our indentures.

Notice to Prospective Investors in the EEA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any notes which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  by the underwriters to fewer than 100 natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of notes shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

          Any person making or intending to make any offer of notes within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters which constitute the final offering of notes contemplated in this prospectus supplement.

          For the purposes of this provision, and your representation below, the expression an "offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase any notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

 WHERE YOU CAN FIND MORE INFORMATION

Where Documents are Filed; Copies of Documents

          We file annual, quarterly and other reports and other information with the SEC. You may read and download our SEC filings over the Internet from several commercial document retrieval services as well as at the SEC's website at http://www.sec.gov. You may also read and copy our SEC filings at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information concerning the Public Reference Room and any applicable copy charges.

          In addition, you may also access further information about us by visiting our website at http://www.ferrellgas.com. Please note that the information and materials found on our website, except for our SEC filings expressly described below, are not part of this prospectus supplement or the accompanying base prospectus and are not incorporated by reference herein.

Incorporation of Documents by Reference

          We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.

          The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus supplement or the accompanying base prospectus (other than information in such documents that is deemed not to be filed).

          We are incorporating by reference into this prospectus the documents listed below and any other filings made by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than current reports or portions thereof furnished under Form 8-K, unless such current reports or portions thereof specifically reference their contents as being filed):

  •
  our Annual Report on Form 10-K for the fiscal year ended July 31, 2009, as filed with the SEC on September 28, 2009;

  •
  our Amended Annual Report on Form 10-K/A for the fiscal year ended July 31, 2009, as filed with the SEC on November 6, 2009;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009, as filed with the SEC on December 10, 2009;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2010, as filed with the SEC on March 10, 2010; and

  •
  our Current Reports on Form 8-K, as filed with the SEC on August 10, 2009, September 10, 2009, September 14, 2009, September 21, 2009, October 13, 2009, October 19, 2009, November 4, 2009, December 10, 2009 (SEC Accession No. 0001104659-09-069261) and March 10, 2010.

          Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document subsequently filed with the SEC which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          If information in any of these incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

          You may request from us a copy of any document we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

Ferrellgas, Inc.
7500 College Boulevard, Suite 1000
Overland Park, Kansas 66210
Attention: Investor Relations
(913) 661-1533

          Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus supplement.

LEGAL MATTERS

          Certain legal matters in connection with the notes offered hereby will be passed upon for us by Greenberg Traurig, LLP, Houston, Texas and Bracewell & Giuliani LLP, New York, New York. Certain legal matters in connection with the notes offered hereby will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

          The consolidated financial statements, the related consolidated financial statement schedules, and management's report on the effectiveness of internal control over financial reporting of Ferrellgas Partners, L.P. and Ferrellgas, L.P. and the financial statements of Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp. incorporated in this prospectus supplement by reference from Ferrellgas Partners, L.P.'s, Ferrellgas Partners Finance Corp.'s, Ferrellgas L.P.'s, and Ferrellgas Finance Corp.'s Annual Report on Form 10-K, as amended, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated September 28, 2009, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

          The consolidated financial statements of Ferrellgas, Inc. and subsidiaries incorporated in this prospectus supplement by reference from Exhibit 99.15 to Ferrellgas Partners, L.P.'s, Ferrellgas Partners Finance Corp.'s, Ferrellgas L.P.'s, and Ferrellgas Finance Corp.'s Current Report on Form 8-K dated December 10, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated November 6, 2009, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Ferrellgas Partners, L.P.
Ferrellgas Partners Finance Corp.
Ferrellgas, L.P.
Ferrellgas Finance Corp.

Common Units	Debt Securities
Senior Units	Warrants
Deferred Participation Units

WE WILL PROVIDE THE SPECIFIC TERMS OF THE SECURITIES OFFERED IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

        This prospectus provides you with a general description of the securities we may offer from time to time up to an aggregate offering price of $750,000,000. Ferrellgas Partners, L.P. may offer common units, senior units, deferred participation units, warrants and debt securities. Ferrellgas, L.P. may offer only nonconvertible investment grade debt securities. Ferrellgas Partners Finance Corp. may be the co-obligor on any debt securities issued by Ferrellgas Partners, L.P. and Ferrellgas Finance Corp. may be the co-obligor on any debt securities issued by Ferrellgas, L.P. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        We may offer the securities from time to time through public or private transactions, directly or through underwriters, agents or dealers and in the case of our common units, on or off the New York Stock Exchange at prevailing market rates or at privately negotiated prices. For additional information on the method of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is delivered, the names of such underwriters and any applicable discounts or commissions, and any over-allotment options will be set forth in a prospectus supplement. The price to the public and the net proceeds we expect to receive from such sale will also be set forth in the prospectus supplement.

        The common units are traded on the New York Stock Exchange under the symbol "FGP." On April 10, 2009, the last reported sales price for the common units as reported on the NYSE Composite Transactions tape was $14.38 per common unit.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risk. See "Risk Factors" beginning on page 6 of this prospectus, on page 10 of our Annual Report on Form 10-K for our fiscal year ended July 31, 2008, on page 44 of our Quarterly Report on Form 10-Q for our fiscal quarter ended October 31, 2008 and on page 49 of our Quarterly Report on Form 10-Q for our fiscal quarter ended January 31, 2009. See "Where You Can Find More Information" on page 55 of this prospectus.

The date of this prospectus is April 13, 2009.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with SEC, utilizing a "shelf" registration process. Under this shelf registration process, Ferrellgas Partners may sell the common units, senior units, deferred participation units, warrants and debt securities described in this prospectus and Ferrellgas, L.P. may sell the debt securities described in this prospectus:

  •
  from time to time and in one or more offerings;

  •
  in one or more series; and

  •
  in any combination thereof,

up to a maximum aggregate principal amount of $750,000,000. Ferrellgas, L.P. may offer only nonconvertible investment grade debt securities. Ferrellgas Partners Finance Corp. may be the co-obligor on any debt securities issued by Ferrellgas Partners and Ferrellgas Finance Corp. may be the co-obligor on any debt securities issued by Ferrellgas, L.P.

        This prospectus provides you with a general description of our business and the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the applicable offering. The prospectus supplement may also add, change, or update information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        This prospectus summarizes documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus. In making an investment decision, you must rely on your own examination of such documents, our business and the terms of the offering and the securities, including the merits and risks involved.

        We make no representation to you that the securities are a legal investment for you. You should not consider any information contained or incorporated by reference in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the securities. The delivery of this prospectus or any sale made hereunder does not imply that there has been no change in our affairs or that the information set forth or incorporated by reference herein is correct as of any date after the date of this

i

prospectus. We are not making an offer to sell the securities in any jurisdiction except where an offer or sale is permitted.

        You should base your decision to invest in the securities solely on information contained or incorporated by reference in this prospectus. You should contact us with any questions about this offering or if you require additional information to verify the information contained or incorporated by reference in this prospectus. See "Where You Can Find More Information" on page 55.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

        The information in this prospectus is accurate as of April 13, 2009.

ii

PROSPECTUS SUMMARY

        This summary may not contain all of the information that may be important to you. To fully understand the terms of the securities we are offering with this prospectus, as well as the other considerations that may be important to you in determining whether an investment in any of the securities being offered is appropriate for you, you should carefully read this entire prospectus and the documents we have incorporated by reference. You should pay special attention to "Risk Factors" beginning on page 6 of this prospectus, on page 10 of our Annual Report on Form 10-K for the fiscal year ended July 31, 2008, on page 44 of our Quarterly Report for the quarter ended October 31, 2008 and on page 49 of our Quarterly Report on Form 10-Q for the quarter ended January 31, 2009, to determine whether an investment in the securities is appropriate for you. See "Where You Can Find More Information" on page 55 of this prospectus. Our fiscal year end is July 31.

        In this prospectus, unless the context indicates otherwise:

  •
  when we refer to "us," "we," "our," or "ours," we generally mean Ferrellgas Partners, L.P. together with its consolidated subsidiaries, including Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp., except when used in connection with "common units," "senior units," and "debt securities," in which case these terms refer to the applicable issuer of those securities;

  •
  when we refer to "operating partnership" we mean Ferrellgas, L.P., together with its consolidated subsidiaries, including Ferrellgas Finance Corp.;

  •
  when we refer to "Ferrellgas Partners" we mean Ferrellgas Partners, L.P., without its consolidated subsidiaries;

  •
  when we refer to our "general partner" we mean Ferrellgas, Inc., as general partner of Ferrellgas Partners and Ferrellgas, L.P.

  •
  the common units, senior units, deferred participation units, warrants and debt securities described in this prospectus are sometimes collectively referred to as the "securities;" and

  •
  the term "unitholder" generally refers to holders of common units of Ferrellgas Partners.

Ferrellgas Partners, L.P.

        We are a leading distributor of propane and related equipment and supplies to customers primarily in the United States and conduct our business as a single reportable operating segment. We believe that we are the second largest retail marketer of propane in the United States, and the largest national provider of propane by portable tank exchange, as measured by our propane sales volumes in fiscal 2008.

        We serve approximately one million residential, industrial/commercial, portable tank exchange, agricultural and other customers in all 50 states, the District of Columbia and Puerto Rico. Our operations primarily include the distribution and sale of propane and related equipment and supplies with concentrations in the Midwest, Southeast, Southwest and Northwest regions of the United States. Our propane distribution business consists principally of transporting propane purchased from third parties to propane distribution locations and then to tanks on customers' premises or to portable propane tanks delivered to nationwide and local retailers. Our portable tank exchange operations, nationally branded under the name Blue Rhino, are conducted through a network of independent and partnership-owned distribution outlets. Our market areas for our residential and agricultural customers are generally rural, but also include urban areas for industrial applications. Our market area for our industrial/commercial and portable tank exchange customers is generally urban.

        In the residential and industrial/commercial markets, propane is primarily used for space heating, water heating, cooking and other propane fueled appliances. In the portable tank exchange market, propane is used primarily for outdoor cooking using gas grills. In the agricultural market, propane is primarily used for crop drying, space heating, irrigation and weed control. In addition, propane is used for a variety of industrial applications, including as an engine fuel which is burned in internal combustion engines that power vehicles and forklifts, and as a heating or energy source in manufacturing and drying processes.

Our Operations

        We utilize marketing programs targeting both new and existing customers by emphasizing:

  •
  our efficiency in delivering propane to customers;

  •
  our employee training and safety programs;

  •
  our enhanced customer service, facilitated by our technology platform and our 24 hours a day, seven days a week retail customer call support capabilities; and

  •
  our national distributor network for our commercial and portable tank exchange customers.

        The distribution of propane to residential customers generally involves large numbers of small volume deliveries. Our retail deliveries of propane are typically transported from our retail propane distribution locations to our customers by our fleet of bulk delivery trucks, which are generally fitted with a 3,000 gallon tank. Propane storage tanks located on our customers' premises are then filled from these bulk delivery trucks. We also deliver propane to our industrial/commercial and portable tank exchange customers using our fleet of portable tank and portable tank exchange delivery trucks, truck tractors and portable tank exchange delivery trailers.

        A substantial majority of our gross margin from propane and other gas liquids sales is derived from the distribution and sale of propane and related risk management activities. Our gross margin from the distribution of propane and other gas liquids sales is primarily based on the cents-per-gallon difference between the sales price we charge our customers and our costs to purchase and deliver propane to our propane distribution locations. Our residential and portable tank exchange customers typically provide us a greater cents-per-gallon margin than our industrial/commercial, agricultural, wholesale and other customers. The wholesale propane price per gallon is subject to various market conditions and may fluctuate based on changes in demand, supply and prices of other energy commodities, primarily crude oil and natural gas as propane prices tend to correlate with the fluctuations of these underlying commodities. We employ risk management activities that attempt to mitigate risks related to the purchasing, selling, storing and transporting of propane.

        Residential customers typically rent their storage tanks from their distributors. Approximately 68% of our residential customers rent their tanks from us. Our rental terms and the fire safety regulations in some states require rented bulk tanks to be filled only by the propane supplier owning the tank. The cost and inconvenience of switching bulk tanks helps minimize a customer's tendency to switch suppliers of propane on the basis of minor variations in price, helping us minimize customer loss.

        In addition, we generally lease tanks to independent distributors involved with our delivery of propane by portable tank exchange operations. Our owned and independent distributors provide portable tank exchange customers with a national delivery presence that is generally not available from our competitors.

        Some of our propane distribution locations also conduct the retail sale of propane appliances and related parts and fittings, as well as other retail propane related services and consumer products. We also sell gas grills, patio heaters, fireplace and garden accessories, mosquito traps and other outdoor products through our subsidiary, Blue Rhino Global Sourcing, Inc.

Recent Developments

        On February 24, 2009, the board of directors of our general partner declared a second quarter cash distribution of $0.50 per common unit, or $2.00 per common unit on an annualized basis, payable on March 17, 2009 to unitholders of record as of March 10, 2009.

Our Business Strategy

  Maximize operating efficiencies through utilization of our technology platform.

        Our technology platform allows us to efficiently route and schedule our customer deliveries, customer administration and operational workflow for the retail sale and delivery of bulk propane. Currently we operate a retail distribution network using a structure of 157 service centers and 688 service units. Each service center is staffed to provide oversight and management to multiple distribution locations, referred to as service units. The service unit locations utilize hand-held computers and satellite technology to communicate with management personnel who are typically located at the associated service center. We believe this structure and our technology platform, allow us to more efficiently route and schedule customer deliveries and significantly reduce the need for daily on-site management.

        The efficiencies gained from operating our new technology platform allow us to consolidate our management teams at fewer locations, quickly adjust the sales prices to our customers and manage our personnel and vehicle costs more effectively.

        The technology platform has substantially improved the forecasting of our customers' demand and our routing and scheduling. We also utilize a call center to accept customer calls 24 hours a day seven days a week. These combined capabilities provide us cost savings while improving customer service by reducing customer inconvenience associated with multiple, unnecessary deliveries.

  Capitalize on our national presence and economies of scale.

        We believe our national presence of 871 propane distribution locations in the United States as of July 31, 2008 gives us advantages over our smaller competitors. These advantages include economies of scale in areas such as:

  •
  product procurement;

  •
  transportation;

  •
  fleet purchases;

  •
  propane customer administration; and

  •
  general administration.

        We believe that our national presence allows us to be one of the few propane distributors that can competitively serve commercial and portable tank exchange customers on a nationwide basis, including the ability to serve such propane customers through leading home-improvement centers, mass merchants and hardware, grocery and convenience stores. In addition, we believe that our national presence provides us opportunities to make acquisitions of other propane distribution companies whose operations overlap with ours, providing economies of scale and significant cost savings in these markets.

        We also believe that investments in technology similar to ours require both a large scale and a national presence, in order to generate sustainable operational savings to produce a sufficient return on investment. For this reason, we believe our technology platforms provide us with an on-going competitive advantage.

  Expand our operations through disciplined acquisitions and internal growth.

        We expect to continue the expansion of our propane customer base through the acquisition of other propane distributors. We intend to concentrate on acquisition activities in geographical areas within or adjacent to our existing operating areas, and on a selected basis in areas that broaden our geographic coverage. We also intend to focus on acquisitions that can be efficiently combined with our existing propane operations to provide an attractive return on investment after taking into account the economies of scale and cost savings we anticipate will result from those combinations. Our goal is to improve the operations and profitability of the businesses we acquire by integrating them into our established national organization and leveraging our technology platforms to help reduce costs and enhance customer service. We believe that our enhanced operational synergies, improved customer service and ability to better track the financial performance of acquired operations provide us a distinct competitive advantage and better analysis as we consider future acquisition opportunities.

        We believe that we are positioned to successfully compete for growth opportunities within our existing operating regions. Our efforts will be focused on adding density to our existing customer base, providing propane and complementary services to national accounts and other product offerings to existing customer relationships. We also intend to continue expanding our propane distribution operations into several areas to which we have not historically provided propane service. This continued expansion will give us new growth opportunities by leveraging the capabilities of our operating platforms.

        Align employee interests with our investors through significant employee ownership.

        In 1998, we established an employee benefit plan that we believe aligns the interests of our employees with those of our investors. Through the Ferrell Companies, Inc. Employee Stock Ownership Trust, our employees beneficially own approximately 30% of our outstanding common units, allowing them to participate directly in our overall success. We believe this plan is unique in the propane distribution industry and that the entrepreneurial culture fostered by employee-ownership provides us with another distinct competitive advantage.

Our History

        Ferrellgas Partners and the operating partnership are Delaware limited partnerships that were formed in 1994 in connection with the initial public offering of Ferrellgas Partners. Our operations began in 1939 as a single location propane retailer in Atchison, Kansas. Since 1986, we have acquired approximately 175 propane distributors, expanding our operations from coast to coast.

Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp.

        Ferrellgas Partners Finance Corp. is a Delaware corporation and a wholly-owned subsidiary of Ferrellgas Partners. Ferrellgas Finance Corp. is a Delaware corporation and a wholly-owned subsidiary of the operating partnership. Both of these entities have nominal assets and do not, and will not in the future, conduct any operations or have any employees. Ferrellgas Partners Finance Corp. is expected to act as co-obligor of future issuances of debt securities of Ferrellgas Partners and Ferrellgas Finance Corp. is expected to act as co-obligor of future issuances of debt securities of the operating partnership, in both cases, so as to allow investment in those debt securities by institutional investors that may not otherwise be able to make such an investment by reason of our structure and the legal investment laws of their states of organization or their charters. You should not expect either Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp. to have the ability to service obligations on those debt securities we may offer in a prospectus supplement.

Our Structure

        The operating partnership accounts for substantially all of our consolidated assets, sales and operating earnings. Ferrellgas Partners is the sole limited partner of the operating partnership with an approximate 99% limited partner interest. Our general partner, Ferrellgas, Inc., performs all of the management functions for us and our subsidiaries, including the operating partnership, Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp. Ferrellgas, Inc. holds a 1% general partner interest in Ferrellgas Partners and also owns an approximate 1% general partner interest in the operating partnership. Our general partner does not receive any management fee in connection with its management of us or our subsidiaries, and does not receive any remuneration for its services as our general partner other than reimbursement for all direct and indirect expenses it incurs in connection with our operations and those of our subsidiaries.

Our Offices

        The address of each of our principal offices is located at 7500 College Boulevard, Suite 1000, Overland Park, Kansas 66210 and the telephone number for each is (913) 661-1500.

RISK FACTORS

        You should consider carefully the risk factors discussed within the section entitled "Risk Factors" beginning on page 10 of our Annual Report on Form 10-K for the year ended July 31, 2008, beginning on page 44 of our Quarterly Report on Form 10-Q for the period ended October 31, 2008 and on page 49 of our Quarterly Report on Form 10-Q for the period ended January 31, 2009, which are incorporated by reference in this prospectus supplement, for a discussion of particular factors you should consider before determining whether an investment in any of the securities is appropriate for you. Investing in any of the securities is speculative and involves significant risk. Any of the risks described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2008, in our Quarterly Report on Form 10-Q for the period ended October 31, 2008 or in our Quarterly Report on Form 10-Q for the period ended January 31, 2009 could materially and adversely impair our business, financial condition and operating results. In such case, the trading price, if any, of the securities could decline or you could lose all or part of your investment.

 RATIO OF EARNINGS TO FIXED CHARGES

        In connection with the registration of debt securities of Ferrellgas Partners, Ferrellgas' Partners' historical ratio of earnings to fixed charges for each of the periods indicated below is as follows:

	Year ended July 31,					Six months ended January 31,
	2004	2005	2006	2007	2008	2007	2008
Historical	1.2	0.9	1.3	1.4	1.3	0.0	0.4

        In connection with the registration of senior units of Ferrellgas Partners, Ferrellgas Partners' historical ratio of earnings to combined fixed charges and preference distributions for each of the period indicated below is as follows:

	Year ended July 31,					Six months ended January 31,
	2004	2005	2006	2007	2008	2007	2008
Historical	1.1	0.8	1.3	1.4	1.3	0.0	0.4

        In connection with the registration of debt securities of the operating partnership, the operating partnership's historical ratio of earnings to fixed charges for each of the periods indicated below is as follows:

	Year ended July 31,					Six months ended January 31,
	2004	2005	2006	2007	2008	2007	2008
Historical	1.4	1.1	1.7	1.9	1.7	(0.3)	0.2

        The computations above for Ferrellgas Partners include the operating partnership on a consolidated basis. For all of the ratios set forth above, "earnings" is the amount resulting from the sum of:

  •
  pre-tax income from continuing operations; and

  •
  fixed charges;

        less:

  •
  capitalized interest.

The term "fixed charges" means the sum of:

  •
  interest expensed or capitalized;

  •
  amortized discounts and capitalized expenses related to indebtedness; and

  •
  an estimate of the interest within lease expense.

The term "combined fixed charges and preference distributions" means the sum of fixed charges and the distribution to the holder of our senior units, if any.

 USE OF PROCEEDS

        Ferrellgas Partners and the operating partnership expect to use the net proceeds from the sale of our securities for general business purposes, which, among other things, may include the following:

  •
  the repayment of outstanding indebtedness;

  •
  the redemption of any senior units or other securities (other than common units) previously issued;

  •
  working capital;

  •
  capital expenditures;

  •
  acquisitions. or

  •
  other general business purposes.

        The precise amount and timing of the application of the net proceeds will depend upon our funding requirements and the availability and cost of other funds. We may change the potential uses of the net proceeds in a prospectus supplement.

TAX CONSEQUENCES

        This section discusses material tax consequences that may be relevant to prospective holders of common units, senior units, deferred participation units, warrants or debt securities who are individual citizens or residents of the United States. It is based upon current provisions of the Internal Revenue Code, existing regulations, proposed regulations to the extent noted, and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the actual tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to Ferrellgas Partners, L.P. and the operating partnership.

        No attempt has been made in the following discussion to comment on all federal income tax matters affecting us or the holders. Moreover, this discussion focuses on holders who are individual citizens or residents of the United States and it has only limited application to corporations, estates, trusts, non-resident aliens or other holders that may be subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts, real estate investment trusts or mutual funds. Furthermore, this discussion only applies to initial purchasers of common units, senior units, deferred participation units, warrants or debt securities and not to secondary market purchases. Accordingly, we recommend that each prospective holder consult, and depend on, that holder's own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to that holder of the ownership or disposition of our common units, senior units, deferred participation units, warrants or debt securities.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section are, unless otherwise noted, the opinion of Greenberg Traurig LLP, counsel to us and our general partner, and are, to the extent noted herein, based on the accuracy of various factual matters.

        No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective holders, other than a ruling we received relating to our taxable year. An opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made in this prospectus may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially reduce the prices at which our common units, senior units, deferred participation units, warrants or debt securities trade. In addition, the costs of any contest with the IRS will be borne directly or indirectly by the holders and our general partner. Furthermore, the tax treatment of us, or of an investment in us or our common units, senior units, deferred participation units, warrants or debt securities, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

Partnership Status

        A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account that partner's allocable share of items of income, gain, loss and deduction of the partnership in computing that partner's federal income tax liability, regardless of whether cash distributions are made. In most cases, distributions by a partnership to a partner are not taxable unless the amount of any cash distributed is in excess of the partner's adjusted basis in that partner's partnership interest.

        Section 7704 of the Internal Revenue Code provides that publicly-traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly-traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." "Qualifying income" includes income and gains from the processing, refining, transportation and marketing of crude oil, industrial source carbon dioxide, natural gas and products thereof, including the transportation and retail and wholesale marketing of propane. Other types of "qualifying income" include interest other than from a financial business, dividends, gains from the sale of real property and gains from the sale or other disposition of assets held for the production of income that otherwise constitutes qualifying income. We believe that more than 90% of our income has been, and will be, within one or more categories of income that are "qualifying income." The portion of our income that is "qualifying income" can change from time to time.

        No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status for federal income tax purposes or whether our operations generate "qualifying income" under Section 7704 of the Internal Revenue Code. Instead, we rely on the opinion of Greenberg Traurig LLP that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions, we and our operating partnership will each be classified as a partnership for federal income tax purposes so long as:

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  we do not elect to be treated as a corporation; and

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  for each taxable year, more than 90% of our gross income has been, and continues to be, "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code.

        Although we expect to conduct our business so as to meet the Qualifying Income Exception, if we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation on the first day of the year in which we fail to meet the Qualifying Income Exception in return for stock in that corporation, and as if we had then distributed that stock to the unitholders in liquidation of their interests in us. This contribution and liquidation should be tax-free to us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets and should be tax-free to a holder so long as that holder does not have liabilities allocated to that holder in excess of the tax basis in that holder's common or preferred units. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a holder of our common units, senior units, or deferred participation units would be treated as either taxable dividend income (to the extent of our current or accumulated earnings and profits) or (in the absence of earnings and profits or any amount in excess of earnings and profits) a nontaxable return of capital to the extent of the tax basis in that holder's common units, senior units, or deferred participation units or taxable capital gain (after the tax basis in that holder's common units, senior units, or deferred participation units is reduced to zero). Accordingly, treatment of us as a corporation would result in a material reduction in a holder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of our common units, senior units, or deferred participation units.

        The discussion below assumes that we will be treated as a partnership for federal income tax purposes.

Tax Treatment of Holders of Common Units, Senior Units and Deferred Participation Units

  Limited Partner Status

        Holders who have become our limited partners will be treated as our partners for U.S. federal income tax purposes. Also:

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  assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners; and

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  holders whose common units, senior units, or deferred participation units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common or preferred units;

will be treated as our partners for federal income tax purposes. Assignees of common units, senior units, or deferred participation units, who are entitled to execute and deliver transfer applications and become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, may not be treated as one of our partners for federal income tax purposes. Furthermore, a purchaser or other transferee of common units, senior units, or deferred participation units, who does not execute and deliver a transfer application may not receive particular federal income tax information or reports furnished to record holders of common units, senior units, or deferred participation units unless our common units, senior units, or deferred participation units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common and preferred units.

        A beneficial owner of common units, senior units, or deferred participation units whose common units, senior units, or deferred participation units have been transferred to a short seller to complete a short sale would appear to lose its status as one of our partners with respect to those common units, senior units or deferred participation units for federal income tax purposes. See "—Treatment of Short Sales."

        No portion of our income, gains, deductions or losses is reportable by a holder who is not one of our partners for federal income tax purposes, and any cash distributions received by a holder who is not one of our partners for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to the consequences of holding our common units, senior units, or deferred participation units for federal income tax purposes.

        The following discussion assumes that a holder is treated as one of our partners.

  Flow-through of Taxable Income

        A partnership is not subject to federal income tax, but is required to file a partnership information tax return each year. Each holder will be required to take into account, in computing the holder's income tax liability, the holder's distributive share (as determined by the partnership and reported on Schedule K-1 to Form 1065) of all items of our net profits, losses, credits and items of tax preference for any of our taxable years ending within or with the taxable year of the holder without regard to whether the holder has received or will receive any cash distributions from us. Thus, a holder may be subject to tax if we have net income even though no corresponding cash distribution is made. Our taxable year is the calendar year.

  Treatment of Partnership Distributions

        Except as described below, our distributions to a holder will not be taxable to that holder for federal income tax purposes to the extent of the tax basis in that holder's common units, senior units, or deferred participation units immediately before the distribution. Except as described below, our cash distributions in excess of a holder's tax basis will be considered to be gain from the sale or exchange of our common units, senior units, or deferred participation units, taxable in accordance with the rules described under "—Disposition of Common Units, Senior Units, and Deferred Participation Units "below. Any reduction in a holder's share of our liabilities for which no partner, including our general partner, bears the economic risk of loss, which are known as "nonrecourse liabilities," will be treated as a distribution of cash to that holder. To the extent that our distributions cause a holder's "at risk" amount to be less than zero at the end of any taxable year, that holder must recapture any losses deducted in previous years. See "—Limitations on Deductibility of Partnership Losses."

        A decrease in a holder's percentage interest in us because of our issuance of additional common units, senior units, or deferred participation units will decrease that holder's share of our nonrecourse liabilities and result in a corresponding deemed distribution of cash. A non-pro rata distribution of money or property may result in ordinary income to a holder, regardless of the tax basis in that holder's common units, senior units, or deferred participation units, if the distribution reduces the holder's share of our "unrealized receivables," including depreciation recapture, and substantially appreciated "inventory items," both as defined in Section 751 of the Internal Revenue Code and collectively referred to as "Section 751 Assets." To that extent, the holder will be treated as having been distributed that holder's proportionate share of the Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to that holder. This latter deemed exchange will result in the holder's realization of ordinary income which will equal the excess of:

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  the non-pro rata portion of that distribution; over

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  the holder's tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

  Ratio of Taxable Income to Cash Distributions

        We estimate that a holder who:

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  acquires the common units, senior units, or deferred participation units; and

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  owns those common units, senior units, or deferred participation units through the period ending on the record date for the cash distribution payable for the fiscal quarter ended October 31, 2011, will be allocated, on a cumulative basis, an amount of federal taxable income that will be less than 10% of the cumulative cash distributed to such holder for that period. The taxable income allocable to a holder for subsequent periods may constitute an increasing percentage of distributable cash. These estimates are based upon many assumptions regarding our business and operations, including assumptions about weather conditions in our area of operations, capital expenditures, cash flows and anticipated cash distributions. These estimates and our assumptions are subject to numerous business, economic, regulatory, competitive and political uncertainties beyond our control. Further, these estimates are based on current tax law and tax reporting positions with which the IRS could disagree. Accordingly, we cannot assure you that these estimates will be correct. The actual percentage of distributions that will constitute taxable income could be higher or lower and any differences could materially affect the value of our common units, senior units, or deferred participation units.

  Basis of Common Units, Senior Units, and Deferred Participation Units

        A holder will have an initial tax basis for its common units, senior units, or deferred participation units equal to the amount that holder paid for our common units, senior units, or deferred participation units plus that holder's share of our nonrecourse liabilities. That basis will be increased by that holder's share of our income and by any increases in that holder's share of our nonrecourse liabilities. The IRS has ruled that a partner acquiring multiple interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest consisting of the partner's combined interests. That basis will be decreased, but not below zero, by distributions that that holder receives from us, by that holder's share of our losses, by any decreases in that holder's share of our nonrecourse liabilities and by that holder's share of our expenditures that are not deductible in computing our taxable income and are not required to be capitalized. A holder will have no share of our debt which is recourse to our general partner, but will have a share, primarily based on that holder's share of profits, of our nonrecourse liabilities. See "—Disposition of Common Units, Senior Units and Deferred Participation Units—Recognition of Gain or Loss."

  Limitations on Deductibility of Partnership Losses

        The deduction by a holder of that holder's share of our losses will be limited to the holder's tax basis in its common units, senior units, or deferred participation units and, in the case of an individual holder or a corporate holder (if more than 50% of the value of the corporate holder's stock is owned directly or indirectly by five or fewer individuals or particular tax-exempt organizations), to the amount for which the holder is considered to be "at risk" with respect to our activities, if that is less than the holder's tax basis. A holder must recapture losses deducted in previous years to the extent that our distributions cause that holder's "at risk" amount to be less than zero at the end of any taxable year. Losses disallowed to a holder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that the holder's tax basis or "at risk" amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of our common units, senior units, or deferred participation units, any gain recognized by a holder can be offset by losses that were previously suspended by the "at risk" limitation but may not be offset by losses suspended by the basis limitation. Any excess loss, above such gain, previously suspended by the "at risk" or basis limitations would no longer be utilizable.

        Subject to each holder's specific tax situation, a holder will be "at risk" to the extent of the tax basis in that holder's common units, senior units, or deferred participation units, excluding any portion of that basis attributable to that holder's share of our nonrecourse liabilities, reduced by any amount of money the holder borrows to acquire or hold that holder's common units, senior units, or deferred participation units if the lender of such borrowed funds owns an interest in us, is related to the holder or can look only to the common units, senior units, or deferred participation units for repayment. A holder's "at risk" amount will increase or decrease as the tax basis of the holder's common units, senior units, or deferred participation units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in that holder's share of our nonrecourse liabilities.

        The passive loss limitations provide that individuals, estates, trusts and specific closely held corporations and personal service corporations can deduct losses from passive activities (which for the most part consist of activities in which the taxpayer does not materially participate) only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses generated by us will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments (including other publicly-traded partnerships) or salary or active business income. Passive losses which are not deductible because they exceed a holder's share of our income may be deducted in full when that holder disposes of its entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions such as the "at risk" rules and the basis limitation.

        A holder's share of our net income may be offset by any suspended passive losses from us, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly-traded partnerships. The IRS has announced that Treasury Regulations will be issued, which would characterize net passive income from a publicly-traded partnership as investment income for purposes of the limitations on the deductibility of investment interest.

  Limitations on Interest Deductions

        The deductibility of a non-corporate taxpayer's "investment interest expense" is limited to the amount of such taxpayer's "net investment income." As noted, a holder's net passive income from us will be treated as investment income for this purpose. In addition, the holder's share of our portfolio income will be treated as investment income. Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

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  our interest expense attributed to portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a holder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry common units, senior units, or deferred participation units. Net investment income includes gross income from property held for investment and amounts treated as portfolio income pursuant to the passive loss rules less deductible expenses, other than interest, directly connected with the production of investment income, but in most cases does not include gains attributable to the disposition of property held for investment.

  Allocation of Partnership Income, Gain, Loss and Deduction

        If we have a net profit, our items of income, gain, loss and deduction, after taking into account any special allocations required under our partnership agreement, will be allocated among our general partner and the holders in accordance with their respective percentage interests in us. At any time that cash distributions are made to the holders and our incentive distribution rights or a disproportionate distribution is made to a holder of our common units, senior units, or deferred participation units, gross income will be allocated to the recipients to the extent of such distributions. If we have a net loss, our items of income, gain, loss and deduction, after taking into account any special allocations required under our partnership agreement, will be allocated first, to the general partner and the holders in accordance with their respective percentage interests in us to the extent of their positive capital accounts, as maintained under our partnership agreements, and, second, to our general partner.

        Various items of our income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of property contributed to us by our general partner or any other person contributing property to us, and to account for the difference between the fair market value of our assets and their carrying value on our books at the time that we initially issued the common and preferred units offered pursuant to this prospectus. In addition, items of recapture income will be allocated to the extent possible to the partner allocated the deduction or curative allocation giving rise to the treatment of such gain as recapture income to minimize the recognition of ordinary income by some holders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

        Greenberg Traurig LLP is of the opinion that, with the exception of the issues described in "—Section 754 Election" and "—Disposition of Common Units, Senior Units and Deferred Participation Units—Allocations Between Transferors and Transferees," the allocations in the partnership agreement of Ferrellgas Partners will be given effect for federal income tax purposes in determining how our income, gain, loss or deduction will be allocated among the holders of its outstanding equity.

  Substantial Economic Effect

        Under Treasury Regulations, an allocation will be respected by the IRS only if it meets any one of the following: (i) the allocation has "substantial economic effect"; (ii) the allocation is in accordance with the partners' interests in the partnership; or, (iii) the allocation is deemed to be in accordance with the partners' interests in the partnership. Any allocation which fails to satisfy at least one of these three tests will be reallocated in accordance with the partners' interests in the partnership as defined in the Treasury Regulations.

        The Treasury Regulations set forth a two part analysis to determine whether an allocation has "substantial economic effect." First, the allocation must have "economic effect." In other words, the allocation must be consistent with the underlying economic arrangement of the partners. If there is an economic benefit or burden that corresponds to the allocation, the partner receiving such an allocation should benefit from the economic benefit or bear the economic burden. Normally, economic effect will be present only if the partners' capital accounts are determined and maintained as required by the Treasury Regulations.

        Liquidation proceeds must be distributed in accordance with the partners' positive capital account balances (after certain adjustments). Additionally, if partners are not required to restore any deficit capital account balance, no loss or deduction may be allocated to a partner if such allocation would create a deficit balance in such partner's capital account in excess of the amount such partner is obligated to restore to the partnership or is treated as required to restore to the partnership, and the partnership agreement must contain a "qualified income offset," requiring that if a partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Section 1.704 1(b)(2)(ii)(d) of the Treasury Regulations which creates or increases a deficit in such partner's capital account, such partner will be allocated items of net profits and gain (consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

        Second, the economic effect must be "substantial." Substantiality is present if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by a partner independent of his tax consequences. If a shifting of tax attributes results in little or no change to the partner's capital accounts, or if the shift is merely transitory, they will not be recognized. Thus, if the allocation causes a shift in tax consequences that is disproportionately large in relation to the shift in economic consequence, there is a presumption that the economic effect of the allocation is not substantial and such allocation will be disregarded (and the partnership items will therefore be apportioned according to the partners' respective interests).

        The Treasury Regulations contain several exceptions and qualifications. For example, if a partnership allocation fails the above "economic effect" test, it may still be recognized if it meets the "economic effect equivalence" test. An allocation will be viewed as having economic effect if the agreement among the partners would in all cases produce the same results as the requirements outlined above. Further, there are also several exceptions, which come into play where the partner does not have an absolute obligation to restore a negative capital account.

  Entity-Level Collections

        If we are required or elect under applicable law to pay any federal, state or local income tax on behalf of any holder or the general partner or any former holder, we are authorized to pay those taxes from our funds. Such payment, if made, will be treated as a distribution of cash to the holder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to current holders. We are authorized to amend the partnership agreement of Ferrellgas Partners in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units, senior units, or deferred participation units and to adjust subsequent distributions, so that after giving effect to such distributions, the priority and characterization of distributions otherwise applicable under that partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a holder in which event the holder could file a claim for credit or refund.

  Treatment of Short Sales

        A holder whose common units, senior units, or deferred participation units are loaned to a "short seller" to cover a short sale of common units, senior units, or deferred participation units may be considered as having disposed of ownership of those common units, senior units, or deferred participation units. If so, that holder would no longer be a partner with respect to those common units, senior units, or deferred participation units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

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  any of our income, gain, loss or deduction with respect to those common units, senior units, or deferred participation units would not be reportable by the holder;

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  any cash distributions received by the holder with respect to those common units, senior units, or deferred participation units would be fully taxable; and

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  all of such distributions would appear to be treated as ordinary income.

        Greenberg Traurig LLP has not rendered an opinion regarding the treatment of a holder whose common units, senior units, or deferred participation units are loaned to a short seller; therefore, holders desiring to assure their status as partners and avoid the risk of gain recognition should modify any applicable brokerage account agreements to prohibit their brokers from borrowing their common units, senior units or deferred participation units. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests. See "—Disposition of Common Units, Senior Units and Deferred Participation Units—Recognition of Gain or Loss."

  Certain Re-acquisitions of Debt Securities

        If we or an entity related to us re-acquire one of our outstanding debt securities after December 31, 2008 and before January 1, 2011, whether in an actual exchange or by significantly modifying the debt, for an amount that is less than the adjusted issue price of such debt security, any resulting cancellation-of-debt (COD) income is deferred for up to five years for re-acquisitions occurring during 2009, and up to four years for re-acquisitions occurring in 2010. After this period of initial deferral, the COD Income is included in income ratably over the following five-year period. Therefore, in some cases, we may not recognize all of the COD Income until 10 years after the date on which the reacquisition occurred. If we elect to recognize COD income on such a re-acquisition of our debt securities during the specified period, and the new or modified debt security has original issue discount as a result of such re-acquisition, we may have to defer deductions for some or all of such original issue discount for the deferral period. Any income deferred pursuant to this election will be allocated to each holder immediately before the re-acquisition in a manner that such deferred amounts would have been included in the holder's distributive share under Section 704 of the Code if such income were recognized at such time. Any decrease in a holder's share of our liabilities as a result of such an event will not be taken into account for purposes of Section 752 of the Internal Revenue Code at the time of cancellation of debt to the extent it would cause the holder to recognize gain under Section 731 of the Internal Revenue Code. Any decrease in our liabilities that was so deferred will be taken into account by the holders at the end of the deferral period for the COD income.

  Alternative Minimum Tax

        This discussion only addresses the alternative minimum tax as it applies to non-corporate taxpayers (and to shareholders of an S corporation). Each holder will be required to take into account that holder's distributive share of any of our items of income, gain, loss or deduction for purposes of the alternative minimum tax. The first step in determining a taxpayer's alternative minimum tax liability, if any, is calculation of the taxpayer's alternative minimum taxable income. Alternative minimum taxable income is computed by adjusting the taxpayer's taxable income in accordance with the rules set forth in Sections 55, 56 and 58 of the Code, and by increasing the resulting amount by the taxpayer's items of tax preference described in Section 57 of the Code. Alternative minimum taxable income is then reduced by a specified exemption amount and by the taxpayer's alternative minimum tax foreign tax credit for the taxable year. For taxable years beginning in 2009, the exemption amounts are $70,950 for married couples filing joint returns, $46,700 for single individuals, and $34,975 for married persons filing separate returns and estates and trusts. The exemption is phased out above certain alternative minimum taxable income levels: $150,000 for married taxpayers filing joint returns, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separate returns and estates and trusts.

        For 2009, the alternative minimum tax rate is 26% on the amount of the taxpayer's alternative minimum taxable income, which does not exceed $175,000 (after taking into account the exemption amount) and 28% on the amount exceeding $175,000. A taxpayer is only required to pay an alternative minimum tax liability to the extent that the amount of that liability exceeds the liability, which the taxpayer would otherwise have for the regular federal income tax.

        Prospective holders should consult with their tax advisors as to the impact of an investment in common units, senior units, or deferred participation units on their liability for the alternative minimum tax.

  Tax Rates

        The highest marginal United States federal income tax rate for individuals for 2009 is 35% and the maximum United States federal income tax rate for net capital gains of an individual that are recognized prior to January 1, 2011 is 15%, if the asset disposed of was held for more than 12 months at the time of disposition. It is possible that these rates will change in the near future.

  Section 754 Election

        We have made the election permitted by Section 754 of the Internal Revenue Code (a "Section 754 election"). The election is irrevocable without the consent of the IRS. The election permits us to adjust common units, senior units, or deferred participation units purchaser's tax basis in our assets under Section 743(b) of the Internal Revenue Code (a "Section 743 adjustment") to reflect that holder's purchase price when common units, senior units, or deferred participation units are purchased from a holder thereof. The Section 743(b) adjustment applies only to a person who purchases common units, senior units, or deferred participation units from a holder of common units, senior units, or deferred participation units (including a person who purchases the common units, senior units, or deferred participation units offered pursuant to this registration statement) and not pursuant to an initial offering by us. The effect of the Section 743(b) adjustment to a person buying the common units, senior units, or deferred participation units offered herein will be essentially the same as if the tax basis of our assets were equal to their fair market value at the time of purchase.

        The calculations that are required to determine a Section 743(b) adjustment are made additionally complex because common units, senior units, or deferred participation units held by the public have been issued pursuant to multiple offerings. For example, particular regulations require that the portion of the Section 743(b) adjustment that eliminates the effect of any unamortized difference in "book" and tax basis of recovery property to the holder of such common units, senior units, or deferred participation units be depreciated over the remaining recovery period of that property, but Treasury Regulation Section 1.167(c)-1(a)(6) may require that any such difference in "book" and tax basis of other property be depreciated over a different period. In addition, the holder of common units, senior units, or deferred participation units, other than a holder who purchased such common units, senior units, or deferred participation units pursuant to an initial offering by us, may be entitled by reason of a Section 743(b) adjustment to amortization deductions in respect of property to which the traditional method of eliminating differences in "book" and tax basis applies but to which the holder of a common unit, senior unit or deferred participation unit that is sold in an initial offering will not be entitled.

        Because we cannot match transferors and transferees of common units, senior units, or deferred participation units, uniformity of the economic and tax characteristics of our common units, senior units, or deferred participation units to a purchaser of such common units, senior units, or deferred participation units must be maintained. In the absence of uniformity, compliance with a number of federal income tax requirements, both statutory and regulatory, could be substantially diminished. Under the partnership agreement of Ferrellgas Partners, our general partner is authorized to take a position to preserve our ability to determine the tax attributes of common units, senior units, or deferred participation units from the date of purchase and the amount that is paid therefore even if that position is not consistent with the Treasury Regulations.

        We intend to depreciate the portion of a Section 743(b) adjustment attributable to any unamortized difference between the "book" and tax basis of an asset in respect of which we use the remedial method in a manner that is consistent with the regulations under Section 743 of the Internal Revenue Code as to recovery property in respect of which the remedial allocation method is adopted. Such method is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position which may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some holders. In addition, if common units, senior units, or deferred participation units held by the public other than those that are sold in an initial offering by us are entitled to different treatment in respect of property as to which we are using the traditional method of eliminating differences in "book" and tax basis, we may also take a position that results in lower annual deductions to some or all of our holders than might otherwise be available. Greenberg Traurig LLP is unable to opine as to the validity of any position that is described in this paragraph because there is no clear applicable authority.

        A Section 754 election is advantageous if the tax basis in a transferee's common units, senior units, or deferred participation units is higher than such common units, senior units, or deferred participation units' share of the aggregate tax basis of our assets immediately prior to the transfer. In such a case, as a result of the election, the transferee would have a higher tax basis in its share of our assets for purposes of calculating, among other items, the transferee's depreciation and amortization deductions and the transferee's share of any gain or loss on a sale of our assets. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in such common units, senior units, or deferred participation units is lower than such common units, senior units, or deferred participation units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of our common units, senior units, or deferred participation units may be affected either favorably or adversely by the election.

        The calculations involved in the Section 754 election are complex and will be made by us on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is amortizable over a longer period of time or under a less accelerated method than most of our tangible assets. The determinations we make may be successfully challenged by the IRS and the deductions resulting from them may be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If such permission is granted, a subsequent purchaser of common units, senior units, or deferred participation units may be allocated more income than that purchaser would have been allocated had the election not been revoked.

Tax Treatment of Our Operations

  Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Under the accrual method, we will recognize as income items such as rentals and interest as and when earned whether or not they are received. Each holder will be required to include in income that holder's share of our income, gain, loss and deduction for our taxable year ending within or with that holder's taxable year. In addition, a holder who has a taxable year ending on a date other than December 31 and who disposes of all of its common units, senior units, or deferred participation units following the close of our taxable year but before the close of its taxable year must include that holder's share of our income, gain, loss and deduction in income for its taxable year, with the result that that holder will be required to include in income for its taxable year that holder's share of more than one year of our income, gain, loss and deduction. See "—Disposition of Common Units, Senior Units and Deferred Participation Units—Allocations Between Transferors and Transferees."

  Initial Tax Basis, Depreciation and Amortization

        We will use the tax basis of our various assets for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of such assets. Assets that we acquired from our general partner in connection with our formation initially had an aggregate tax basis equal to the tax basis of the assets in the possession of the general partner immediately prior to our formation. The majority of the assets that we acquired after our formation had an initial tax basis equal to their cost, however some of our assets were contributed to us and had an initial tax basis equal to the contributor's tax basis in those assets immediately prior to such contribution. The federal income tax burden associated with the difference between the fair market value of our property and its tax basis immediately prior to an initial offering by us will be borne by holders holding interests in us prior to that offering. See "—Tax Treatment of Holders of Common Units, Senior Units and Deferred Participation Units—Allocation of Partnership Income, Gain, Loss and Deduction."

        We may elect to use permitted depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. Property we acquire or construct in the future may be depreciated using accelerated methods permitted by the Internal Revenue Code. The Code provides for a "bonus" depreciation of 50% (or 30% if the taxpayer so elects) of the adjusted basis of certain qualified property in the taxable year in which it is placed in service. Property is qualified property for this purpose if, among other things, its original use began with the taxpayer and it is placed in service before January 1, 2010. A taxpayer may, however, choose to use a straight line method of depreciation for the entire recovery period. In order to elect out of the "bonus" depreciation with respect to property in a class the election must apply to all property in that class placed in service during the taxable year. Up and until the tax year of 2008, we have not used the "bonus" depreciation method; however, we may decide to use it in the future.

        If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a holder who has taken cost recovery or depreciation deductions with respect to property owned by us may be required to recapture such deductions as ordinary income upon a sale of that holder's interest in us. See "—Tax Treatment of Holders of Common Units, Senior Units and Deferred Participation Units—Allocation of Partnership Income, Gain, Loss and Deduction" and "—Disposition of Common Units, Senior Units and Deferred Participation Units—Recognition of Gain or Loss."

        The costs that we incurred in our organization have previously been amortized over a period of 60 months. The costs incurred in selling our common units, senior units, or deferred participation units i.e., syndication expenses, must be capitalized and cannot be deducted currently, ratably or upon our termination. Uncertainties exist regarding the classification of costs as organization expenses, which have previously been amortized by us over a period of 60 months, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

  Valuation and Tax Basis of our Properties

        The federal income tax consequences of the ownership and disposition of common units, senior units, or deferred participation units will depend in part on our estimates of the fair market values, and determinations of the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the fair market value estimates ourselves. These estimates of value and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates and determinations of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by holders might change, and holders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units, Senior Units, and Deferred Participation Units

  Recognition of Gain or Loss

        Gain or loss will be recognized on a sale of common units, senior units, or deferred participation units equal to the difference between the amount realized and the holder's tax basis for the common units, senior units, or deferred participation units sold. A holder's amount realized will be measured by the sum of the cash or the fair market value of other property received plus that holder's share of our nonrecourse liabilities. Because the amount realized includes a holder's share of our nonrecourse liabilities, the gain recognized on the sale of common units, senior units, or deferred participation units could result in a tax liability in excess of any cash received from such sale. Prior distributions from us in excess of cumulative net taxable income in respect of common units, senior units, or deferred participation units which decreased a holder's tax basis in such common units, senior units, or deferred participation units will, in effect, become taxable income if our common units, senior units, or deferred participation units are sold at a price greater than the holder's tax basis in such common units, senior units, or deferred participation units, even if the price is less than that holder's original cost.

        Should the IRS successfully contest our convention to amortize only a portion of the Section 743(b) adjustment attributable to an amortizable intangible asset described in Section 197 of the Internal Revenue Code after a sale of common units, senior units, or deferred participation units, a holder could realize additional gain from the sale of common units, senior units, or deferred participation units than had such convention been respected. See "—Tax Treatment of Holders of Common Units, Senior Units and Deferred Participation Units—Section 754 Election." In that case, the holder may have been entitled to additional deductions against income in prior years but may be unable to claim them, with the result to that holder of greater overall taxable income than appropriate. Greenberg Traurig, LLP is unable to opine as to the validity of the convention but believe such a contest by the IRS to be unlikely because a successful contest could result in substantial additional deductions to other holders.

        Except as noted below, gain or loss recognized by a holder, other than a "dealer" in common units, senior units, or deferred participation units, on the sale or exchange of common units, senior units, or deferred participation units will be taxable as capital gain or loss. Capital gain recognized on the sale of common units, senior units, or deferred participation units held for more than 12 months will be taxed at a maximum rate of 15% for sales occurring prior to January 1, 2011. A portion of this gain or loss, which will likely be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" owned by us. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of our common units, senior units, or deferred participation units and may be recognized even if there is a net taxable loss realized on the sale of our common units, senior units, or deferred participation units. Thus, a holder may recognize both ordinary income and a capital loss upon a disposition of common units, senior units, or deferred participation units. Net capital loss may offset no more than $3,000 of ordinary income in the case of individuals and may only be used to offset capital gain in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of such interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling holder who can identify common units, senior units, or deferred participation units transferred with an ascertainable holding period to elect to use the actual holding period of the common units, senior units, or deferred participation units transferred. Thus, according to the ruling, a holder of common units, senior units, or deferred participation units will be unable to select high or low basis common units, senior units, or deferred participation units to sell, but, under the regulations, may designate specific common units, senior units, or deferred participation units sold for purposes of determining the holding period of the common units, senior units, or deferred participation units sold. A holder electing to use the actual holding period of common units, senior units, or deferred participation units transferred must consistently use that identification method for all subsequent sales or exchanges of our common units, senior units, or deferred participation units. A holder considering the purchase of additional common units, senior units, or deferred participation units or a sale of common units, senior units, or deferred participation units purchased in separate transactions should consult that holder's tax advisor as to the possible consequences of this ruling and application of the regulations.

        The Internal Revenue Code treats a taxpayer as having sold a partnership interest, such as our common units, senior units, or deferred participation units, in which gain would be recognized if it were actually sold at its fair market value, if the taxpayer or related persons enters into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property.

  Allocations Between Transferors and Transferees

        In most cases, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the holders in proportion to the number of common units, senior units, or deferred participation units owned by each of them as of the opening of the New York Stock Exchange on the first business day of the month. However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the holders as of the opening of the New York Stock Exchange on the first business day of the month in which that gain or loss is recognized. As a result, a holder transferring common units, senior units, or deferred participation units in the open market may be allocated income, gain, loss and deduction accrued after the date of transfer.

        The use of this method may not be permitted under existing Treasury Regulations. Accordingly, Greenberg Traurig LLP is unable to opine on the validity of this method of allocating income and deductions between transferors and transferees of common units, senior units or deferred participation units. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the holder's interest, our taxable income or losses might be reallocated among the holders. We are authorized to revise our method of allocation between transferors and transferees, as well as among holders whose interests otherwise vary during a taxable period, to conform to a method permitted under future Treasury Regulations.

        A holder who owns common units, senior units, or deferred participation units at any time during a quarter and who disposes of such common units, senior units, or deferred participation units prior to the record date set for a cash distribution with respect to such quarter will be allocated items of our income, gain, loss and deduction attributable to such quarter but will not be entitled to receive that cash distribution.

  Notification Requirements

        A holder who sells or exchanges common units, senior units, or deferred participation units is required to notify us in writing of that sale or exchange within 30 days after the sale or exchange and in any event by no later than January 15 of the year following the calendar year in which the sale or exchange occurred. We are required to notify the IRS of that transaction and to furnish specific information to the transferor and transferee. However, these reporting requirements do not apply with respect to a sale by an individual who is a citizen of the United States and who causes the sale or exchange through a broker. Additionally, a transferor and a transferee of common units, senior units, or deferred participation units will be required to furnish statements to the IRS, filed with their income tax returns for the taxable year in which the sale or exchange occurred, that sets forth the amount of the consideration paid for the common units, senior units, or deferred participation units. A holder who fails to inform us of a transfer of the holder's common units, senior units or deferred participation units in accordance with the rules described above is liable for a penalty of $50 per unreported transfer with an annual maximum penalty of $100,000. Each such statement must contain the following: (i) the names, addresses and taxpayer identification numbers of the transferee and transferor involved in the exchange and (ii) the date of the sale or exchange.

  Constructive Termination

        We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A termination of us will result in the closing of our taxable year for all holders. In the case of a holder reporting on a taxable year other than a year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in that holder's taxable income for the year of our termination. New tax elections required to be made by us, including a new election under

Section 754 of the Internal Revenue Code, must be made subsequent to a termination, and a termination could result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted prior to the termination.

Tax Treatment of Tax Exempt Holders of Common Units, Senior Units and Deferred Participation Units

        Ownership of common units, senior units, or deferred participation units by employee benefit plans, other tax-exempt organizations, nonresident aliens, foreign corporations, other foreign persons and regulated investment companies raises issues unique to such persons and, as described below, may substantially increase the tax liability and requirements imposed on such persons.

        The income earned by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account, is generally exempt from taxation. However, gross Unrelated Business Taxable Income, or UBTI, of a tax exempt entity is subject to tax to the extent that, when combined with all other gross UBTI of the tax exempt entity for a taxable year, it exceeds all deductions attributable to the UBTI plus $1,000 during the taxable year. Such UBTI will be taxable at ordinary income rates and may be subject to the alternative minimum tax. Virtually all of the taxable income derived by such an organization from the ownership of common units, senior units, or deferred participation units will be unrelated business taxable income and thus will be taxable to such a holder. If the gross income taken into account in computing UBTI exceeds $1,000, the tax exempt entity is obligated to file a tax return for such year on IRS Form 990 T.

        A regulated investment company or "mutual fund" is required to derive 90% or more of its gross income from interest, dividends, gains from the sale of stocks or securities or foreign currency or related sources. It is not anticipated that any significant amount of our gross income will include that type of income.

  Gift of Common Units, Senior Units, or Deferred Participation Units

        In general, no gain or loss should be recognized on a gift of common units, senior units, or deferred participation units, although there may be federal gift tax imposed on such gift. However, a gift of common units, senior units, or deferred participation units encumbered by debt (including debt incurred by the gifting holder to acquire the common units, senior units, or deferred participation units and debt incurred by us that is included in the gifting holder's basis in his or her common units, senior units, or deferred participation units) can result in the recognition of gain, but never loss, and federal income tax (as well as federal gift tax) liability to the donor. A gift of common units, senior units, or deferred participation units encumbered by debt generally results in a decrease in the gifting holder's allocable share of liabilities if the donee accepts the common units, senior units, or deferred participation units subject to the debt or assumes the liabilities of the gifting holder. If the amount of the decrease in liabilities exceeds the holder's adjusted basis in his or her common units, senior units, or deferred participation units, the transaction should be treated as a part gift and part sale transaction, resulting in taxable gain to the extent the amount of liabilities exceeds adjusted basis in the common units, senior units, or deferred participation units. To the extent some of the gain is attributable to the holder's share of "substantially appreciated inventory items" and "unrealized receivables," such gain will be taxed as ordinary income. Since the tax consequences of any gift or transfer will depend upon the particular circumstances and upon the individuals or organizations involved in the transaction, before making any gift of common units, senior units or deferred participation units, a holder should consult his or her tax advisor as to the consequences of such a gift and as to the basis of the common units, senior units or deferred participation units in the hands of his or her successor.

  Death of Partner

        If a holder dies, the fair market value of his or her common units, senior units, or deferred participation units at death (or, if elected, at the alternate valuation date) will be subject to federal estate taxation. Under present law, the death of a holder does not result in a sale or exchange giving rise to a federal income tax. It is not clear what the tax consequences are if the decedent's proportionate share of our liabilities exceeds the adjusted basis of his or her common units, senior units, or deferred participation units at death. In this event, some gain may be recognized to the decedent or his estate upon the distribution of the common units, senior units, or deferred participation units to the extent of such excess. The cost or other basis of the common units, senior units, or deferred participation units inherited from the decedent generally is "stepped up" or "stepped down" to its fair market value for federal income tax purposes.

  Non-U.S. Holders

        A holder of common units, senior units, or deferred participation units is considered a "non-U.S. holder" for purposes of this discussion if he or she is a beneficial owner of common units, preferred units or deferred participation units and is not a "U.S. holder" or a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

        Non-resident aliens and foreign corporations, trusts or estates which hold common units, senior units, or deferred participation units will be considered to be engaged in business in the United States on account of ownership of common units, senior units, or deferred participation units. As a consequence, they will be required to file federal tax returns in respect of their share of our income, gain, loss or deduction and pay federal income tax at regular rates on any net income or gain. Moreover, under rules applicable to publicly-traded partnerships, we will withhold at the highest effective tax rate applicable to individuals from cash distributions made quarterly to foreign holders. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8 BEN or applicable substitute form in order to obtain credit for the taxes withheld. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation which owns common units, senior units, or deferred participation units will be treated as engaged in a United States trade or business, that corporation may be subject to United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its allocable share of our income and gain (as adjusted for changes in the foreign corporation's "U.S. net equity") which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the foreign corporate holder is a "qualified resident." In addition, such a holder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        Under a ruling of the IRS, a foreign holder who sells or otherwise disposes of common units, senior units, or deferred participation units will be subject to federal income tax on gain realized on the disposition of such common units, senior units, or deferred participation units to the extent that such gain is effectively connected with a United States trade or business of the foreign holder. Apart from the ruling, a foreign holder will not be taxed upon the disposition of common units, senior units, or deferred participation units if that foreign holder has held less than 5% in value of our common units, senior units, or deferred participation units during the five-year period ending on the date of the disposition and if our common units, senior units, or deferred participation units are regularly traded on an established securities market at the time of the disposition.

Administrative Matters

  Information Returns and Audit Procedures

        We intend to furnish to each holder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which sets forth each holder's share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which in most cases will not be reviewed by counsel, we will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine the holder's share of income, gain, loss and deduction. There is no assurance that any of those conventions will yield a result which conforms to the requirements of the Internal Revenue Code, regulations or administrative interpretations of the IRS. We cannot assure prospective holders that the IRS will not successfully contend in court that such accounting and reporting conventions are impermissible. Any such challenge by the IRS could negatively affect the value of our common units, senior units, or deferred participation units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from any such audit may require each holder to adjust a prior year's tax liability, and possibly may result in an audit of the holder's own return. Any audit of a holder's return could result in adjustments not related to our returns as well as those related to our returns.

        In most respects, partnerships are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our partnership agreements appoint our general partner as our Tax Matters Partner.

        The Tax Matters Partner will file our tax returns using the accrual method of accounting and will adopt the calendar year as our taxable year. Holders will be required to file their returns consistently with the information provided on our informational return or notify the IRS of any inconsistency. A failure to notify the IRS of an inconsistent position allows the IRS automatically to assess and collect the tax, if any, attributable to the inconsistent treatment. With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of twelve months) that a partnership return is filed either late or incomplete. The monthly penalty is equal to $89 multiplied by the number of our partners during the year for which the return is due.

        With certain exceptions, a penalty will be assessed if we fail to furnish to the holders a correct Schedule K 1 to our federal income tax return on or before the prescribed due date (including any extension thereof). The penalty is equal to $50 multiplied by the number of our partners not furnished a correct Schedule K 1 on or before the prescribed due date (including any extension thereof), with a maximum penalty of $100,000 per calendar year.

        The Tax Matters Partner will make various elections on our behalf and on behalf of the holders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against holders for items in our returns. The Tax Matters Partner may bind a holder with less than a 1% profits interest in us to a settlement with the IRS unless that holder elects, by filing a statement with the IRS, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (by which all the holders are bound) of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any holder having at least a 1% interest in our profits and by the holders having in the aggregate at least a 5% profits interest. However, only one action for judicial review will go forward, and each holder with an interest in the outcome may participate.

        A holder must file a statement with the IRS identifying the treatment of any item on that holder's federal income tax return that is not consistent with the treatment of the item on our return.

Intentional or negligent disregard of the consistency requirement may subject a holder to substantial penalties.

  Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

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  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  whether the beneficial owner is:

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  a person that is not a United States person;

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  a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

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  a tax-exempt entity;

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  the amount and description of common units, senior units, or deferred participation units held, acquired or transferred for the beneficial owner; and

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  particular information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on common units, senior units, or deferred participation units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report this information to us. The nominee is required to supply the beneficial owner of our common units, senior units, or deferred participation units with the information furnished to us.

Partnership Anti Abuse Rules

        Treasury Regulations known as the "Anti-Abuse Rules" purportedly grant authority to the IRS to re-characterize certain transactions to the extent that it is determined that the utilization of partnerships is inconsistent with the intent of the federal partnership tax rules. Under these Anti Abuse Rules, the IRS may, under certain circumstances, (i) recast transactions which attempt to use the partnership form of ownership, or (ii) otherwise treat the partnership as an aggregation of its partners rather than a distinct separate entity, as appropriate in order to carry out the purposes of the partnership tax rules. The Anti Abuse Rules also provide that the authority to re-characterize transactions is limited to circumstances under which the tax characterization by the taxpayer is not, based on all facts and circumstances, clearly contemplated under the Code or the applicable Treasury Regulations.

        These Anti Abuse Rules are intended to impact only a small number of transactions, which improperly utilize partnership tax rules. It is therefore not anticipated that we and/or the transactions contemplated herein will be affected by the promulgation or administration of these Anti Abuse Rules. In light of the broad language incorporated in these Regulations, however, no assurance can be given that the IRS will not attempt to utilize the Anti Abuse Rules to alter, in whole or part, the tax consequences described herein with regard to an investment in us.

State, Local And Other Tax Consequences

        In addition to federal income taxes, holders will be subject to other taxes, such as state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property. Although an analysis of those various taxes is not presented here, each prospective holder should consider their potential impact on that holder's investment in common units, senior units, and deferred participation units. We currently conduct business in 50 states and Puerto Rico. A holder will be required to file state income tax returns and to pay state income taxes in some or all of the states in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred (if, for example, we have no income from sources within that state) and also may not be available to offset income in subsequent taxable years. Some of the states may require that we, or we may elect to, withhold a percentage of income from amounts to be distributed to a holder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular holder's income tax liability to the state, does not relieve the non-resident holder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to holders for purposes of determining the amounts distributed by us. See "—Tax Treatment of Holders of Common Units, Senior Units and Deferred Participation Units—Entity-Level Collections." Based on current law and our estimate of future operations, we anticipate that any amounts required to be withheld will not be material.

        It is the responsibility of each holder to investigate the legal and tax consequences under the laws of pertinent states and localities of that holder's investment in us. Accordingly, each prospective holder should consult, and must depend upon, that holder's own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each holder to file all state and local, as well as U.S. federal, tax returns that may be required of such holder. Greenberg Traurig LLP has not rendered an opinion on the state or local tax consequences of an investment in us.

Tax Treatment of Holders of Warrants

        In general, a holder of a warrant is not treated as owning a direct equity interest in the grantor of the warrant unless and until the warrant is physically exercised. Nevertheless, if a warrant is "deep-in-the-money" at the time of issuance, the holder of the warrant is generally viewed as holding directly the underlying property. Specifically, in the context of warrants on partnership interests, the IRS issued proposed regulations in 2003, which contain a two-part test to determine whether a warrant will be re-characterized as a partnership interest. They require that both of the following tests be met: (i) the holder must have rights substantially similar to the rights afforded to a partner; and (ii) there must be a strong likelihood that failure to treat the warrant holder as a partner would result in a substantial reduction in aggregate tax liabilities.

        It is unclear whether these proposed regulations would apply to our warrants or whether the warrants will be treated as "deep-in-the-money." In either case, if the IRS determines that the holders of the warrants should be treated as holding a direct interest in us, the tax consequences discussed above in the section entitled "Tax Treatment of Holders of Common Units, Senior Units and Deferred Participation Units" may apply to such holders. Holders of warrants should consult their own tax advisers regarding the possible re-characterization of the warrants as partnership interests.

        The discussion that follows assumes that the warrants are not treated as direct partnership interest in us and are respected as options for U.S. federal income tax purposes. The following discussion also assumes that the warrants can only be physically exercised (i.e., with delivery of the underlying property).

  Tax Treatment of Standalone Warrants

        In general, the issuance of warrants by us would not result in any tax consequences to the holder until the warrants are sold, exchanged, lapse or otherwise disposed of. Thus, upon issuance of a warrant, a holder of a warrant is not allowed a deduction for the premium paid to purchase the warrant.

        A holder of a warrant will generally recognize gain or loss upon a sale, exchange, or other disposition of the warrant equal to the amount realized on the warrant minus the premium paid for the warrant and any related costs. If a warrant lapses without exercise, the holder will simply be allowed a deduction for the premium (and any related costs) at the time of lapse. Gain or loss from the sale, exchange, or lapse of a warrant is treated as gain or loss from the sale or exchange of property which has the same character as the property to which the option relates in the hands of the holder. Thus, the character of gains and losses on the warrant is determined in accordance with the character of the underlying property in the hands of the holder. Certain early terminations of a warrant will give rise to capital gains or losses to the extent that the underlying property is also capital in the hands of the holder.

        When a warrant is physically exercised, the holder generally recognizes no gain or loss and receives no deduction; rather, the holder adds the premium to its basis in the underlying property acquired upon exercise. Following the physical exercise of a warrant, the tax treatment of the property received by a holder pursuant to the warrant is similar to the tax treatment described herein concerning equity units or debt securities.

  Tax Treatment of Warrants Issued in Conjunction with Our Debt Securities

        Under the original issue discount regulations, if we issue warrants in conjunction with the issue of debt securities as an "investment unit" the issue price of the investment unit is allocated between the debt securities and the warrant based on the relative fair market values of each component at the time of issuance. The allocation of a portion of the issue price to the warrant creates original issue discount on the debt security, generally equal to the value of the warrant at the time of issue. The holder is generally bound by our allocation, unless the holder explicitly discloses on its return that its allocation differs from ours. Warrants issued in conjunction with our debt securities are generally treated by a holder as separate from the debt securities and are generally treated similarly for U.S. federal income tax purposes as warrants issued not in conjunction with debt securities.

Tax Treatment of Holders of Debt Securities

        The following is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our debt securities. This summary does not address the material U.S. federal income tax consequences of every type of debt security which may be issued under this registration statement. In particular, the following summary does not discuss the U.S. federal income tax treatment of purchasing, holding and disposing of: (i) debt securities that are convertible into our units; (ii) debt securities characterized as variable rate debt instruments or contingent payment debt instruments for U.S. federal income tax purposes; (iii) debt securities with a term of one year or less ("short-term debt obligations"); or (iv) debt securities that are denominated in currency other than U.S. Dollar. In the event we issue debt securities the tax treatment of which is not discussed herein, the applicable prospectus or prospectus supplement will describe the material U.S. federal income tax consequences thereof. This discussion only applies to initial purchasers of our debt securities by a U.S. holder. If you purchase one of our debt securities in the secondary market, you should consult your own tax adviser regarding the possible U.S. federal income tax consequences of purchasing, holding and disposing of our debt securities.

        In addition, the following discussion does not address the potential U.S. federal income tax consequences for purchasers of our debt securities in the secondary markets. Such purchasers are encouraged to consult with their own tax advisers regarding the potential U.S. federal income tax consequences of purchasing, holding and disposing of our debt securities.

  Tax Consequences to U.S. Holders

  U.S. Holder

        A "U.S. holder" is a beneficial owner of debt securities that is for U.S. federal income tax purposes:

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  a citizen or resident of the United States;

  •
  a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a U.S. person under any applicable Treasury regulations);

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds debt securities, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership acquiring the debt securities, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of the debt securities.

  Accrual of Stated Interest and Original Issue Discount

        A U.S. holder generally will be required to include in gross income as ordinary interest income the stated interest on debt securities at the time that the interest accrues or is received, in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

        Some debt securities may be issued with original issue discount ("OID"). OID on debt securities will generally equal the excess of the debt securities' stated redemption price at maturity over the debt securities' issue price, subject to a statutory de minimis exception ((0.25% of the debt security's stated redemption price at maturity multiplied by the number of complete years to its maturity). The issue price of the debt securities will be the first price at which a substantial amount of the debt securities is sold (ignoring sales to bond houses, brokers, or similar persons acting in the capacity of underwriters, placement agents, or wholesalers). The debt securities' stated redemption price at maturity is equal to the sum of all payments to be made on such debt securities, other than payments of qualified stated interest (i.e., payments of interest at a fixed rate that are payable at least annually for the entire term of the notes).

        For debt securities that will be issued with OID, U.S. holders will be required to include the OID in ordinary income for U.S. federal income tax purposes as it accrues on a constant yield basis in advance of receipt of cash payments to which such income is attributable. A U.S. holder must include in income for each taxable year the sum of the daily portions of OID for each day on which it held the debt securities during the taxable year, regardless of whether the holder is a cash-basis or accrual-method taxpayer. To determine the daily portions of OID, a U.S. holder must determine the amount of OID allocable to an accrual period and allocate a ratable portion of that OID to each day in the accrual period. Under the constant-yield method, the amount of OID allocable to an accrual period is equal to the product of the debt securities' adjusted issue price at the beginning of the accrual period and the debt securities' yield (adjusted to reflect the length of the accrual period), less the amount of any qualified stated interest allocable to the period. The debt securities' adjusted issue price at any time generally is their original issue price, increased by the amount of OID on such debt securities accrued by any holder in a prior period, and decreased by the amount of any payment (other than a payment of qualified stated interest) previously made on the debt securities. The yield-to-maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the debt securities, produces an amount equal to the debt securities' original issue price.

        A U.S. holder may elect an accrual period of any length and may vary the length of the accrual periods over the life of the debt securities, but no accrual period may be longer than one year, and each scheduled payment of interest or principal on the debt securities must occur on either the first day or the last day of an accrual period. Under the foregoing rules, a U.S. holder generally will recognize increasingly greater amounts of OID in each successive period that the U.S. holder holds debt securities, regardless of whether the U.S. holder received payments corresponding to that income.

        Subject to certain limitations, a U.S. holder may elect to use the constant-yield method to include in the U.S. holder's income all interest that accrues on debt securities issued with OID. For purposes of the election, interest includes, inter alia, all stated interest and OID. In the case of U.S. holders that use the cash method of accounting, this election generally will result in such U.S. holders including stated interest on the debt securities offered hereby in income earlier than would be the case if no such election were made. This election applies only to the debt securities with respect to which it is made and may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors as to the desirability, the mechanics and the collateral consequences of making this election with respect to the debt securities.

        In certain circumstances, we may pay amounts on the debt securities that are in excess of the stated interest or principal of the debt securities. We intend to take the position that the possibility that any such payments will be made is remote so that the debt securities will not be treated as contingent payment debt instruments solely because of this possibility, and such possibility will not affect the timing or amount of interest income that a U.S. holder must recognize unless and until any such payments are made. Our determination that these contingencies are remote is binding on a U.S. holder unless the U.S. holder discloses a contrary position to the IRS in the manner that is required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case the timing, character and amount of taxable income in respect of the debt securities may be different from that described herein.

  Debt Securities Issued at Originally Issued Bond Premium

        A debt security may be issued for an amount that is in excess of the debt security's principal amount. The U.S. holder pays the bond premium upfront and, therefore, may later deduct it as amortizable bond premium over the term of the debt security. A U.S. holder of a debt security with originally issued bond premium may elect to amortize the bond premium on a yield-to-maturity basis, as an offset to interest income, over the term of the debt security. The election will apply to all of the U.S. holder's taxable premium bonds for the current and subsequent years, unless revoked with consent of the IRS Commissioner. The amortization of bond premium is based on the U.S. holder's yield-to-maturity, applying the same concepts found in the original issue discount rules. The U.S. holder also should reduce his or her basis in the debt security with such amortization of the premium.

  Disposition of the debt securities

        A U.S. holder generally recognizes capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of debt securities. This gain or loss will equal the difference between the U.S. holder's adjusted tax basis in the debt securities and the proceeds received, excluding any proceeds attributable to accrued interest which will be recognized as ordinary interest income to the extent the U.S. holder has not previously included the accrued interest in income.

        A U.S. holder's adjusted tax basis in the debt securities generally will equal such U.S. holder's initial investment in the debt securities increased by any original issue discount included in income and decreased by the amount of any payments, other than qualified stated interest payments, received with respect to any of the debt securities.

        The proceeds the U.S. holder receive will include the amount of any cash and the fair market value of any other property received for the debt securities. The U.S. holder's adjusted tax basis in the debt securities will generally equal the amount paid for the debt securities less any principal payments received. The gain or loss will be long-term capital gain or loss if the U.S. holder held the debt securities for more than one year. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 15% (this rate is scheduled to increase to 20% beginning January 1, 2011. The deductibility of capital losses may be subject to limitation.

  Information reporting and backup withholding

        Information reporting will apply to payments of interest and principal on, or the proceeds of the sale or other disposition of, debt securities held by a U.S. holder, and backup withholding may apply to payments of interest unless the U.S. holder provides the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. holder's U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you provide the required information or appropriate claim form to the IRS.

  Tax Consequences to Non-U.S. Holders

  Non-U.S. holder

        A holder of our debt securities is a "non-U.S. holder" for purposes of this discussion if such holder is a beneficial owner of debt securities and is not a "U.S. holder" or a partnership (including an entity treated as a partnership for U.S. federal income tax purposes).

  Interest on the debt securities

        For a non-U.S. holder, payments of interest on the debt securities generally are exempt from withholding of U.S. federal income tax under the "portfolio interest" exemption if the interest is not effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder properly certifies as to its foreign status as described below, and:

  •
  the non-U.S. holder does not own directly or indirectly, actually or constructively, 10% or more of our capital or profits interests;

  •
  the non-U.S. holder is not a "controlled foreign corporation" that is related to us through stock ownership; and

  •
  the non-U.S. holder is not a bank whose receipt of interest on the debt securities is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business.

        The portfolio interest exemption and several of the special rules for non-U.S. holders described herein generally apply only if the non-U.S. holder appropriately certifies as to its foreign status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN (or successor form) or appropriate substitute form to us, or our paying agent. If the non-U.S. holder holds the debt securities through a financial institution or other agent acting on its behalf, the non-U.S. holder may be required to provide appropriate certifications to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If the non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to a U.S. federal withholding tax at a 30% rate, unless the non-U.S. holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of a tax treaty, or the payments of interest are effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and the non-U.S. holder meet the certification requirements described below. See "—Income or Gain Effectively Connected With a U.S. Trade or Business."

  Disposition of debt securities

        A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of debt securities unless:

  •
  the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and if a tax treaty applies, is attributable to its permanent establishment in the United States);

  •
  the non-U.S. holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met; or

  •
  the non-U.S. holder was a citizen or resident of the United States and is subject to special rules that apply to certain expatriates.

  Income or gain effectively connected with a U.S. trade or business

        The preceding discussion of the tax consequences of the purchase, ownership and disposition of debt securities by a non-U.S. holder generally assumes that the non-U.S. holder is not engaged in a U.S. trade or business. If any interest on the debt securities or gain from the sale, exchange or other taxable disposition of the debt securities is effectively connected with a U.S. trade or business conducted by the non-U.S. holder (and if a tax treaty applies, is attributable to a permanent establishment in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated income tax rates, but will not be subject to withholding tax if certain certification requirements are satisfied. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us, or our paying agent

  U.S. federal estate tax

        If the non-U.S. holder is an individual and is not a resident of the United States (as specially defined for U.S. estate tax purposes) at the time of the non-U.S. holder's death, the debt securities will not be included in its estate for U.S. federal estate tax purposes unless, at the time of death, interest on the debt securities does not qualify for the "portfolio interest" exemption.

  Information reporting and backup withholding

        Payments to non-U.S. holders of interest on debt securities, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the non-U.S. holder. United States backup withholding tax generally will not apply to payments of interest and principal on debt securities to a non-U.S. holder if the statement described in "Tax consequences to non-U.S. holders—Interest on the debt securities" is duly provided by the non-U.S. holder or the non-U.S.

holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that the non-U.S. holder is a United States person.

        Payment of the proceeds of a disposition of debt securities effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the non-U.S. holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or the non-U.S. holder otherwise establish an exemption. The backup withholding tax rate is currently 28%. For payments made after 2010, the backup withholding rate will be increased to 31%. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of debt securities outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that the non-U.S. holder is a non-U.S. holder and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of debt securities effected outside the United States by such a broker if it:

  •
  is a United States person;

  •
  derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  •
  is a controlled foreign corporation for U.S. federal income tax purposes; or

  •
  is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS.

Reportable Transactions

        Treasury Regulations requires us to complete and file Form 8886 ("Reportable Transaction Disclosure Statement") with our tax return for any taxable year in which we participate in a "reportable transaction." Additionally, each partner treated as participating in a "reportable transaction" of us is required to file Form 8886 with its tax return. We and any such partner, respectively, must also submit a copy of the completed form with the IRS's Office of Tax Shelter Analysis. A "reportable transaction" is one of the following:

  •
  a "listed transaction," which is a transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a "listed transaction;"

  •
  a "confidential transaction," which is a transaction that is offered to a taxpayer under conditions of confidentiality and for which the taxpayer has paid an advisor a minimum fee;

  •
  a "transaction with contractual protection," which is a transaction for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained, or a transaction for which fees are contingent on the taxpayer's realization of tax benefits from the transaction;

  •
  a "loss transaction," which is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Internal Revenue Code; or

  •
  a "transaction of interest," which is a transaction that is the same as or substantially similar to one of the types of transactions that the IRS has identified by notice, regulation, or other form of published guidance as a transaction of interest;

        We intend to notify the partners of what we believe (based on information available to us) might be a "reportable transaction," and intend to provide each partners with any available information needed to complete and submit Form 8886 with respect to such transaction. In certain situations, there may also be a requirement that a list be maintained of persons participating in such "reportable transactions," which could be made available to the IRS at its request.

        Under the Internal Revenue Code, a significant penalty is imposed on taxpayers who participate in a "reportable transaction" and fail to make the required disclosure. The penalty is generally $10,000 for natural persons and $50,000 for other persons (increased to $100,000 and $200,000, respectively, if the reportable transaction is a "listed transaction").

        Holders are urged to consult with their own tax advisor concerning any possible disclosure obligation with respect to their investment and should be aware that we and our material advisors intend to comply with the list and disclosure requirements.

Accuracy-Related Penalties

        A penalty equal to 20% of the amount of any portion of an underpayment of tax, which is attributable to one or more of particular listed causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty is imposed, however, with respect to any portion of an underpayment if it is shown that there was a "reasonable cause" for that portion and that the taxpayer acted in good faith with respect to that portion.

        A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty is reduced if any portion is attributable to a position adopted on the return:

  •
  with respect to which there is, or was, "substantial authority;" or

  •
  as to which there is a reasonable basis and the pertinent facts of such position are disclosed on the return.

        If any item of our income, gain, loss or deduction included in the distributive shares of holders might result in such an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for holders to make adequate disclosure on their returns to avoid liability for this penalty.

        A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of such valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000, $10,000 for most corporations. If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

 INVESTMENT IN US BY BENEFIT PLANS

        An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to:

  •
  the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, often referred to as ERISA; and

  •
  restrictions imposed by Section 4975 of the Internal Revenue Code.

        For these purposes, the term "employee benefit plan" may include:

  •
  qualified pension, profit-sharing and stock bonus plans;

  •
  simplified employee pension plans; and

  •
  tax deferred annuities or individual retirement accounts established or maintained by an employer or employee organization.

        Prior to making an investment in us, consideration should be given to, among other things:

  •
  whether the investment is permitted under the terms of the employee benefit plan;

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

  •
  whether in making the investment, the employee benefit plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA;

  •
  whether the investment will result in recognition of unrelated business taxable income by the employee benefit plan and, if so, the potential after-tax investment return; and

  •
  whether, as a result of the investment, the employee benefit plan will be required to file an exempt organization business income tax return with the IRS.

        See "Tax Consequences—Tax Treatment of Tax-Exempt Holders of Common Units, Senior Units and Deferred Participation Units."

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the employee benefit plan. A fiduciary should also consider whether the employee benefit plan will, by investing in us, be deemed to own an undivided interest in our assets. If so, our general partner would also be a fiduciary of the employee benefit plan, and we would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans, and also individual retirement accounts that are not considered part of an employee benefit plan, from engaging in specified transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the employee benefit plan. Section 3(42) of ERISA defines "plan assets" to mean plan assets as defined in Department of Labor regulations. Those Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under some circumstances. Under these regulations, an entity's assets would not be considered to be "plan assets" if, among other things:

  •
  the equity interests acquired by employee benefit plans are publicly-offered securities; meaning the equity interests are:

  •
  widely held by 100 or more investors independent of us and each other;

    •
    freely transferable; and

    •
    registered under some provisions of the federal securities laws;

  •
  the entity is an "operating company;" meaning that it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority owned subsidiary or subsidiaries; or

  •
  less than 25% of the value of each class of equity interest, disregarding particular interests held by our general partner, its affiliates, and particular other persons, is held by benefit plan investors, which are defined in Section 3(42) of ERISA to mean:

  •
  any employee benefit plans subject to the fiduciary requirements of ERISA;

  •
  any qualified plans, individual retirement accounts, or other plans subject to the prohibited transaction rules in Section 4975 of the Internal Revenue Code; and

  •
  any entity whose underlying assets include plan assets by reason of a plan's investment in such entity.

        Our assets should not be considered "plan assets" under these regulations because it is expected that an investment in us will satisfy the requirements of the first bullet point immediately above.

        Plan fiduciaries contemplating an investment in us should consult with their own counsel regarding the potential consequences of such an investment under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or otherwise violate any applicable statutory provisions.

PLAN OF DISTRIBUTION

        We may sell the securities from time-to-time pursuant to any one or more of the following methods:

  •
  underwritten public offerings;

  •
  a block trade, which may involve crosses, in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

  •
  exchange distributions and/or secondary distributions in accordance with the rules of the applicable exchange;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  through the settlement of short sales;

  •
  directly to purchasers or to a single purchaser; and

  •
  privately negotiated transactions.

        The applicable prospectus supplement with respect to a particular offering of securities will describe the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, and if required, dealers of agents;

  •
  the purchase price of the securities and the proceeds we will receive from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

        If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over—allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over—allotments or short positions by making purchases in the open market or by exercising their over—allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

 DESCRIPTION OF COMMON UNITS, SENIOR UNITS AND DEFERRED PARTICIPATION UNITS

Common Units

        As of April 10, 2009, we had 68,178,103 common units outstanding, representing an aggregate 98% limited partner interest. Of those common units, 20,327,666, representing an approximate 30% limited partner interest in us, are held by Ferrell Companies, Inc., the owner of our general partner, and its affiliates.

        A copy of the partnership agreement of Ferrellgas Partners is incorporated herein by reference. A summary of the important provisions of the partnership agreement of Ferrellgas Partners and the rights and privileges of our common units is included in our registration statement on Form 8-A/A as filed with the SEC on February 18, 2003, including any amendments or reports filed to update such descriptions. See "Where you Can Find More Information."

        Our common units are listed on the New York Stock Exchange under the symbol "FGP." Any additional common units we issue will also be listed on the New York Stock Exchange.

Senior Units and Deferred Participation Units

        The partnership agreement of Ferrellgas Partners authorizes Ferrellgas Partners to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences and privileges established by our general partner in its sole discretion without the approval of any of our limited partners. In accordance with Delaware law and the provisions of that partnership agreement, we may also issue additional partnership interests that, in the sole discretion of our general partner, have special voting rights to which our common units are not entitled.

        We have no senior units or deferred participation units outstanding as of the date of this prospectus. The terms of any deferred participation units we offer under this prospectus may have distribution, liquidation or other rights ranking junior to, or on a parity with, our senior units or common units and may be subject to limitations and restrictions that are not applicable to our senior units or common units. Generally, deferred participation units will participate in our distributions at some time after their initial issuance based on targeted distribution levels.

        Should Ferrellgas Partners offer senior units or deferred participation units under this prospectus, a prospectus supplement relating to the particular series of senior units or deferred participation units offered will include the specific terms of those senior units or deferred participation units, including the following:

  •
  the designation, stated value and liquidation preference of the senior units or deferred participation units and the number of senior units or deferred participation units offered;

  •
  the initial public offering price at which the senior units or deferred participation units will be issued;

  •
  the conversion or exchange provisions of the senior units or deferred participation units;

  •
  any redemption or sinking fund provisions of the senior units or deferred participation units;

  •
  the distribution rights of the senior units or deferred participation units, if any;

  •
  a discussion of material federal income tax considerations, if any, regarding the senior units or deferred participation units; and

  •
  any additional rights, preferences, privileges, limitations and restrictions of the senior units or deferred participation units.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities issued pursuant to this prospectus and an applicable prospectus supplement by Ferrellgas Partners will be:

  •
  direct secured or unsecured general obligations of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as co-obligors; and

  •
  either senior debt securities or subordinated debt securities.

        The debt securities issued pursuant to this prospectus and an applicable prospectus supplement by the operating partnership will be:

  •
  direct secured or unsecured obligations of the operating partnership and Ferrellgas Finance Corp., as co-obligors;

  •
  nonconvertible securities offered for cash; and

  •
  either senior debt securities or subordinated debt securities.

        The nature of Ferrellgas Partners Finance Corp.'s and Ferrellgas Finance Corp.'s roles as co-obligors with Ferrellgas Partners and the operating partnership, as applicable, is that each issuer of the applicable debt securities is jointly and severally fully and unconditionally liable on the debt securities. In effect, each issuer could be considered to have fully and unconditionally guaranteed the other issuer's payment obligations. Because some institutional investors in the debt securities may be unable to hold the debt securities by reason of our structure and the legal investment laws of their states of organization or their charters, the debt securities are expected to be co-issued by a partnership and a corporation. Neither Ferrellgas Partners Finance Corp. nor Ferrellgas Finance Corp. will receive any additional consideration for acting as co-issuer or as co-obligor for their payment obligations under the debt securities.

        Senior debt securities will be issued under one or more senior indentures. Subordinated debt securities will be issued under one or more subordinated indentures. Any senior indenture and any subordinated indenture are each referred to in this prospectus as an indenture and collectively referred to as the indentures. We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended. Any reference to the trustee in this prospectus shall refer to the trustee under the indentures together with any other trustee(s) chosen by us and appointed in a supplemental indenture with respect to a particular series of debt securities. The trustee for each series of debt securities will be identified in the applicable prospectus supplement.

        The forms of indenture are filed as exhibits to the registration statement of which this prospectus is a part. Any supplemental indentures will be filed by us from time to time by means of an exhibit to a Current Report on Form 8-K. The indentures and any supplemental indentures will be available for inspection at the corporate trust office of the applicable trustee, or as described under "Where You Can Find More Information." The indentures will be subject to, and governed by, the Trust Indenture Act. We will execute, unless previously executed, any indenture and supplemental indenture if and when we issue any debt securities.

        We summarize some of the material provisions of the indentures in the following order:

  •
  those provisions that apply only to a senior indenture;

  •
  those provisions that apply only to a subordinated indenture; and

  •
  those provisions that apply to both types of indentures.

        Although the material terms of any indenture or supplemental indenture will be described in this prospectus and in a prospectus supplement, you should read the applicable indenture and supplemental indenture, if any, because they, and not this description or the description in the prospectus supplement, control your rights as holders of the debt securities.

        For purposes of this description:

  •
  the "partnership" refers to Ferrellgas Partners, L.P.; and

  •
  the words "we," "us," "our" and "ourselves" refer to the co-issuers of the applicable debt securities, either Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. or the operating partnership and Ferrellgas Finance Corp.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and an indenture or supplemental indenture relating to any series of debt securities being offered will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

  •
  the issuers of the debt securities;

  •
  the form and title of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the assets, if any, that are pledged as security for the payment of the debt securities;

  •
  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated in the case of debt securities issued at a discount from their face amount;

  •
  the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

  •
  the date or dates on which the principal of the debt securities will be payable;

  •
  the interest rate, which may be fixed or variable, that the debt securities will bear, if any, the date or dates from which interest will accrue, the interest payment dates for the debt securities and the regular record dates for interest payable on any interest payment date;

  •
  any conversion or exchange provisions;

  •
  any optional redemption provisions;

  •
  any change of control offer provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional Events of Default or covenants; and

  •
  any other terms of the debt securities.

        Debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates and are sold at a discount to their stated principal amount. Under applicable tax laws, the holder of an original issue discount debt security would likely be required to include the original issue discount in income before the receipt of cash attributable to that income. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.

Provisions Only in a Senior Indenture

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. However, any secured senior debt securities will effectively rank senior to any unsecured senior debt to the extent of the value of the property securing the secured senior debt securities.

        A senior indenture or a supplemental indenture relating to a specific series of senior debt securities will contain restrictive covenants that, unless otherwise specified in a prospectus supplement, will not be included in a subordinated indenture or supplemental indenture relating to a specific series of subordinated debt securities. We expect that the these covenants will include a prohibition on our ability to incur liens on our property, other than permitted liens, unless the debt securities are secured equally and ratably with the obligation or liability secured by such liens. These covenants may also include restrictions on our ability and the ability of our restricted subsidiaries to:

  •
  incur indebtedness;

  •
  make restricted payments;

  •
  engage in transactions with our affiliates;

  •
  create restrictions on the ability of our restricted subsidiaries to pay dividends or make particular other payments; and

  •
  sell and lease back our assets.

        The specific terms of any such covenants or other covenants applicable to any specific series of debt securities will be contained in the applicable prospectus supplement.

Provisions Only in a Subordinated Indenture

        The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness.

        In addition, claims of our subsidiaries' creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries.

        A subordinated indenture relating to a specific series of subordinated debt securities will define "senior indebtedness" to mean the principal of, premium, if any, and interest on:

  •
  all indebtedness for money borrowed or guaranteed by us other than the subordinated debt securities, unless the indebtedness expressly states that it has the same ranks as, or ranks junior to, the subordinated debt securities; and

  •
  any deferrals, renewals or extensions of any senior indebtedness.

However, the term "senior indebtedness" will not include:

  •
  any of our obligations to our subsidiaries;

  •
  any liability for Federal, state, local or other taxes owed or owing by us;

  •
  any accounts payable or other liability to trade creditors, arising in the ordinary course of business, including guarantees of, or instruments evidencing, those liabilities;

  •
  any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours, including any senior subordinated indebtedness and any subordinated obligations;

  •
  any obligations with respect to any capital stock, partnership interests, membership interests or other equity interests of any kind; or

  •
  any indebtedness incurred in violation of the subordinated indenture.

        There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under a subordinated indenture. Any subordinated debt securities will rank equally with our other subordinated indebtedness.

        Under a subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

  •
  any senior indebtedness is not paid when due; or

  •
  the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

        We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.

        The representatives of the holders of senior indebtedness may notify us and the trustee in writing of a default, which can result in the acceleration of that senior indebtedness's maturity without further notice or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice of such default unless the person who gave such notice gives written notice to the trustee and to us terminating the period of non-payment, the senior indebtedness is paid in full or the default that caused such notice is no longer continuing. If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period.

        In the event we pay or distribute our assets to creditors upon a total or partial liquidation or dissolution of us, or in bankruptcy or reorganization relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment of either principal or interest. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness.

        If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

        If payment of the subordinated debt securities is accelerated because of an Event of Default, either we or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. We may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

        As a result of the subordination provisions contained in a subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It is important to keep this in mind if you decide to hold our subordinated debt securities.

Provisions Applicable to Both Types of Indentures

  Merger, Consolidation or Sale of Assets

        Each indenture will provide that the partnership or the operating partnership, as applicable, may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity unless:

  •
  the partnership or the operating partnership, as applicable, is the surviving entity or the entity formed by or surviving the transaction, if other than the partnership or the operating partnership, or the entity to which the sale was made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  •
  the entity formed by or surviving the transaction, if other than the partnership or the operating partnership, or the entity to which the sale was made assumes all the obligations of the partnership or the operating partnership, as applicable, in accordance with a supplemental indenture in a form reasonably satisfactory to the trustee, under the debt securities and an indenture;

  •
  immediately after the transaction no Event of Default, or event that is or after notice or the passage of time would be an Event of Default (a "Default"), exists; and

  •
  with respect to any series of debt securities of the partnership (but not of the operating partnership), at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, the partnership or such other entity or survivor is permitted to incur at least $1.00 of additional indebtedness under any covenant restricting our ability to incur indebtedness applicable to that series of debt securities.

        Each indenture will also provide that Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp., as applicable, may not consolidate or merge with or into, whether or not it is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity except under conditions similar to those described in the paragraph above.

  Limitations on Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp.

        In addition to any other covenants restricting our ability to incur indebtedness that may be contained in an indenture or supplemental indenture, each indenture will provide that Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp., as applicable, may not incur any indebtedness, as defined in the applicable indenture, unless:

  •
  the partnership or the operating partnership, as applicable, is a co-obligor or guarantor of the indebtedness; or

        the net proceeds of the indebtedness are either:

  •
  lent to the partnership or the operating partnership, as applicable;

  •
  used to acquire outstanding debt securities issued by the partnership or the operating partnership, as applicable, or

  •
  used, directly or indirectly, to refinance or discharge indebtedness permitted under the limitation of this paragraph.

        Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp., as applicable, may not engage in any business not related, directly or indirectly, to obtaining money or arranging financing for the partnership or the operating partnership, as applicable.

  Events of Default and Remedies

        Each indenture will describe in detail the occurrences that would constitute an "Event of Default." These occurrences include the following with respect to each series of debt securities:

  •
  default in the payment of the principal of or premium, if any, on any debt security of that series when the same becomes due and payable, upon stated maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise;

  •
  default in the payment of an installment of interest on any of the debt securities of that series, when the same becomes due and payable, which default continues for a period of 30 days;

  •
  default in the performance, or breach, of any term, covenant or warranty contained in the debt securities of that series or the applicable indenture, other than a default specified in either of the two clauses above, and the default continues for a period of 45 days after written notice of the default requiring us to remedy the same shall have been given to the applicable issuers by the trustee or to the applicable issuers and the trustee by holders of 25% in aggregate principal amount of the applicable series of debt securities then outstanding;

  •
  specified events of bankruptcy, insolvency or reorganization with respect to us has occurred; or

  •
  any other Event of Default with respect to that series set forth in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement.

        If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% of principal amount of the applicable series of debt securities then outstanding may declare all the debt securities of that series to be due and payable immediately.

        Notwithstanding the foregoing, in the case of an Event of Default arising from specified events of bankruptcy or insolvency, with respect to the applicable issuers, all outstanding applicable debt securities will become due and payable immediately without further action or notice. Holders of debt securities may not enforce an indenture or the debt securities except as provided in the applicable indenture. Subject to limitations, holders of a majority in principal amount of a series of then-outstanding debt securities may direct the trustee of that series of debt securities in its exercise of any trust or power. The trustee may withhold from holders of debt securities notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if the trustee determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount of a series of debt securities and then outstanding, by notice to the trustee for those debt securities, may waive any existing Default or Event of Default for all holders of that series and its consequences under an indenture, except a continuing Default or Event of Default in the payment of any principal of, premium, if any, or interest on the debt securities or a Default or Event of Default in respect of a covenant or provision that may not be modified without the consent of the holder of each outstanding debt security of that issuer.

        The issuers are required to deliver to the trustee annually a statement regarding compliance with an indenture.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture or under any other indenture.

  No Personal Liability of Limited Partners, Directors, Officers, Employees and Unitholders

        No limited partner of the partnership or the operating partnership or any director, officer, employee, incorporator or stockholder of our general partner, Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp., as such, shall have any liability for any of our obligations under the debt securities or any indenture or any claim based on, in respect of, or by reason of, these obligations. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

  Non-Recourse

        The obligations under any debt securities and any indenture are:

  •
  recourse to our general partner and the applicable issuers;

  •
  non-recourse to any of our other entities; and

  •
  are payable only out of the cash flow and assets of our general partner and the applicable issuers.

        The trustee and each holder of a debt security, by accepting a debt security, will be deemed to have agreed in the applicable indenture that:

  •
  if the debt security is issued by the partnership, the operating partnership and its other affiliates will not be liable for any of the partnership's obligations under an indenture or the debt securities; or

  •
  if the debt security is issued by the operating partnership, the partnership and its other affiliates will not be liable for any of the operating partnership's obligations under an indenture or the debt securities.

  Legal Defeasance and Covenant Defeasance

        We may, at the option of the board of directors of our general partner, on our behalf, and the board of directors of Ferrellgas Partners Finance Corp. or Ferrellgas Finance Corp., as applicable, and at any time, elect to have all of our obligations discharged with respect to any series of outstanding debt securities. This is known as "legal defeasance." However, under legal defeasance we cannot discharge:

  •
  the rights of holders of outstanding debt securities to receive payments with respect to any principal, premium, and interest on the debt securities when the payments are due;

  •
  our obligations with respect to the debt securities concerning registration, transfer and/or exchange of debt securities or mutilated, destroyed, lost or stolen debt securities;

  •
  our obligation to maintain an office or agency for payment and money for security payments held in trust;

  •
  the rights, obligations, duties and immunities of the trustee, and our obligations in connection therewith;

  •
  the rights, if any, of holders to convert or exchange debt securities; and

  •
  the legal defeasance provisions of an indenture.

        In addition, we may, at our option and at any time, elect to have our obligations released with respect to specified covenants that are described in an indenture or supplemental indenture. This is called "covenant defeasance." After our obligations have been released in this manner, any failure to comply with these obligations will not constitute a Default or Event of Default with respect to the debt securities. In the event covenant defeasance occurs, specific events, not including non-payment, bankruptcy, receivership, reorganization and insolvency, will no longer constitute an Event of Default with respect to the debt securities.

        In order to exercise either legal defeasance or covenant defeasance, we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of debt securities, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in amounts sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, any premium and interest on the outstanding debt securities on the stated maturity date or on the applicable redemption date.

        In addition, we will be required to deliver to the trustee an opinion of counsel stating that after the 91st day following the deposit the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and that all conditions precedent provided for or relating to legal defeasance or covenant defeasance have been complied with, and confirming other matters. Furthermore, in the case of a legal defeasance, the opinion must confirm that we have received from, or there shall have been published by, the IRS a ruling, or since the date of an indenture, there shall have been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred. In the case of covenant defeasance, the opinion must confirm that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

        We may not exercise either legal defeasance or covenant defeasance if an Event of Default has occurred and is continuing on the date of the deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit. In addition, we may not exercise either legal defeasance or covenant defeasance if such legal defeasance or covenant defeasance will result in a breach, violation or constitute a default under any material agreement or instrument, other than an indenture to which we are a party or by which we are bound.

  Amendment, Supplement and Waiver

        In general, each indenture and the debt securities may be amended or supplemented, and any existing default or compliance with any provision of an indenture or the debt securities may be waived, with the consent of the holders of at least a majority in principal amount of the debt securities of each affected series of the applicable issuers then outstanding. This includes consents obtained in connection with a tender offer or exchange offer for debt securities. However, without the consent of each holder of affected debt securities of the applicable issuers, among other matters, an amendment or waiver may not, with respect to any debt securities held by a non-consenting holder of debt securities:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security;

  •
  reduce the rate of or change the time for payment of interest on any debt securities; or

  •
  waive a Default in the payment of principal or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  make any note payable in money other than that stated in the debt securities;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal, premium, if any, or interest on the debt securities; or

  •
  make any change in the foregoing amendment and waiver provisions.

        Notwithstanding the foregoing, without the consent of any holder of debt securities, we and the trustee may amend or supplement an indenture or the debt securities to:

  •
  cure any ambiguity, defect or inconsistency;

  •
  provide for uncertificated debt securities in addition to certificated debt securities;

  •
  establish a new series of debt securities;

  •
  provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation;

  •
  make any change that could provide any additional rights or benefits to the holders of debt securities that does not adversely affect the legal rights under an indenture of any such holder;

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  •
  provide security for or add guarantees with respect to the debt securities;

  •
  add to, change or eliminate any of the provisions of an indenture, provided that any such addition, change or elimination may become effective only after there are no debt securities of any series entitled to the benefit that provision outstanding;

  •
  evidence the acceptance of appointment by a successor trustee with respect to one or more series of debt securities;

  •
  supplement any provisions of an indenture necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that it does not adversely affect the interests of the holders of debt securities of that series or any other series; and

  •
  comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities may be listed or traded.

        If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to specific conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

        Other than its duties in case of a Default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

  No Limit on Amount of Debt Securities

        The indentures may not contain limits on the amount of debt securities that we may issue under the indentures, subject to compliance with any covenant in respect of any previously issued series of debt securities under the applicable indenture that limits our ability to incur indebtedness.

  Registration of Debt Securities

        We may issue debt securities of a series in registered, bearer, coupon or global form.

The Trustee

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. Should the trustee become our creditor, each indenture will contain specific limitations on the trustee's rights to obtain payment of claims or to realize on specific property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict or resign.

        The holders of a majority in principal amount of the outstanding debt securities of the affected series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to specific exceptions. Each indenture will provide that in case an uncured Event of Default occurs, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under any indenture at the request of any holder of debt securities, unless the holder offers to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.

Book-Entry, Delivery and Form of the Debt Securities

  Global Notes

        Unless otherwise stated in the prospectus supplement, we will issue the debt securities in denominations of $1,000 and in fully registered form without coupons. Each debt security will be represented by a global note registered in the name of a nominee of the depositary. Except as set forth in the prospectus supplement, the debt securities will be issuable only in global form. Upon issuance, all debt securities will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, the depositary and registered in the name of the depositary or its nominee or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between the depositary and the trustee. Your beneficial interest in a debt security will be shown on, and transfers of beneficial interests will be effected only through, records maintained by the depositary or its participants. Payments of principal of, premium, if any, and interest, if any, on the debt securities represented by a global note will be made by us or our paying agent to the depositary or its nominee. The Depository Trust Company, often referred to as DTC, will be the initial depositary.

        We have provided the following descriptions of the operations and procedures of DTC and its participants solely as a matter of convenience. These operations and procedures are solely within the control of DTC and its participants and are subject to change by them. Neither we, any underwriter, dealer, agent, trustee nor paying agent take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

        In addition, neither we, any trustee nor any paying agent will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We, any trustee and any paying agent may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of any debt securities issued.

  The Depositary

        DTC has advised us that:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act;

  •
  DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates;

  •
  direct participants include securities brokers and dealers, including the underwriters of this offering, banks, trust companies, clearing corporations and other organizations;

  •
  DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.;

  •
  access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly;

  •
  persons who are not direct participants may beneficially own securities held by or on behalf of DTC only through direct participants or indirect participants; and

  •
  the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

  Ownership of Global Notes

        We expect that under procedures established by DTC:

  •
  upon deposit of the global notes, DTC will credit the accounts of the participants designated by the underwriters with portions of the principal amount of the global notes; and

  •
  ownership of these interests in the debt securities will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants.

        Ownership of beneficial interests in a global note will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in debt securities represented by a global note will be limited to participants or persons that hold interests through participants.

        So long as the depositary for a global note, or its nominee, is the registered owner of the global note, the depositary or its nominee will be considered the sole owner or holder of the debt securities represented by a global note for all purposes under an indenture. Except as provided below, as the owner of beneficial interests in debt securities represented by a global note or global notes, you:

  •
  will not be entitled to register the debt securities represented by a global note in your name;

  •
  will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

  •
  will not be considered the owner or holder of any of the debt securities under an indenture.

        The laws of some states require that purchasers of securities take physical delivery of securities in definitive form. Therefore, the limits and restrictions listed above may impair your ability to transfer beneficial interests in a global note. In addition, the lack of a physical certificate evidencing your beneficial interests in the global notes may limit your ability to pledge the interests to a person or entity that is not a participant in DTC.

        We understand that under existing policy of the depositary and industry practices, if:

  •
  we request any action of holders; or

  •
  you desire to give notice or take action which a holder is entitled to under an indenture or a global note,

the depositary would authorize the participants holding the beneficial interests to give the notice or take the action. Accordingly, if you are a beneficial owner that is not a participant, you must rely on the procedures of the depositary or on the procedures of the participant as well as the contractual arrangements you have directly, or indirectly through your financial intermediary, with a participant to exercise any rights of a holder under an indenture or a global note or to give notice or take action.

        To facilitate subsequent transfers, all global notes deposited by participants with DTC are registered in the name of DTC or its nominee. The deposit of global notes with DTC and their registration in the name of DTC or its nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the book-entry debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Neither DTC nor its nominee will consent or vote with respect to book-entry debt securities. Under its usual procedures, DTC will mail an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns DTC's or its nominee's consenting or voting rights to those direct participants to whose accounts the book-entry debt securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

        A beneficial owner will give notice to elect to have its book-entry debt securities purchased or tendered, through its participant, to the paying agent, and shall effect delivery of such book-entry debt securities by causing the direct participant to transfer the participant's interest in the book-entry debt securities, on the depositary's records, to the paying agent. The requirement for physical delivery of book-entry debt securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the book-entry debt securities are transferred by a direct participant on the depositary's records.

  Payments

        We will make payments of principal of, premium, if any, and interest, if any, on the debt securities represented by a global note through the trustee to the depositary or its nominee, as the registered owner of a global note. So long as the debt securities are represented by global notes registered in the name of DTC or its nominee, all payments will be made by us in immediately available funds. We expect that the depositary, upon receipt of any payments, will immediately credit the accounts of the related participants with payments in amounts proportionate to their beneficial interest in the global note. We also expect that payments by participants to owners of beneficial interests in a global note will be governed by standing customer instructions and customary practices and will be the responsibility of the participants. However, these payments will be the sole responsibility of the participant.

        Neither we, the trustee, any paying agent or any other of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

  Certificated Debt Securities

        We will issue certificated debt securities in exchange for all the global notes if:

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  DTC or any other designated replacement depositary notifies us that it is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary within 120 days; or

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  we, at our option, notify the trustee in writing that we elect to cause the issuance of the certificated debt securities; or

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  there has occurred and is continuing a default or an event of default with respect to the debt securities and the depositary has requested the security registrar/trustee to issue certificated debt securities in lieu of the global notes.

        In case of any of the foregoing, you, as an owner of a beneficial interest in a global note, will be entitled to have certificated debt securities equal in principal amount to the beneficial interest registered in your name and will be entitled to physical delivery of the certificated debt securities. The certificated debt securities will be registered in the name or names as the depositary shall instruct the trustee (in accordance with its customary procedures). The certificated debt securities will be issued in denominations of $1,000 and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

  Settlement Procedures

        Unless otherwise described in the applicable prospectus supplement, initial settlement of the debt securities will be made by us, the underwriters, dealers, agents, or sales managers, as applicable, in immediately available funds. So long as the debt securities are represented by global notes registered in the name of DTC or its nominee, secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and procedures and will be settled in immediately available funds using DTC's same-day funds settlement system. No assurance though can be given as to the effect, if any, of settlement in immediately available funds on the trading activity of the debt securities.

DESCRIPTION OF WARRANTS

        Ferrellgas Partners may issue warrants to purchase debt securities, common units or other securities issued by us or another issuer. Warrants may be issued independently or together with other securities and may be attached to or separate from these securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The specific terms of the warrants as well as the warrant agreement and the identification of the warrant agent shall be set forth in a prospectus supplement.

Debt Warrants

        A prospectus supplement will describe the terms of Ferrellgas Partners' debt warrants, the warrant agreement relating to the debt warrants and the debt warrant certificates representing our debt warrants. These descriptions will include the following:

  •
  the title of the debt warrants;

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  the aggregate number of debt warrants being offered;

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  the price or prices at which the debt warrants will be issued;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

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  the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which such principal amount of debt securities may be purchased upon such exercise;

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  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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  the date on which the right to exercise the debt warrants shall commence, and the date on which such right shall expire;

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  the maximum or minimum number of debt warrants that may be exercised at any time;

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  a discussion of material federal income tax considerations of the debt warrants and the exercise thereof, if any; and

  •
  any other terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

        Unless otherwise set forth in the applicable prospectus supplement, debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities that are purchasable upon such exercise and will not be entitled to payments of principal of, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise.

Common Unit Warrants And Other Warrants

        A prospectus supplement will describe the terms of Ferrellgas Partners' common unit warrants and other warrants, the warrant agreement relating to our common unit warrants and other warrants and the warrant certificates representing our common unit warrants and other warrants. These descriptions will include the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants being offered;

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  the price or prices at which the warrants will be issued;

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  the securities for which the warrants are exercisable, and the price at which such securities may be purchased upon such exercise;

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  any provisions for adjustment of the exercise price of such warrants or the number of common units or number or amount of other securities of ours or another issuer that are receivable upon the exercise of such warrants;

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  the date, if any, on and after which the warrants and the related common units or other securities of ours or another issuer will be separately transferable;

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  the date on which the right to exercise the warrants shall commence, and the date on which such right shall expire;

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  the maximum or minimum number of warrants that may be exercised at any time;

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  a discussion of material federal income tax considerations of the debt warrants and the exercise thereof, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Unless otherwise set forth in the applicable prospectus supplement, warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of warrants, holders of the warrants will not have any of the rights of holders of the securities that are purchasable upon such exercise and will not be entitled to any distributions or dividends, if any, on the securities purchasable upon such exercise.

Exercise of Warrants

        Unless otherwise set forth in the applicable prospectus supplement, each warrant will entitle the holder of the warrant to purchase for cash a particular principal amount of debt securities, number of common units, or number or amount of other securities at an exercise price that shall be described in, or be determinable in, an applicable prospectus supplement. Warrants will be exercisable at any time up to the close of business on the expiration date of such warrants as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants will be exercisable as set forth in the applicable prospectus supplement. Upon receipt of payment and the properly completed and duly executed warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, common units or other securities purchasable upon such exercise to the warrant holder. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.

WHERE YOU CAN FIND MORE INFORMATION

Where Documents are Filed; Copies of Documents

        We file annual, quarterly and other reports and other information with the SEC. You may read and download our filings over the Internet from several commercial document retrieval services, as well as at the SEC's website at www.sec.gov. You may also read and copy our SEC filings at the SEC's public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information concerning the public reference room and any applicable copy charges.

        Because our common units are traded on the New York Stock Exchange, we also provide our SEC filings and particular other information to the New York Stock Exchange. You may obtain copies of these filings and this other information at the offices of the New York Stock Exchange located at 11 Wall Street, New York, New York 10005.

        In addition, our SEC filings are available on our website at www.ferrellgas.com at no cost as soon as reasonably practicable after our electronic filing or furnishing thereof with the SEC. Please note that any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information found and/or provided at such internet addresses is intended or deemed to be incorporated by reference herein.

Incorporation of Documents by Reference

        We filed with the SEC a registration statement on Form S-3 with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Instead, the SEC allows us to incorporate by reference information into this prospectus. Incorporation by reference means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.

        The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus and any prospectus supplement. Information that we file with the SEC after the date of this prospectus will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus.

        The following documents are incorporated by reference into this prospectus:

  •
  the Annual Report on Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2008, as filed with the SEC on September 29, 2008;

  •
  the Quarterly Reports on Form 10-Q of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Partners Finance Corp. for each of the quarterly periods ended October 31, 2008 and January 31, 2009, as filed with the SEC on December 09, 2008 and March 10, 2009, respectively.

  •
  the Current Reports on Form 8-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp., as filed with the SEC on August 5, 2008, September 10, 2008, September 17, 2008, September 29, 2008, October 16, 2008, November 26, 2008, December 9, 2008, January 9, 2009, January 29, 2009, February 6, 2009, February 25, 2009 and March 10, 2009;

  •
  the description of Ferrellgas Partners' common units in its registration statement on Form 8-A/A of Ferrellgas Partners, L.P., as filed with the SEC on February 18, 2003, and any amendments or reports filed to update the description; and

  •
  the operating partnership's registration statement on Form 10 as filed with the SEC on February 18, 2003;

  •
  Ferrellgas Finance Corp.'s registration statement on Form 10 as filed with the SEC on February 18, 2003; and

  •
  all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the earlier of the termination of the registration statement to which this prospectus relates or until we sell all of the securities offered by this prospectus.

        If information in any of these incorporated documents conflicts with information in this prospectus or any prospectus supplement you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

        You may request from us a copy of any document we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

Ferrellgas, Inc.
7500 College Boulevard, Suite 1000
Overland Park, Kansas 66210
Attention: Investor Relations
(913) 661-1500

LEGAL MATTERS

        Particular legal matters related to the securities described in this prospectus have been or will be passed upon for us by Greenberg Traurig LLP, including the validity of the securities described in the prospectus.

EXPERTS

        The consolidated financial statements, the related consolidated financial statement schedules, and management's report on the effectiveness of internal control over financial reporting of Ferrellgas Partners, L.P. and Ferrellgas, L.P. and the financial statements of Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp. incorporated in this prospectus by reference from Ferrellgas Partners, L.P.'s, Ferrellgas Partners Finance Corp.'s, Ferrellgas L.P.'s, and Ferrellgas Finance Corp.'s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated September 29, 2008, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Ferrellgas, Inc. and subsidiaries incorporated in this registration statement by reference from Exhibit 99.15 to Ferrellgas Partners, L.P.'s, Ferrellgas Partners Finance Corp.'s, Ferrellgas L.P.'s, and Ferrellgas Finance Corp.'s Current Report on Form 8-K dated December 9, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated October 22, 2008, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we have incorporated herein by reference include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They often use or are preceded by words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," "will," or the negative of those terms or other variations of them or comparable terminology. These statements often discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future and are based upon the beliefs and assumptions of our management and on the information currently available to them. In particular, statements, express or implied, concerning our future operating results or our ability to generate sales, income or cash flow are forward-looking statements.

        Forward-looking statements are not guarantees of future performance. You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. Many of the factors that will affect our future results are beyond our ability to control or predict.

        Some of our forward-looking statements include the following:

  •
  whether the operating partnership will have sufficient funds to meet its obligations, including its obligations under its debt securities, and to enable it to distribute to Ferrellgas Partners sufficient funds to permit Ferrellgas Partners to meet its obligations with respect to its existing debt and equity securities;

  •
  whether Ferrellgas Partners and the operating partnership will continue to meet all of the quarterly financial tests required by the agreements governing their indebtedness; and

  •
  our expectation that "Gross margin—propane and other gas liquids", "Operating income" and "Net earnings" during the remainder of fiscal 2009 will be higher than the same period during fiscal 2008.

        For a more detailed description of these particular forward-looking statements and for other factors that may affect any forward-looking statements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2008, in our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2008 and in our Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2009, each of which is incorporated by reference in this prospectus. See "Where You Can Find More Information."

        When considering any forward-looking statement, you should also keep in mind the risk factors described under the section entitled "Risk Factors" in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended July 31, 2008 and in our Quarterly Report on Form 10-Q for the period ended October 31, 2008, which are incorporated by reference in this prospectus. See "Where You Can Find More Information." Any of these risks could impair our business, financial condition or results of operation. Any such impairment may affect our ability to make distributions or pay interest on the principal of any of our debt securities. We undertake no obligation to update any forward-looking statements after distribution of this prospectus.

        In addition, the classification of Ferrellgas Partners and the operating partnership as partnerships for federal income tax purposes means that we do not generally pay federal income taxes. We do, however, pay taxes on the income of our subsidiaries that are corporations. See the section in our Annual Report on Form 10-K for our fiscal year ended July 31, 2008 entitled "Item 1A. Risk Factors—Tax Risks." The IRS could treat us as a corporation for tax purposes or changes in federal or state laws could subject us to entity-level taxation, which would substantially reduce the cash available for distribution to our unitholders.

$280,000,000

8 5/8% Senior Notes due 2020

PROSPECTUS SUPPLEMENT

March 31, 2010

Wells Fargo Securities

BofA Merrill Lynch

J.P. Morgan

Barclays Capital

BNP PARIBAS

Fifth Third Securities, Inc.

PNC Capital Markets LLC

SOCIETE GENERALE

US Bancorp